                                                                 EXHIBIT (4)(i)



                      REVOLVING AND TERM CREDIT AGREEMENT

                           Dated as of June 30, 1995

                                  By and Among

                            REPUBLIC GYPSUM COMPANY,
                          REPUBLIC PAPERBOARD COMPANY,
                  REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA

                                      and

                  BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY

                               TABLE OF CONTENTS

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
ARTICLE 1:       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2:       LINE OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.1.    Agreement to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         2.2.    Revolving Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.3.    Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         2.4.    Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 3:       TERM LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.1.    Agreement to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.2.    Term Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         3.3.    Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.4.    Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         3.5.    Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE 4:       DISBURSEMENT, PAYMENTS AND FEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.1.    Revolving Loan Disbursement Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.2.    Term Loan Disbursement Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.3.    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         4.4.    Revolving Loan Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         4.5.    Term Loan Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE 5:       CONDITIONS TO MAKING LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.1.    Delivery of Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.2.    No Adverse Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.3.    Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.4.    Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.5.    Proper Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         5.6.    Required Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.7.    Legality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         5.8.    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE 6:       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.1.    Corporate Existence and Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.2.    Authorization and Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.3.    No Conflict; Governmental Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         6.4.    Compliance with Laws; Environmental and Safety Matters . . . . . . . . . . . . . . . . . . . . . . .   7
         6.5.    Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.6.    No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.7.    Ownership of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.8.    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.9.    Litigation; Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.10.   Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.11.   Investment Company Act; Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . .   9
         6.12.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9





                                      (i)
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
         6.13.   Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         6.14.   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         6.15.   No Undisclosed Dividend Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 7:       AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.1.    Conduct of Business and Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.2.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.3.    Compliance with Laws and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.4.    Financial Statements, Reports, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.5.    Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.6.    Access to Properties and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.7.    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.8.    Primary Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.9.    Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.10.   Current Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.11.   Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.12.   Working Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.13.   Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE 8:       NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.1.    Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         8.2.    Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         8.3.    Sale and Lease-Back Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.4.    Mergers, Consolidations and Transfers of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.5.    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         8.6.    Dividend Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.7.    Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         8.8.    Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 9:       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 10:      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         10.1.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         10.2.   Survival of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10.3.   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10.4.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         10.5.   Expenses; Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.6.   Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.7.   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.8.   Waivers; Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.9.   Interest Rate Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.10.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.11.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         10.12.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.13.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.14.  Jurisdiction; Consent to Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.15.  Terms Generally  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





                                      (ii)

                      REVOLVING AND TERM CREDIT AGREEMENT

         THIS REVOLVING AND TERM CREDIT AGREEMENT, dated as of the 30th day of June, 1995, by and among REPUBLIC GYPSUM COMPANY, a Delaware corporation ("RGC"), REPUBLIC PAPERBOARD COMPANY, a Kansas corporation ("RPC"), REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA, a West Virginia corporation ("RPCWV"), and BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association (the "Bank");

         WITNESSETH THAT:

         WHEREAS, RGC has applied to the Bank for an unsecured revolving line of credit in the amount of Seven Million Dollars ($7,000,000.00), and RGC intends to use the proceeds thereof, in part, to fund intercompany loans and advances to RPC and RPCWV;

         WHEREAS, RGC and RPCWV have applied to the Bank for a secured term loan in the amount of Twenty-Eight Million Dollars ($28,000,000.00); and

         WHEREAS, the Bank has agreed to make such a line of credit loan and such a term loan available to such parties upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties agree as follows:

         ARTICLE 1: DEFINITIONS. Certain terms used in this Agreement are specifically defined herein. Certain other terms used herein are defined in
Exhibit 1, attached hereto and incorporated herein by this reference.

         ARTICLE 2:       LINE OF CREDIT.

                 2.1. Agreement to Lend. The Bank agrees, on the terms and subject to the conditions set forth in this Agreement, to make loans (each a "Revolving Loan") to RGC ("Revolving Loan Borrower"), from time to time during the period beginning on the Closing Date and ending on the day next preceding the second anniversary of the Closing Date (the "Revolving Credit Maturity Date") or the date of termination of the commitments hereunder pursuant to Article 9 upon the occurrence of an Event of Default, in such amounts as Borrower shall request as provided in Section 4.1 hereof; provided, however, that the Bank shall have no obligation to make a requested Revolving Loan if, after the making of such Revolving Loan, the aggregate unpaid principal balance of all Revolving Loans made by the Bank to Revolving Loan Borrower hereunder would exceed the Revolving Credit Commitment or if a Default has occurred and is continuing. Notwithstanding the foregoing, Revolving Loan Borrower and the Bank agree that on the first anniversary of the Closing Date, and on each anniversary of the Closing Date thereafter, the Revolving Credit Maturity Date may be extended for an additional one-year period as Revolving Loan Borrower and the Bank may mutually agree, so that at each such anniversary on which the maturity of the Revolving Loan is extended, the Revolving Credit Maturity Date shall be the date that is two years after such anniversary.

                 2.2. Revolving Note. The Revolving Loans shall initially be evidenced by and repaid in accordance with a Revolving Credit Promissory Note executed by Revolving Loan Borrower, in the form of
         Exhibit 2.2 hereto, dated as of the Closing Date, and payable to the order of the Bank. Such note and any and all amendments, extensions, modifications, renewals, reaffirmations, restatements, replacements and substitutions thereof and therefor are herein referred to as the "Revolving Note."

                 2.3. Interest Rate. Interest shall accrue on the unpaid principal balance of the Revolving Note outstanding from time to time at a rate or rates determined as provided therein.

                 2.4. Guaranty. In order to induce the Bank to make the Revolving Loans, without which inducement the Bank would be unwilling to make the Revolving Loans, and in order to assure that RGC will have available funds with which to make intercompany loans and advances to RPC and RPCWV, RPC and RPCWV agree to jointly and severally unconditionally guarantee the Revolving Loans and further agree to execute the Revolving Loan Guaranty Agreement ("Revolving Loan Guaranty") in the form of Exhibit 2.4 hereto.

         ARTICLE 3:       TERM LOAN.

                 3.1. Agreement to Lend. In addition to making the Revolving Loans pursuant to Section 2.1 hereof, the Bank agrees, on the terms and subject to the conditions set forth in this Agreement, to make a term loan (the "Term Loan") to RGC and RPCWV (collectively "Term Loan Borrower") in a principal amount not exceeding the Term Loan Commitment. The Term Loan shall be fully disbursed to Term Loan Borrower on the Closing Date.

                 3.2. Term Note. The Term Loan shall be evidenced by and repaid in accordance with a Term Loan Promissory Note executed by Term Loan Borrower, in the form of Exhibit 3.2 hereto, dated as of the Closing Date, and payable to the order of the Bank. Such note and any and all amendments, extensions, modifications, renewals, reaffirmations, restatements, replacements and substitutions thereof and therefor are herein referred to as the "Term Note."

                 3.3. Interest Rate. Interest shall accrue on the unpaid principal balance of the Term Loan Note outstanding from time to time at a rate or rates determined as provided therein.

                 3.4. Guaranty. In order to induce the Bank to make the Term Loan and the Revolving Loan, without which inducement the Bank would be unwilling to make the Term Loan or the Revolving Loan, RPC agrees to unconditionally guarantee all of the obligations of the Term Loan Borrower with respect to the Term Loan and further agrees to execute the Term Loan Guaranty Agreement ("Term Loan Guaranty") in the form of Exhibit 3.4 hereto.

                 3.5. Collateral. For value received, and as security for the payment and performance of the Term Loan, RPCWV hereby mortgages, pledges, sells, assigns, transfers and grants unto the Bank a first lien and first security interest in all of the right, title and interest of RPCWV in and to the Collateral as set forth in the Security Agreement ("Security Agreement") in the form of Exhibit 3.5(a) attached hereto, and in the Deed of Trust ("Deed of Trust") in the form of Exhibit 3.5(b) attached hereto, and in such other documents encumbering the Collateral as may be required by the Bank. Until all obligations with respect to the Term Loan have been satisfied, the Banks liens and security interests in and to all of the Collateral, and all products and proceeds thereof, shall continue in full force and effect as set forth in the Security Agreements and the Deed of Trust. RPCWV shall perform any and all steps requested by the Bank to perfect, maintain and protect the Bank's liens and security interests in the Collateral.

         ARTICLE 4:       DISBURSEMENT, PAYMENTS AND FEES.

                 4.1. Revolving Loan Disbursement Procedures. Revolving Loans shall be disbursed by the Bank upon request by Revolving Loan Borrower from time to time on or after the Closing Date, in such amounts as Revolving Loan Borrower may request, provided, however, that Revolving Loans shall be disbursed only in increments of $100,000, subject to the limitations on the Bank's obligations to make Revolving Loans set forth in Section 2.1 hereof. Subject to the terms of this Agreement, Revolving Loan Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Credit Maturity Date or the date of termination of the commitments hereunder pursuant to Article 9 upon the occurrence of an Event of Default. All Revolving Loans shall be made in strict compliance with the terms and provisions of this Agreement. Each request for a Revolving

         Loan shall be delivered to the Bank in writing or by telex or facsimile transmission in the manner provided in Section 10.1 hereof, not later than 10:00 a.m., Kansas City, Missouri time, on the date on which Revolving Loan Borrower desires disbursement of the Revolving Loan, which date shall be a Business Day, shall be specified in the request and is hereinafter referred to as a "Disbursement Date." The Bank may rely and act upon any such request which is received from a person believed by the Bank in good faith to be authorized to make such request on behalf of Revolving Loan Borrower. Subject to all of the terms and conditions of this Agreement, the Bank shall make available to Revolving Loan Borrower, not later than 1:00 p.m., Kansas City, Missouri time, on each Disbursement Date, the amount of the requested Revolving Loan to be disbursed on such Disbursement Date, by crediting, in immediately available funds, an account maintained by Revolving Loan Borrower with the Bank. The Bank shall record in its records all Revolving Loans made by the Bank to Revolving Loan Borrower pursuant to this Agreement and all payments made on the Loans.

                 4.2. Term Loan Disbursement Procedures. The Term Loan shall be disbursed on the Closing Date and shall be in the amount of the Term Loan Commitment, by crediting, in immediately available funds, an account maintained by Term Loan Borrower with the Bank.

                 4.3. Payments. All payments of principal, interest, Fees, taxes, charges, expenses and other items payable by any Borrower hereunder and under the Notes shall be made in dollars and shall be credited on the date of receipt by the Bank if received by the Bank at its principal office in Kansas City, Missouri, in immediately available funds, prior to 2:00 p.m., Kansas City, Missouri time, on a Business Day. Payments made in funds which are not immediately available shall be credited only when the funds are collected by the Bank, and payments received (whether from any Borrower in immediately available funds or through the collection of funds which were not immediately available at the time payment was tendered by any Borrower) after 2:00 p.m. will be credited on the next Business Day. The Bank reserves the right to apply all payments received by it from any Borrower and designated or authorized to be applied to a Note first to any Fees and other charges then due to the Bank, then to accrued interest on such Note and then to reduction of the principal balance of such Note, or such other order as the Bank may determine in its sole discretion. The Bank shall also record in its records, in accordance with customary accounting practice, all interest, Fees, taxes, charges, expenses and other items properly chargeable to any Borrower with respect to the Loans, all payments received by the Bank for application to the Obligations, and all other appropriate debits and credits. The Bank's records shall constitute prima facie evidence of the amount of Obligations outstanding from time to time.

                 4.4. Revolving Loan Commitment Fee. With respect to the Revolving Loan, Revolving Loan Borrower shall pay to the Bank, within ten (10) Business Days after the end of each fiscal quarter of Revolving Loan Borrower, an unused commitment fee equal to one-eighth of one percent per annum (0.125%) of the average daily difference during such quarter between (a) the Revolving Credit Commitment and
         (b) the outstanding principal balance of the Revolving Note.

                 4.5. Term Loan Commitment Fee. With respect to the Term Loan, Term Loan Borrower has paid to the Bank a nonrefundable commitment fee of $15,000.

         ARTICLE 5: CONDITIONS TO MAKING LOANS. The Bank's obligation to make the Loans shall be subject to the satisfaction of the following conditions as of the Closing Date and, in the case of the conditions set forth in Sections 5.2, 5.6, 5.7 and 5.8, as of each other Disbursement Date:

                 5.1. Delivery of Loan Documents. Each of the Borrowers and each Guarantor shall have executed the Loan Documents (to which they are parties) and delivered them to the Bank.

                 5.2. No Adverse Changes. Since the date hereof, there shall have been no material adverse change in the business, operations, financial condition or prospects of any Borrower. The representations and warranties contained in Article 6 hereof shall be true and correct with the same force as though made on and as of the Closing Date or such other Disbursement Date, as the case may be, and no Default shall have occurred and be continuing on the Closing Date or such other Disbursement Date, as the case may be.

                 5.3. Legal Opinion. The Bank shall have received from Locke Purnell Rain & Harrell and from Jackson & Kelly, opinions, dated the Closing Date, in the forms attached hereto as Exhibit 5.3.

                 5.4. Certificate. The Bank shall have received certificates, dated the Closing Date of RGC, RPC and RPCWV, in the forms attached hereto as Exhibits 5.4(a), (b) and (C).

                 5.5. Proper Proceedings. Each Borrower and each Guarantor shall have taken all corporate proceedings necessary to authorize this Agreement and the transactions contemplated hereby, and shall have delivered to the Bank a certificate, dated the Closing Date and signed by its respective Secretary, in the form attached hereto as Exhibits 5.5(a), (b) and (c).

                 5.6. Required Consents and Approvals. All other necessary consents, approvals and authorizations of any Governmental Authority or any other Person to the execution and performance of the Loan Documents and the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                 5.7. Legality. The making of the Term Loan or the making of the Revolving Loan to be made on the Disbursement Date in question shall not subject the Bank to any penalty or special tax, shall not be prohibited by any law or governmental order or regulations applicable to the Bank or to any Borrower and shall not violate any voluntary credit restraint program of the executive branch of the government of the United States, the Board or any other Governmental Authority, and all necessary consents, approvals and authorizations of any Governmental Authority to or of such Loan shall have been obtained.

                 5.8. General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Bank and its counsel, Lathrop & Norquist, L.C., and the Bank shall have received copies of all other documents, including records of corporate proceedings and opinions of counsel, which the Bank may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         ARTICLE 6: REPRESENTATIONS AND WARRANTIES. Each Borrower and Guarantor represents and warrants to the Bank that:

                 6.1. Corporate Existence and Standing. Each of RGC and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction where the failure to so qualify would have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise), of RGC or such Subsidiary.

                 6.2. Authorization and Validity. Each Borrower and Guarantor has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. Such execution and delivery have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of such party, enforceable against such party in accordance with their terms.

                 6.3. No Conflict; Governmental Consent. Except as set forth on Schedule 6.3, the execution, delivery and performance of the Loan Documents will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on RGC or any Subsidiary or RGC's or any Subsidiary's articles or certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which RGC or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of RGC or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

                 6.4. Compliance with Laws; Environmental and Safety Matters. (a) RGC and each Subsidiary have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or Governmental Authority, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties except to the extent that such non-compliance will not have a material adverse effect on the financial condition or business operations of RGC or any Subsidiary.

                 (b) RGC and each Subsidiary has complied with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution, environmental regulation or control, or employee health or safety, except to the extent that such non-compliance will not have a material adverse effect on the financial condition or business operations of RGC or any Subsidiary. Neither RGC nor any Subsidiary has received written notice of any failure so to comply. RGC's and the Subsidiaries' facilities do not treat, store or dispose of any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances ("Hazardous Materials") similarly denominated, as those terms or similar terms are used in RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, or any other applicable law relating to environmental pollution, environmental regulation or control, or employee health and safety ("Environmental Laws") at its facilities in a quantity or manner that requires a permit, registration, or another notification or authorization from a Governmental Authority except as set forth on Schedule 6.4(b) and except for the treatment, storage, or disposal of Hazardous Materials in a quantity or manner which, if in non-compliance with Environmental Laws would not have a material adverse effect on the financial condition or business operations of RGC or any Subsidiary. RGC is aware of no events, conditions or circumstances involving environmental pollution or contamination or employee health or safety that could reasonably be expected to result in liability on the part of RGC or any Subsidiary except as set forth on Schedule 6.4(b).

                 6.5. Financial Statements. RGC has heretofore furnished to the Bank its (i) consolidated balance sheets and statements of income and changes in stockholders' equity and cash flows as of and for the fiscal year ended June 30, 1994, audited by and accompanied by the opinion of Arthur Andersen L.L.P., independent public accountants, and
         (ii) an unaudited consolidated balance sheet and unaudited statements of income as of and for the fiscal quarter and the nine-month period ended March 31, 1995 and an unaudited consolidated statement of cash flows for the nine-month period then ended, certified by its chief financial officer, and (iii) an unaudited consolidating balance sheet and statements of income for the nine-month period ended March 31, 1995, certified by its chief financial officer. Such financial statements fairly state the financial condition and results of operations of RGC and the Consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of RGC and the Consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                 6.6. No Material Adverse Change. No material adverse change in the business, properties, financial condition, prospects or results of operations of RGC and the Consolidated Subsidiaries has occurred since March 31, 1995.

                 6.7. Ownership of Properties. On the date hereof, each of RGC and the Subsidiaries has good title, free of all Liens (other than those permitted by Section 8.2 hereof), to all of the properties and assets reflected in its financial statements as owned by it.

                 6.8. Subsidiaries. Schedule 6.8 contains an accurate list of all of the Subsidiaries on the date hereof, setting forth their respective jurisdictions of organization and the percentage of their respective ownership interest held by RGC or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

                 6.9. Litigation; Contingent Obligations. Except as set forth in Schedule 6.9, (a) there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting RGC or any Subsidiary and (b) neither RGC nor any Subsidiary has any material contingent obligations.

                 6.10. Material Agreements. Neither RGC nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties, assets, operations or condition (financial or otherwise). Neither RGC nor any Subsidiary is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

                 6.11. Investment Company Act; Public Utility Holding Company Act. (a) Neither RGC nor any subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 (b) Neither RGC nor any subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 6.12. Taxes. RGC and the Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by RGC or any subsidiary, including without limitation all federal and state withholding taxes and all taxes required to be paid pursuant to applicable law, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been set aside. The United States income tax returns of RGC and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended June 30, 1989. No tax Liens have been filed, and no claims are being asserted with respect to any such taxes (other than Liens and claims which are being contested in good faith by appropriate proceedings). The charges, accruals and reserves on the books of RGC and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

                 6.13. Accuracy of Information. No information, exhibit or report furnished by RGC or any Subsidiary to the Bank in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                 6.14. Employee Benefit Plans. The Unfunded Liabilities of all Plans do not in the aggregate exceed $200,000. Each Plan complies in all material respects with all applicable requirements of law and regulations. No Reportable Event has occurred with respect to any Plan. Except as disclosed on Schedule 6.14, neither RGC nor any other member of any Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan. There exists no other fact which might constitute grounds for termination of any Plan by the PBGC or for the appointment of a trustee to administer any Plan. Neither RGC nor any Subsidiary has any obligations under any Multi employer Plan or has incurred or is expected by RGC to incur any material liability to the PBGC, other than for premiums.

                 6.15. No Undisclosed Dividend Restrictions. Except for limitations on the payment of dividends under applicable law, none of the Subsidiaries is subject to any agreement, amendment, covenant or understanding that limits or restricts the ability of such entity to declare or pay dividends.

                 6.16. Disclosure. The pro forma financial information contained in such materials is based upon good faith estimates and assumptions believed by RGC to be reasonable at the time made. There is no fact known to RGC (other than matters of a general economic nature) that has had or could reasonably be expected to have a material adverse effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Bank for use in connection with the transactions contemplated by this Agreement.

         ARTICLE 7: AFFIRMATIVE COVENANTS. Each Borrower and Guarantor covenants and agrees with the Bank that, so long as this Agreement shall remain in effect or any Obligations shall be unpaid, unless the Bank shall otherwise consent in writing:

                 7.1.     Conduct of Business and Maintenance of Properties.
         (a) RGC will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                 (B) RGC will, and will cause each Subsidiary to, maintain, preserve, protect and keep their properties in good repair, working order and condition.

                 7.2. Insurance. RGC will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice and as may be required pursuant to the Security Agreements and the Deed of Trust, and RGC will furnish to the Bank upon request full information as to the insurance carried.

                 7.3. Compliance with Laws and Taxes. (a) RGC will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                 (b) RGC will, and will cause each Subsidiary to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                 7.4. Financial Statements, Reports, etc. RGC will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP and will furnish to the Bank:

                          (a) within 90 days after the close of each of its fiscal years, (i) an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by RGC's independent certified public accountants) audit report certified by independent certified public accountants, of nationally recognized standing, prepared in accordance with GAAP on a consolidated basis for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period and related statements of income and changes in stockholders' equity and cash flows (which requirement may be satisfied by delivery of RGC's Annual Report to stockholders and Form 10-K meeting the above requirements), accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default, or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof and (ii) unaudited consolidating balance sheets and income statements for itself and the Consolidated Subsidiaries, accompanied by a certificate of RGC's chief financial officer that such consolidating statements are fairly stated in all material respects in relation to the consolidated financial statements of RGC;

                          (b) within 45 days after the close of each quarter of each of its fiscal years, for itself and the Consolidated Subsidiaries, an unaudited consolidated balance sheet and an unaudited consolidated statement of income for such quarter and an unaudited consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, setting forth, in comparative columnar form, the figures for the corresponding periods of the preceding fiscal year (which requirements with respect to consolidated information on may be satisfied by delivery of the quarterly Form 10-Q Report), and all certified by RGC'S Chief Financial Officer; an unaudited consolidating statement of income for the period from the beginning of such fiscal year to the end of such quarter, all certified by RGC'S Chief Financial Officer;

                          (c)     together with each set of financial
                 statements required under paragraphs (a) and (b) of this
                 Section 7.4, a compliance certificate of RGC in substantially the form of Exhibit 7.4(c) signed on its behalf by its chief financial officer or its secretary/treasurer, showing the calculations necessary to determine compliance with all financial covenants contained in this Agreement and stating that no Default or Event of Default exists, or if any Default or Event of Default exists, stating the nature and status thereof;

                          (d) as soon as possible and in any event within 10 days after RGC knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an authorized officer of RGC, describing said Reportable Event and the action which RGC proposes to take with respect thereto;

                          (e) as soon as possible and in any event within 10 days after receipt by RGC, a copy of (i) any notice or claim to the effect that RGC or any Subsidiary is or may be liable to any person as a result of the release by RGC, any of the Subsidiaries, or any other person of any toxic or hazardous waste or substance into the environment or that all or any of its properties is subject to an Environmental Lien and (ii) any notice alleging any violation of any Federal, state or local environmental, health or safety law or regulation by RGC or any Subsidiary;

                          (f) promptly upon the furnishing thereof to the
                 shareholders of RGC, copies of any and all financial statements, reports and proxy statements so furnished;

                          (g) promptly upon the filing thereof, copies of any and all registration statements and annual, quarterly, monthly or other regular reports which RGC or any Subsidiary files with the Securities and Exchange Commission;

                          (h) promptly upon the release thereof, copies of all press releases, public announcements and any other information disseminated by RGC or any Subsidiary to the public;

                          (i) such other information (including financial information) as the Bank may from time to time reasonably request.

                 7.5. Other Notices. RGC will, and will cause each Subsidiary to, give prompt notice in writing to the Bank of the occurrence of any Default or Event of Default and of any other development, financial or otherwise, which might materially and adversely affect its business, properties or affairs or the ability of any Borrower to repay the Obligations.

                 7.6. Access to Properties and Inspections. RGC will, and will cause each Consolidated Subsidiary to, permit the Bank to make reasonable inspections of the properties, corporate books and financial records of RGC and each Consolidated Subsidiary, to make reasonable examinations and copies of the books of account and other financial records of RGC and each Consolidated Subsidiary, and to discuss the affairs, finances and accounts of RGC and each Consolidated Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Bank may designate.

                 7.7. Use of Proceeds. Revolving Loan Borrower will use the proceeds of the Revolving Loan for its working capital and general corporate purposes and for no other purposes. The proceeds of the Term Loan will be used solely for the purchase of the assets of the Halltown Paperboard Company, payment of the closing costs associated with such asset acquisition, making of certain capital improvements with respect to the Halltown Paperboard Company, for working capital and for no other purposes.

                 7.8. Primary Depository. RGC and its Subsidiaries shall maintain their primary depository accounts with the Bank.

                 7.9. Tangible Net Worth. RGC shall maintain a Consolidated Tangible Net Worth equal to or greater than the sum of
         (i) $42,616,000 plus (ii) fifty percent (50%) of the sum of Consolidated Net Income for each fiscal quarter ending on or after June 30, 1995, plus (iii) an amount equal to 90% of the cash and non-cash proceeds of any equity securities issued by RGC after the date of this Agreement.

                 7.10. Current Ratio. RGC shall at all times maintain a Consolidated Current Ratio of not less than 1.50 to 1.00.

                 7.11. Leverage Ratio. RGC shall at all times maintain a Consolidated Leverage Ratio of not greater than 1.20 to 1.00.

                 7.12. Working Capital. RGC shall at all times maintain Consolidated Net Working Capital of at least $6.5 million.

                 7.13. Fixed Charge Coverage Ratio. RGC shall at all times maintain a Fixed Charge Coverage Ratio of not less than 2.00 to 1.00.

         ARTICLE 8: NEGATIVE COVENANTS. Each Borrower and Guarantor covenants and agrees with the Bank that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan or any Fees, taxes, charges, expenses or other items payable under any Loan Document shall be unpaid, unless the Bank shall otherwise consent in writing:

                 8.1. Indebtedness. (a) RGC will not, nor will it permit any Subsidiary to incur, create or suffer to exist any Indebtedness (other than the Loans) in the aggregate exceeding $15 million, including, without limitation,

                          (i) Indebtedness (secured by Liens) existing on the date hereof and described in Schedule 8.1 but not the increase, refunding, or extension or maturity thereof in whole or in part; and

                          (ii) Indebtedness incurred to finance all or a portion of the purchase price of assets acquired in the ordinary course of their businesses, which Indebtedness is secured solely by a Lien on the assets being acquired, provided that such Indebtedness would not cause a Default or an Event of Default under any other Section of this Agreement.

                 (b) Notwithstanding the foregoing, RGC and its Subsidiaries may incur Indebtedness in excess of $15 million provided that such Indebtedness in excess of $15 million shall not cause RGC's Total Debt to Capitalization to exceed 45%. Furthermore, any Indebtedness which would cause RGC's Fixed Charge Coverage Ratio for the immediately preceding four quarters, after taking into account the additional debt service requirements, to be less than 2.25 to 1.00, shall require prior written approval by the Bank.

                 8.2. Liens. RGC will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any other Lien in, of or on any of their respective properties (now owned or hereafter acquired), or on any income or revenues or rights in respect of any thereof, except:

                          (a) Liens in favor of the Bank pursuant to the Security Agreement and the Deed of Trust;

                          (b) Liens for taxes, assessments or governmental charges or levies, if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                          (c) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business, that secure payment of obligations not more than 60 days past due except for such Liens as are being contested in good faith by appropriate proceedings;

                          (d) Liens arising out of pledges or deposits under laws relating to WORKER'S compensation, unemployment insurance, old age pensions, or other social security or retirement benefits, or under similar laws;

                          (e) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and that do not in any material way affect the marketability of the same or interfere with the use thereof in the business of RGC or the Subsidiary;

                          (f) Liens existing on the date hereof and described in Schedule 8.2 hereto, provided that such Liens shall secure only those obligations that they secure on the date hereof; and

                          (g) Liens granted solely to secure Indebtedness evidencing all or a portion of the purchase price of Fixed Assets acquired after the Closing Date, provided that such Lien attaches only to such Fixed Assets being so acquired and that any such refinancing may increase the aggregate principal amount of Indebtedness, but only to the extent that such Indebtedness would not result in a Default or an Event of Default under

                 Sections 7.9 through 7.13 or Section 8.1 of this Agreement.

                 8.3. Sale and Lease-Back Transactions. RGC will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction"), provided, however, that RGC and its Subsidiaries may enter into Sale and Leaseback Transactions which do not exceed $1,000,000.

                 8.4. Mergers, Consolidations and Transfers of Assets. RGC will not, and will not permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) more than twenty-five percent (25%) of the total consolidated assets of RGC and its Subsidiaries (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) subject to the provisions of the Security Agreements and the Deed of Trust, RGC and any Subsidiary may sell assets in the ordinary course of business, (b) RGC or any Subsidiary may sell assets other than in the course of ordinary business provided that (i) the proceeds of such sale are used to purchase similar assets to be used in the business of such entity,
         (ii) the Bank's prior written consent to such sale is obtained and,
         (iii) if the Bank's Lien on any of the assets which are sold is released or terminated, the Bank is granted a lien of the same priority on the assets so acquired, and (c) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into RGC in a transaction in which RGC is the surviving corporation, and (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than RGC or a wholly owned Subsidiary receives any consideration.

                 8.5. Transactions with Affiliates. Borrower will not, and will not permit any Subsidiary to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than any Subsidiary), except that Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

                 8.6. Dividend Restrictions. Borrower will not, and will not permit any Subsidiary to be bound by or enter into any agreement, amendment, covenant, understanding or revision to any agreement which prohibits or restricts the ability of any Subsidiary to declare and pay dividends or make any loans or advances or any other distribution to RGC (except for limitations on the payment of dividends set forth in Schedule 8.6 or imposed by applicable law).

                 8.7. Negative Pledge. Except as permitted under Section 8.2, RGC will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Lien in or on, any of its Current Assets or Existing Fixed Assets without the prior written consent of the Bank. Provided, RGC or any Subsidiary may create, incur or suffer to exist a Lien in or on any Fixed Assets acquired after the Closing Date.

                 8.8. Use of Proceeds. RGC will not, nor will it permit any subsidiary to, use any of the proceeds of the Loans (a) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including without limitation Regulations G, U and X or (b) to make any acquisition for which the board of directors of the target company has not given its consent or approval.

         ARTICLE 9: EVENTS OF DEFAULT. In case of the happening of any of the following events ("Events of Default"):

                 (a) any representation or warranty made or deemed made by or on behalf of RGC or any Subsidiary to the Bank under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made;

                 (b) nonpayment, within ten (10) days after the same become due, of: (i) principal of any Note, (ii) interest upon any Note, or (iii) any Fee or other Obligations;

                 (c) the breach by RGC or any Subsidiary of any of the terms or provisions of this Agreement or any other Loan Document;

                 (d) the failure of RGC or any Subsidiary to make any payment of principal or interest when due on any Indebtedness in excess of $1,000,000 in aggregate; or any Indebtedness in excess of $1,000,000 in aggregate principal amount shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof;

                 (e) RGC or any Subsidiary shall (i) have an order for relief entered with respect to it under the Federal Bankruptcy Code,
         (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code, an adjudication that it is a bankrupt or is insolvent, or the dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action to authorize or effect any of the foregoing actions set forth in this paragraph (e), or (vii) fail to contest in good faith any appointment or proceeding described in paragraph (f) of this Article 9;

                 (f) without the application, approval or consent of RGC or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for RGC or any Subsidiary or any substantial part of its property, or a proceeding described in clause
         (v) of paragraph (e) of this Article 9 shall be instituted against RGC or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days;

                 (g) RGC or any Subsidiary shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 that is not stayed on appeal or otherwise being appropriately contested in good faith;

                 (i) any Reportable Event shall occur in connection with any Plan, or the Unfunded Liabilities of all Plans shall exceed, in the aggregate, $5,000,000;

                 (j) at any time any person, or any two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of RGC, shall become, according to public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 issued under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of RGC representing 50% or more (calculated in accordance with such Rule 13d-3,) of the combined voting power of RGC'S then outstanding voting securities;

                 (K)      any Guarantor attempts to terminate its guaranty.

then, and in every such event (other than an event with respect to RGC or any Subsidiary described in paragraph (e) or (f) of this Article 9), and at any time thereafter during the continuance of such event, the Bank may, by notice to Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with all accrued interest thereon and all other Obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to RGC or any Subsidiary described in paragraph (e) or (f) of this Article 9, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with all accrued interest thereon and all other Obligations, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers and Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         ARTICLE 10:      MISCELLANEOUS.

                 10.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or other telegraphic communications equipment of the sending party, as follows:

                          (a) if to any Borrower, to it at P. 0. Box 1307, Hutchinson, Kansas 67504, Attention of Stephen L. Gagnon (Telecopy No. (316) 727-2727) [If by hand delivery or overnight courier service then the post office box is eliminated, the address 811 E. 30th Avenue is added and the zip code is 67502];

                          (b) if to any Guarantor, to it at P. 0. Box 1307, Hutchinson, Kansas 67504, Attention of Stephen L. Gagnon (Telecopy No. (316) 727-2727) [If my hand delivery or overnight courier service then the post office box is eliminated, the address of 811 E. 30th Avenue is added and the zip code is 67502];

                          (c)     if to the Bank, to it at 10th & Baltimore,
                 P.0. Box 419038, Kansas City, Missouri 64183, Attention of Barry P. Sullivan (Telecopy No. (816) 691-7426) [If by hand delivery or overnight courier service then the post office box is eliminated and the zip code is 64105];

         or to such other address or telecopy number as any party may direct by notice given as provided in this Section 10.1. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, if received on or before 5:00 p.m., local time of the recipient, on a business day, or on the next business day if received after 5:00 p.m. on a business day or on a day that is not a business day, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.1 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.1.

                 10.2. Survival of Agreement. All covenants, agreements, representations and warranties made by any Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Bank and shall survive the making by the Bank of the Loans, and the execution and delivery to the Bank of the Notes, regardless of any investigation made by the Bank or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other Obligations are outstanding and so long as the Commitments have not been terminated. Provided, however, that such covenants, agreements and representations shall be deemed to terminate three (3) years after the last liquidated monetary obligation hereunder is paid in full.

                 10.3. Binding Effect. This Agreement shall become effective when it shall have been executed by Borrowers, Guarantors and the Bank, and thereafter shall be binding upon and inure to the benefit of Borrowers, Guarantors, the Bank and their respective successors and assigns, except that no Borrower or Guarantor shall have the right to assign or delegate any of its rights or duties hereunder or any interest herein without the prior consent of the Bank.

                 10.4. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party.

                 (b) The Bank may, with the consent of RGC, which shall not be unreasonably withheld or delayed, assign or delegate to one or more persons all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Commitments, the Loans and the Notes), provided that no such assignment shall release the Bank from any of its obligations hereunder.

                 (c) The Bank may without the consent of Borrowers or Guarantors sell participations to one or more persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitments, the Loans and the Notes); provided, however, that (i) the Bank's obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, and (iii) Borrowers shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and the Bank shall retain the sole right to enforce the obligations of Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement.

                 (d) The Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
         Section 10.4, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrowers and Guarantors furnished to the Bank by or on behalf of Borrowers and Guarantors.

                 10.5. Expenses; Indemnity. (a) Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Bank in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including the fees, charges and disbursements of Lathrop & Norquist, L.C., counsel for the Bank, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Bank. Borrowers further agree that they shall indemnify the Bank from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

                 (b) Borrowers agree to indemnify the Bank and its directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each

         Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or wilful misconduct of such Indemnitee and (ii) have not, in whole or in part, arisen out of or resulted from any act, or omission to act, of Borrowers or any of its Affiliates.

                 (c) The provisions of this Section 10.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Bank, provided, however, that obligations under this Section shall be deemed to terminate three (3) years after the last liquidated monetary obligation hereunder is paid in full. All amounts due under this
         Section 10.5 shall be payable on written demand therefor.

                 10.6. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of Borrowers against any and all of the obligations, irrespective of whether or not the Bank shall have made any demand under this Agreement or such other Loan Document and notwithstanding that such Obligations may be unmatured. The rights of the Bank under this
         Section 10.6 are in addition to other rights and remedies (including other rights of setoff) which the Bank may have.

                 10.7. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF MISSOURI APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SAID STATE.

                 10.8. Waivers; Amendment. No failure or delay of the Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Bank hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be contained in a written instrument signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances.

                 10.9. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by the Bank, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Bank in accordance with applicable law, the rate of interest payable under the Notes, together with all Charges payable to the Bank, shall be limited to the Maximum Rate.

                 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                 10.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                 10.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.3.

                 10.13. Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                 10.14. Jurisdiction; Consent to Service of Process. (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Missouri State court or Federal court of the United States of America sitting in the State of Missouri, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Missouri State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Borrower or its properties in the courts of any jurisdiction.

                 (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any Missouri State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 10.15. Terms Generally. The definitions contained in this Agreement and in Exhibit 1 hereto shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided, however, that, for purposes of determining compliance with any covenant set forth in Article 8, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Borrower's audited financial statements referred to in Section 6.05.

               [Remainder of this page intentionally left blank.]

         ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

         THIS DOCUMENT, TOGETHER WITH OTHER WRITTEN AGREEMENTS BETWEEN REPUBLIC GYPSUM COMPANY, REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA AND BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN SUCH PARTIES. THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL CREDIT AGREEMENTS OR PRIOR WRITTEN CREDIT AGREEMENTS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF. ANY ADDITIONAL TERMS OF THE CREDIT AGREEMENT BETWEEN SUCH PARTIES ARE SET FORTH BELOW.

         THERE ARE NO SUCH ORAL AGREEMENTS BETWEEN SUCH PARTIES.

DEBTOR:                                 CREDITOR:  BOATMEN'S FIRST
                                                   NATIONAL BANK OF
REPUBLIC GYPSUM COMPANY                            KANSAS CITY

By: /s/ PHIL SIMPSON                    By: /s/ BARRY P. SULLIVAN
    Phil Simpson                            Barry P. Sullivan
    Chairman of the Board,                  Vice President
    President and Chief
    Executive Officer

REPUBLIC PAPERBOARD COMPANY OF
  WEST VIRGINIA

By: /s/ PHIL SIMPSON
    Phil Simpson
    Chairman of the Board,
    President and Chief
    Executive Officer

         IN WITNESS WHEREOF, the parties have executed this Agreement, by their duly authorized officers, as of the day and year first above written.


[SEAL]                                  REPUBLIC GYPSUM COMPANY, a Delaware
                                        Corporation
ATTEST:


By: /s/ JANEY L. SOWELL                 By: /s/ PHIL SIMPSON
    Janey L. Sowell                         Phil Simpson
    Secretary                               Chairman of the Board,
                                            President and Chief
                                            Executive Officer


[SEAL]                                  REPUBLIC PAPERBOARD COMPANY, a
                                        Kansas corporation
ATTEST:

By: /s/ JANEY L. SOWELL                 By: /s/ PHIL SIMPSON
    Janey L. Sowell                         Phil Simpson
    Secretary                               Chairman of the Board,
                                            President and Chief
                                            Executive Officer

[SEAL]                                  REPUBLIC PAPERBOARD COMPANY OF WEST
                                        VIRGINIA, a West Virginia corporation
ATTEST:

By: /s/ JANEY L. SOWELL                 By: /s/ PHIL SIMPSON
    Janey L. Sowell                         Phil Simpson
    Secretary                               Chairman of the Board,
                                            President and Chief
                                            Executive Officer

                                        BOATMEN'S FIRST NATIONAL BANK OF
                                        KANSAS CITY

                                        By: /s/ BARRY P. SULLIVAN
                                            Barry P. Sullivan
                                            Vice President

List of Exhibits and Schedules


  Exhibit  1               -                   Definitions
  Exhibit  2.2             -                   Revolving Note
  Exhibit  2.3             -                   Revolving Note Maker Election
  Exhibit  2.4             -                   Revolving Loan Guaranty
  Exhibit  3.2             -                   Term Note
  Exhibit  3.3             -                   Term Note Maker Election
  Exhibit  3.4             -                   Term Loan Guaranty
  Exhibit  3.5(a)          -                   Security Agreement
  Exhibit  3.5(b)          -                   Deed of Trust
  Exhibit  5.3             -                   Legal Opinion
  Exhibit  5.4(a)          -                   RGC's Officer's Certificate
  Exhibit  5.4(b)          -                   RPC's Officer's Certificate
  Exhibit  5.4(c)          -                   RPCWV's Officer's Certificate
  Exhibit  5.5(a)          -                   RGC'S Secretary's Certificate
  Exhibit  5.5(b)          -                   RPC's Secretary's Certificate
  Exhibit  5.5(c)          -                   RPCWV'S Secretary's Certificate
  Exhibit  7.4(c)          -                   Compliance Certificate

  Schedule 6.3             -                   Disclosure of Conflicts
  Schedule 6.4(b)          -                   Environmental Disclosures
  Schedule 6.8             -                   Subsidiaries
  Schedule 6.9             -                   Litigation
  Schedule 6.14            -                   Employee Benefit Plan Disclosures
  Schedule 8.1             -                   Existing Indebtedness
  Schedule 8.2             -                   Existing Liens
  Schedule 8.6             -                   Limitations on Dividends

    EXHIBIT 1 TO REVOLVING AND TERM CREDIT AGREEMENT AMONG REPUBLIC GYPSUM COMPANY, REPUBLIC PAPERBOARD COMPANY, REPUBLIC PAPERBOARD COMPANY
      OF WEST VIRGINIA AND BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY

         For purposes of the Revolving and Term Credit Agreement dated as of June 30, 1995, among and Republic Gypsum Company, Republic Paperboard Company, Republic Paperboard Company of West Virginia and Boatmen's First National Bank of Kansas City (the "Agreement"):

         1. The following terms shall have the meanings set forth in the Agreement. The Location set forth opposite each such term is for convenience of reference only.

                                                                                Location (Section
                                                                                unless otherwise
                 Term                                                              indicated)
                 ----                                                           ------------------
         "Deed of Trust"                                                                3.5
         "Disbursement Date"                                                            4.1
         "Event of Default"                                                          Article 9
         "Revolving Credit Maturity Date"                                               2.1
         "Revolving Loan"                                                               2.1
         "Revolving Loan Borrower"                                                      2.1
         "Revolving Loan Guaranty"                                                      2.4
         "Revolving Note"                                                               2.2
         "Security Agreement"                                                           3.5
         "Sale and Leaseback Transaction"                                               8.3
         "Subordinated Indebtedness"                                                   8.1(b)
         "Term Loan"                                                                    3.1
         "Term Loan Borrower"                                                           3.2
         "Term Loan Guaranty"                                                           3.4
         "Term Loan Maturity Date"                                                      3.1
         "Term Note"                                                                    3.2

         2.       The following terms shall have the meanings specified below:

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified and in any case shall include, when used with respect to the Borrower or any Subsidiary, any joint venture in which the Borrower or such Subsidiary holds an equity interest.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall mean collectively, the Revolving Loan Borrower and the Term Loan Borrower.

         "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Missouri) on which banks in the State of Missouri are open for business.

         "Capitalized Lease Obligations" of any person shall mean the obligations of such person under any lease that would be capitalized on a balance sheet of such person prepared in accordance with GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Closing Date" shall mean June 30, 1995.

         "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

         "Collateral" shall mean all equipment and other property described in the Security Agreement and the real property and other property described in the Deed of Trust, and any other assets acquired by RPCWV in its acquisition of the assets of Halltown Paper Company.

         "Commitments" shall mean the Revolving Credit Commitment and the Term Loan Commitment.

         "Consolidated Current Maturities of Long Term Debt" shall mean for any period, the sum of (i) principal payments or maturities of debt due within one year by RGC and the Consolidated Subsidiaries, and (ii) payments due within one year on Capitalized Lease Obligations by RGC and the Consolidated Subsidiaries.

         "Consolidated Current Ratio" shall mean the ratio of: (i) the amount of all assets which, under GAAP, would appear as current assets on the consolidated balance sheet of RGC and the

Consolidated Subsidiaries; to (ii) the amount of all liabilities which, under GAAP, would appear as current liabilities on such balance sheet, including, without limitation, (a) all liabilities payable on demand or maturing (whether by reason of specified maturity, fixed prepayment, sinking funds or accruals of any kind, or otherwise) within twelve (12) months or less from the date of the relevant statement, (b) all lease and rental obligations due within twelve (12) months or less, and (c) all customers' advances and progress billings on contracts.

         "Consolidated EBITDA" shall mean, for any period, the earnings before interest, taxes, depreciation, amortization, and extraordinary items for such period, determined on a consolidated basis for RGC and its Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, all interest paid or accrued by RGC and the Consolidated subsidiaries with respect to any Indebtedness and the interest portion of any Capitalized Lease Obligations, all as determined in accordance with GAAP during such period.

         "Consolidated Leverage Ratio" shall mean, for any period, the ratio of
(i) the Consolidated Total Liabilities, to (ii) Consolidated Tangible Net-Worth.

         "Consolidated Net Income" shall mean, for any period, all operating and non-operating income, less all operating and non-operating expenses, including taxes, depreciation, amortization and interest expenses, all as determined in accordance with GAAP for RGC and its Consolidated Subsidiaries. In calculating Consolidated Net Income, there shall be excluded extraordinary gains and losses (as determined in accordance with GAAP), any revenues and expenses from disposition of capital assets and insurance policies and condemnation awards and gifts, donations, grants, pledges, devises, legacies, requests and contributions which are specifically designated or restricted as to use by their terms.

         "Consolidated Net Working Capital" shall mean, on any date, an amount equal to the difference between: (i) the amount of all assets which, under GAAP, would appear as current assets on the consolidated balance sheet of RGC and the Consolidated Subsidiaries; less (ii) the amount of all liabilities which, under generally accepted accounting principles, would appear as current liabilities on such balance sheet, including, without limitation, (a) all liabilities payable on demand or maturing (whether by reason of specified maturity, fixed prepayment, sinking funds or accruals of any kind, or otherwise) within twelve (12) months or less from the date of the relevant statement, (b) all lease and rental obligations due within twelve (12) months or less, and (c) all customers' advances and progress billings on contracts.

         "Consolidated Net Worth" shall mean, on any date, with respect to RGC and the Consolidated Subsidiaries on a consolidated basis, stockholders equity on such date, computed and consolidated in accordance with GAAP.

         "Consolidated Subsidiary" shall mean each Subsidiary the financial statements of which are required to be consolidated with the financial statements of the Borrower in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, on any date, the total of all assets which, under GAAP, would appear as assets on the consolidated balance sheet of RGC and the Consolidated Subsidiaries, less all of the following: (i) the book amount of all such assets which would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expense; (ii) any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to the date of the financial statements furnished to the Bank; (iii) all reserves, including reserves for depreciation, obsolescence, depletion, insurance and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets; (iv) the amount, if any, at which any shares of RGC's and the Consolidated Subsidiaries' "Treasury Stock" are valued;
(v) "Consolidated Total Liabilities"; and (vi) all investments in foreign Affiliates and nonconsolidated domestic Affiliates.

         "Consolidated Total Liabilities" shall mean, on any date, the total of all liabilities of RGC and the Consolidated Subsidiaries which, under GAAP, would appear on a consolidated balance sheet of RGC and the Consolidated Subsidiaries.

         "Consolidated Total Indebtedness" shall mean, on any date, the sum of all Indebtedness of RGC and the Consolidated Subsidiaries computed on a consolidated basis in accordance with GAAP.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code.

         "Current Assets" shall mean the cash, instruments, accounts, notes receivable, inventory, general intangibles and contracts of RGC and the Subsidiaries.

         "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

         "dollars" or "$" shall mean lawful money of the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Existing Fixed Assets" shall mean the machinery, equipment and real property which are owned by RGC or any Subsidiary as of the Closing Date.

         "Fees" shall mean the unused commitment fees payable under Section 4.3 of the Agreement.

         "Fixed Assets" shall mean machinery, equipment and real property which are owned by RGC or any Subsidiary at any time.

         "Fixed Charge Coverage Ratio" shall mean, at the end of any fiscal quarter of RGC, the ratio of: Consolidated EBITDA for the immediately preceding four fiscal quarters of RGC; to the sum of (i) Consolidated Interest Expense for the immediately preceding four fiscal quarters, and (ii) Consolidated Current Maturities of Long Term Debt.

         "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

         "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body,

         "Guarantee" or "Guaranty" of a person shall mean any agreement by which such person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other person, or agrees to maintain the net worth or working capital or other financial condition of any other person or otherwise assures any creditor of such other person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such person in connection with any application for a Letter of Credit. The term "Guarantee" used as a verb has a corresponding meaning.

         "Guarantor" shall mean, collectively, the makers of the Revolving Loan Guaranty and the Term Loan Guaranty.

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes, acceptances, equipment trust certificates or similar instruments, (c) all obligations of such person issued or assumed as the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such person's business on terms customary in the trade, (d) all obligations of such person, whether or not assumed, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or payable out of the proceeds or production from property owned or acquired by such person, (e) Capitalized Lease Obligations of such person, (f) all Guarantees by such person of Indebtedness of others and (g) any other obligations or securities which such person is directly or indirectly obligated to repay, redeem, retire, extinguish or repurchase (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any other person, or (iii) upon the occurrence of a condition not solely within the control of such person, such as a redemption out of future earnings, The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan" shall mean a Revolving Loan or the Term Loan.

         "Loans" shall mean all Revolving Loans and the Term Loan, collectively.

         "Loan Documents" shall mean, collectively, the Agreement, the Notes, the Security Agreements, the Deed of Trust, the Guaranties, and all other documents and agreements executed by any Borrower or Guarantor in favor of Bank in connection with the transactions contemplated by the Agreement.

         "Multiemployer Plan" shall mean a Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Note" shall mean the Revolving Note or the Term Note.

         "Notes" shall mean the Revolving Note and the Term Note, collectively.

         "Obligations" shall mean all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid Fees and all other obligations of Borrower to the Lenders arising under the Loan Documents.

         "PBGC" shall mean the Pension Benefit Guarantee Corporation referred to and defined in ERISA.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any Subsidiary may have any liability.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time.

         "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Reportable Event" shall mean any reportable event, as defined in
Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA involving an amount aggregating $50,000 or more shall be a Reportable Event regardless of the issuance of any waiver in accordance with
Section 412(d) of the Code,

         "Revolving Credit Commitment" shall mean Seven Million Dollars ($7,000,000).

         "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" shall mean any subsidiary of RGC or RPC.

         "Term Loan Commitment" shall mean Twenty-Eight Million Dollars ($28,000,000),

         "Total Debt To Capitalization" shall mean the ratio, expressed as a percentage, of: Consolidated Total Indebtedness divided by the sum of (i) Consolidated Total Indebtedness plus (ii) Consolidated Tangible Net Worth; and multiplied by one hundred.

         "Unfunded Liabilities" shall mean, on any date of determination all "unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA, determined using an interest rate equal to 7%.

                                                                     EXHIBIT 2.2

                        REVOLVING CREDIT PROMISSORY NOTE


$7,000,000.00                                              Kansas City, Missouri
                                                           June 30, 1995


         FOR VALUE RECEIVED, REPUBLIC GYPSUM COMPANY, a Delaware corporation (the "Maker"), hereby promises to pay to the order of BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY (the "Bank"), the principal sum of SEVEN MILLION DOLLARS ($7,000,000.00) (or such lesser amount as may be advanced in reliance on this Note), together with interest on the unpaid principal balance outstanding from time to time, from date until Maturity (as hereinafter defined), at a rate or rates per annum determined as hereinafter provided.

         As used in this Note, the following terms shall have the meanings indicated:

         (a) "Applicable Margin" means, if the Maker's Fixed Charge Coverage Ratio is: (i) less than 2.25 to 1.00,150 basis points; (ii) equal to or greater than 2.25 to 1.00 but less than 3.00 to 1.00, 120 basis points;
(iii) equal to or greater than 3.00 to 1.00 but less than 4.00 to 1.00, 100 basis points; (iv) equal to or greater than 4.00 to 1.00 but less than 5.00 to 1.00, 75 basis points; (v) equal to or greater than 5.00 to 1.00, 62.5 basis points. The initial Applicable Margin shall be 100 basis points. The Applicable Margin shall be established annually on the anniversary date of this Note, based, in each instance, on the Maker's average Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters, determined on a consolidated basis for Maker and its subsidiaries in accordance with Generally Accepted Accounting Principles consistently applied ("GAAP"). For this purpose, Fixed Charge Coverage Ratio shall mean the ratio of: Consolidated EBITDA, to the sum of (i) Consolidated Interest Expense and (ii) Consolidated Current Maturities of Long Term Debt, For this purpose, (i) Consolidated EBITDA means, for any period, the earnings before interest, taxes, depreciation, amortization, and extraordinary items for such period, determined on a consolidated basis for Maker and its subsidiaries in accordance with GAAP; (ii) Consolidated Interest Expense means, for any period, all interest paid or accrued by Maker and its subsidiaries with respect to any Indebtedness and the interest portion of any Capitalized Lease Obligations, all as determined in accordance with GAAP during such period; (iii) Consolidated Current Maturities of Long Term Debt means for any period, the sum of principal payments or maturities of debt due within one year, and payments due within one year on Capitalized Lease Obligations; and (iv) Capitalized Lease Obligations of any person means the obligations of such person under any lease that would be capitalized on a balance sheet of such person prepared in accordance with GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         (b) "Board" means the Board of Governors of the Federal Reserve System or any other body or agency succeeding to its authority to set reserve requirements for banks.

         (c) "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Missouri) on which banks in the State of Missouri are open for business.

         (d) "CBR" means, at any time, the Corporate Base Rate of the Bank, as set by the Bank from time to time and distributed to its officers and employees for their use in fixing and adjusting interest rates on loans, whether or not otherwise published or utilized and irrespective of the rate charged by the Bank on any particular loan. The Corporate Base Rate is but one of several interest rate bases used by the Bank, and the Bank lends at rates above and below the Corporate Base Rate. There is no representation that the Corporate Base Rate is the best or a favorable rate of interest.

         (e) "Credit Agreement" means the Revolving and Term Credit Agreement dated June 30, 1995, to which the Maker and the Bank, among others, are parties, as amended from time to time.

         (f)     "Dollars" and "$" mean lawful money of the United
States of America.

         (g) "Effective Change Date" means the date of this Note and the first day of each succeeding fiscal quarter of Maker.

         (h) "Interest Due Date" means each January 31, April 30, July 31 and October 31 commencing after the date of this Note and prior to Maturity or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that as hereinafter provided, the first interest payment due and payable hereunder shall be due and payable on October 31, 1995 rather than July 31, 1995.

         (i) "Interest Period" means a period commencing on an Effective Change Date and ending on the day immediately preceding the next succeeding Effective Change Date. Notwithstanding the foregoing, (A) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, (B) if the Maker fails to make a Maker Election prior to 10:00 a.m. on the Business Day immediately preceding the last Business Day of any Interest Period, then the Revolver Base Rate shall be the Rate Option in effect from the end of such Interest Period until the earlier of Maturity or next succeeding Effective Change Date.

         (j) "Interest Rate" means the rate at which interest shall accrue on the unpaid principal balance of this Note from time to time under the terms hereof.

         (k) "Maker Election" means an election by the Maker, delivered to the Bank in writing or communicated to the Bank by telephone, telex or facsimile transmission, to select the Rate Option. Each Maker Election communicated by telephone shall be confirmed promptly in writing or by telex or facsimile transmission. Each Maker Election other than one communicated by telephone, and each written confirmation of a Maker Election communicated by telephone, shall be in the form attached to the Credit Agreement as Exhibit
2.3, as the same may be revised from time to time by agreement between the Maker and the Bank, and shall specify the Rate Option which is to go into effect as of the next succeeding Effective Change Date. Each Maker Election must be received by the Bank no later than 10:00 a.m. two Business Days prior to the next succeeding Effective Change Date. If a Maker fails to timely make a Maker Election, then the Revolver Base Rate shall be the Rate Option in effect from the end of such Interest Period until the earlier of Maturity or the next succeeding Effective Change Date.

         (l) "Maturity" means the day next preceding the second anniversary of the date hereof, or such earlier date to which the maturity of this Note shall be accelerated as hereinafter provided.

         (m) "Rate Option" means the formula (which shall be either the Revolver Base Rate or the Revolver Eurodollar Rate under which the Interest Rate is to be determined from time to time.

         (n)     "Revolver Base Rate" means, as of any date, (i) the CBR minus
(ii) three quarters of one percent.

         (o)     "Revolver Eurodollar Rate" means, as of any date, the sum of
(i) the Applicable Margin plus (ii) the rate obtained by dividing (A) the rate most recently reported as the "London Interbank Offered Rate" for one month maturity in The Wall Street Journal, or, if no such rate for such maturity has been reported in The Wall Street Journal on any of the five (5) Business Days next preceding such date, the "London Interbank Offered Rate" for one month maturity most recently reported, by an on-line database generally available to banks in the United States and selected by the Bank, as a prevailing rate, based on rates offered by banks in the London Market for interbank dollar deposits of one month maturity, or, if no such rate for such one month maturity has been reported by any such database on any of the twenty (20) Business Days next preceding such date, the average of the rates then offered for interbank dollar deposits of the one month maturity by any three banks in the London Market selected by the Bank, by (B) a percentage equal to 100% minus the current percentages specified by the Board for determining the maximum reserve requirement (including, but not limited to, any marginal, special, emergency or supplemental reserve requirement) for the Bank in respect of liabilities consisting of or including (among other liabilities) Eurocurrency Liabilities, as defined in the Board's Regulation D or any successor regulation. The result of the foregoing calculation shall be adjusted to the nearest one-thousandth of one percent (0.001%),

         Concurrently with the delivery of this Note, the Maker has delivered to the Bank a written election which identifies the Rate Option to be applicable during the initial Interest Period. The Maker may make Maker Elections no later than two Business Days prior to the end of each Interest Period and the Rate Option so elected shall become effective as of the next succeeding Effective Change Date, subject to the provisions of paragraph (i), above. If a Maker fails to timely make a Maker Election, then the Revolver Base Rate shall be the Rate Option in effect from the end of such Interest Period until the earlier of Maturity or the next succeeding Effective Change Date. Anything herein to the contrary notwithstanding, in no event shall the principal balance of this Note bear interest at a rate greater than the highest rate of interest permitted by applicable law.

         The principal of this Note shall be payable in full at Maturity. Accrued interest at the Interest Rate shall be due and payable on each Interest Due Date and at Maturity, provided, however, that the first interest payment due and payable hereunder shall be due and payable on October 31, 1995 rather than July 31, 1995. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed, During any Interest Period for which the Rate Option in effect is the Revolver Eurodollar Rate, the Interest Rate shall be adjusted monthly on the first day of each month during such Interest Period based on the Revolver Eurodollar Rate determined as of such first day of such month, except that in the event any adjustment of the Applicable Margin becomes effective during such Interest Period, the Interest Rate shall change effective concurrently with the adjustment of the Applicable Margin. During any Interest Period for which the Rate Option in effect is the Revolver Base Rate, the Interest Rate shall change on the same day as each change in the CBR.

         The principal of this Note may be prepaid, in whole or in part, at any time and from time to time, without penalty or fee, but only upon not less than one Business Day's prior notice to the Bank, and subject to the limitations that unless the Bank shall otherwise in its sole discretion agree, any partial prepayments shall be in the amount of $100,000 or an integral multiple thereof, and no prepayment of principal may be made at a time when any previously-scheduled interest payment has not been paid in full.

         After Maturity, whether Maturity occurs by reason of acceleration or passage of time, and notwithstanding any other provision of this Note or any Maker Election, this Note shall bear interest at a rate per annum equal to the CBR plus three percent (3%), adjusted daily, not to exceed the highest rate of interest permitted by applicable law.

         As used herein, the term "Holder" refers to the Bank and also to any other person in possession of this Note if this Note has been endorsed to such person, to his order, to bearer or in blank, The amount of interest due on any Interest Due Date may be specified by notice from the Holder to the Maker prior to such Interest Due Date, but the Holder shall have no obligation to give any such notice. In the event any such notice is not given, in the event the amount of interest is miscalculated in any such notice, or in the event of a change in the Interest Rate subsequent to the preparation of any such notice and prior to the Interest Due Date, then any resultant underpayment or overpayment of interest shall be added to or deducted from the next scheduled interest payment. Nothing herein shall relieve the Maker or any other person liable for the payment of this Note from the obligation to pay the full amount of interest accruing from time to time on the unpaid principal balance, and any and all accrued interest not previously paid for any reason whatsoever shall be due and payable at Maturity.

         All payments of principal and interest on this Note shall be due and payable at 2:00 P.M. (local time in the city in which the Bank's principal office is located) on the scheduled due date at the principal office of the Bank, 14 West 10th Street, Kansas City, Missouri 64105. or at such other place as the Holder may designate to the Maker in writing from time to time.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SAID STATE, EXCEPT TO THE EXTENT SUCH LAWS ARE PREEMPTED (EXPRESSLY OR BY IMPLICATION) BY LAWS OF THE UNITED STATES. THIS NOTE MAY NOT BE MODIFIED OR CANCELED EXCEPT BY A WRITING SIGNED BY THE HOLDER.

       To the extent not prohibited by law, all parties who now are or hereafter become liable for the payment of this Note, whether as maker, co-maker, principal, surety, guarantor or endorser, including any accommodation party as defined in the uniform Commercial Code as enacted in Missouri, hereby
(a) waive presentment for payment, demand, protest, notice of protest, notice of dishonor, and, except as required hereby or by the Credit Agreement, all other notices in connection with the delivery, acceptance, performance, default and enforcement of this Note; (b) consent to any number of extensions, postponements or deferrals of any payment due hereunder, for any length of time and on any lawful terms (including but not limited to any change in the Interest Rate or the method of determining the Interest

Rate from time to time), to the grant of any other indulgence to, any release of and any covenant not to sue any party liable for the payment hereof, all without notice to or express reservation of rights against any of said parties; and (c) jointly and severally agree (subject to any limitations contained in the agreements or instruments by virtue of which they respectively are liable for the payment hereof) to perform all obligations of the Maker hereunder (as modified by any such extension, postponement or deferral) when due, without requiring any prior demand on or action against any other person.

         In the event any installment of principal or interest is not paid when due, or in the event there occurs any event which, under the terms of the Credit Agreement, permits the obligations referred to therein to be declared due and payable or causes or permits the maturity of such obligations to be accelerated, then the Holder shall have the right and power, at its option, to accelerate the maturity of this Note and to declare the unpaid principal balance and all accrued interest immediately due and payable in full.

         In the event of any default in the payment of the principal or interest hereunder, the Maker shall pay all costs and expenses of collection, including the reasonable fees and expenses of any attorney or firm of attorneys retained by the Holder in connection with such collection, whether or not suit is commenced and including fees and expenses in connection with any bankruptcy, insolvency or reorganization proceedings and any proceedings in appellate courts, all to the extent not prohibited by applicable law.

[SEAL]                                  REPUBLIC GYPSUM COMPANY, a Delaware
                                        corporation
ATTEST:

By:                                     By:
    Janey L, Sowell                         Phil Simpson
    Secretary                               Chairman of the Board,
                                            President and Chief Executive
                                            Officer

                                                                     EXHIBIT 2.3
                                 MAKER ELECTION

To:      Boatmen's First National Bank
         of Kansas City

         Pursuant to the terms of our Revolving Credit Promissory Note dated June 30, 1995, and payable to your order in the principal amount of $7,000,000 (the "Note"), the unpaid principal balance of which is $_________, we hereby elect to establish or select the Rate Option. Effective on the Effective Change Date, which shall be _____________, 19__ [the first day of the next succeeding fiscal quarter of Maker], the Rate Option shall be:

         (   ) The Revolver Eurodollar Rate.

         (   ) The Revolver Base Rate.

       This Maker Election is subject to all of the terms of the Note, and terms used herein with initial capital letters which are defined in the Note shall, as used herein, have the meanings given to them in the Note.

         Dated this _____ day of ________________, 19__.

                                           REPUBLIC GYPSUM COMPANY

                                           By:_____________________________

                                           Name:___________________________

                                           Title:__________________________

                                                                     EXHIBIT 2.4

                       REVOLVING LOAN GUARANTY AGREEMENT

         THIS REVOLVING LOAN GUARANTY AGREEMENT is made as of the 30th day of June, 1995, by the undersigned, whether one or more, (hereinafter referred to jointly and severally as "Guarantors" and individually as "Guarantor") to BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association (hereinafter referred to as "Lender"),

                                   RECITALS:

         1. REPUBLIC GYPSUM COMPANY, a Delaware corporation (hereinafter referred to as "Borrower"), has contemporaneously with the execution herewith borrowed or will borrow up to the principal sum of $7,000,000 (said debt and all interest and other sums accruing thereon herein sometimes referred to as the "Revolving Loan") from Lender as evidenced or to be evidenced by a Revolving Credit Promissory Note of approximately even date herewith (hereinafter referred to as the "Revolving Note") but it is understood that Guarantors' obligations hereunder are not limited to said $7,000,000 amount; and

         2. Borrower also has contemporaneously executed or will execute a Revolving and Term Credit Agreement, and certain other documents described therein otherwise evidencing or securing the Revolving Loan (all of such documents, including the Revolving and Term Credit Agreement and the Revolving Note and are hereinafter sometimes collectively referred to as the "Loan Documents" as such term is defined in the Revolving and Term Credit Agreement); and

         3. Guarantors have offered to Lender and Lender has accepted the Guarantors' unconditional guaranty of payment and performance of the Revolving Loan and other obligations of Borrower, and Lender would not or will not make the Revolving Loan but for the guaranty of Guarantors; and

         4. In consideration of the substantial benefits flowing to Guarantors by virtue of the above-described loan transaction, Guarantors have agreed to fully guarantee any and all debts, obligations and liabilities of Borrower under the Revolving Note and all of the other Loan Documents; and

         5. Guarantors wish to set forth their guaranty in writing for the benefit of Lender.

         NOW, THEREFORE, in consideration of Lender's agreement to make the above-described loan to Borrower; in consideration of the terms, covenants and provisions of the Loan Documents; and with the understanding and agreement on the part of Guarantors that the above-described loan and other financial accommodations by Lender to Borrower are and will be of direct interest, benefit and advantage to Guarantors, and for other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, each Guarantor hereby states and agrees as follows:

         1. Request to Make Revolving Loan. Guarantors hereby request Lender to make the Revolving Loan to Borrower and to extend credit, to permit credit to remain outstanding and to give financial accommodations to Borrower, as Borrower may desire and as Lender may grant, from time to time, whether to Borrower alone or to Borrower and others, and specifically to make the Revolving Loan described in the Loan Documents.

         2. Guaranty. For the consideration described herein, each Guarantor hereby absolutely, unconditionally and jointly and severally guarantees full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, and at all times thereafter, of (i) the Note; (ii) all obligations and indebtedness of Borrower arising under any of the Loan Documents; (iii) any and all other existing and future indebtedness, obligations and liabilities of Borrower to Lender for sums borrowed, including all renewals, extensions and modifications thereof, whether now existing or hereafter incurred, whether contracted by Borrower alone or jointly with others; and (iv) all expenses, including, without limitation, reasonable attorneys' fees to the extent not prohibited by applicable law, whether or not suit be commenced, incurred by Lender in the collection of any of the liabilities or other indebtedness now or hereafter owed by Borrower to Lender, the enforcement of all rights and remedies under the Loan Documents or any other security therefor or in enforcing any of Lender's rights under this Guaranty Agreement or under any of the Loan Documents, including, without limitation, all fees and expenses incurred by Lender in connection with any bankruptcy type proceedings (all of the above are hereinafter collectively referred to as the "Liabilities"). The covenants of Guarantors in this section are hereinafter collectively referred to as the "Guaranty." This is an unconditional guaranty and each Guarantor further understands and agrees that there are no conditions, oral or otherwise, on the effectiveness of this Guaranty.

         3. Renewals, Extensions and Releases. Guarantors hereby agree to and give their consent that, without notice to or further assent by Guarantors, the obligations of Borrower or any other party for the Liabilities may be renewed, extended, modified, premature, accelerated or released by Lender, the interest rate on any of them may be increased or decreased, or additional credit extended to Borrower all as Lender may deem advisable in its sole discretion, and that any security or securities, security interests or collateral which Lender may hold or in which Lender may have an interest may be exchanged, sold, released or surrendered by it, all as it may deem advisable in its sole discretion and regardless of Borrower's financial or other condition at the time of such action, without impairing or affecting the obligations of Guarantors hereunder in any way whatsoever.

         4. Waivers by Guarantors, Etc. Guarantors hereby waive each of the following: (a) any and all notice of the acceptance of this Guaranty or of the creation, renewal or accrual of any Liabilities, present or future; (b) any and all objections to the reliance of Lender upon this Guaranty; (c) notice of the existence or creation of any Loan Document or of any of the Liabilities; (d) protest, presentment, demand for payment, notice of default or nonpayment, notice of dishonor to or upon Guarantors, Borrower or any other party liable for any of the Liabilities hereby guaranteed; (e) any and all other notices or formalities to which Guarantors may otherwise be entitled, including notice of Lender's granting the Borrower any indulgences or extensions of time on payment of any of the Liabilities and of the increase or decrease of the interest rate on any of them; and (f) promptness in making any claim or demand hereunder. All Liabilities shall conclusively be presumed to have been created, contracted, or incurred in reliance upon this Guaranty and all dealings between Borrower and Lender shall likewise be presumed to be in reliance upon this Guaranty. No delay or failure on the part of Lender in the exercise of any right or remedy against either Borrower or Guarantors, or any other party against whom Lender may have any right, and no single or partial exercise by Lender of any right or remedy herein shall preclude other or further exercise thereof or the exercise of any other right or remedy whether contained herein or in the Revolving Note or any of the other Loan Documents. The remedies provided herein and in any other Loan Document shall be cumulative and not exclusive of any remedies provided by law. No action of Lender permitted hereunder shall in any way impair or affect this Guaranty. Guarantors further agree that: (a) Guarantors have established adequate means of obtaining from the Borrower on a continuing basis financial and other information pertaining to the Borrower's affairs or business; and (b) Guarantors are now and will be familiar with the affairs, business, operations and condition of the Borrower and its assets. Guarantors hereby waive any duty on the part of Lender to disclose to Guarantors any matter relating to the affairs, business, operations or conditions (financial or other) of the

Borrower and its assets now or hereafter known to Lender. With respect to the creation of any Liabilities, the Lender need not inquire into the power or authority of the Borrower or any officer, director, partner or agent acting or purporting to act on Borrower's behalf, and any Liabilities created in reliance upon the professed exercise of such power or authority shall be guaranteed hereunder. Lender shall have no obligation to disclose or discuss with Guarantors its assessment of the financial condition of Borrower.

         5. Guaranty of Payment; Independent Obligations. This Guaranty shall be construed as an absolute, irrevocable and unconditional guaranty of payment and performance, without regard to the validity, regularity or enforceability of any obligation or purported obligation of Borrower. The obligations of Guarantors are independent of the obligations of Borrower, and a separate action or actions for payment, damages or performance may be brought and prosecuted against Guarantors or any of them, whether or not an action is brought against Borrower or any security for the Liabilities, and whether or not Borrower is joined in any such action or actions.

         6. Liabilities Guaranteed. This Guaranty is made and shall continue as to any and all Liabilities without regard to collateral, security, guarantees or other obligors, if any, or to the validity, effectiveness or enforceability of any and all thereof or any and all of the Liabilities or Loan Documents. Any and all such collateral, security, guarantees and other obligors if any, may, from time to time, without notice to or consent of Guarantors, be granted, sold, released, surrendered, exchanged, settled, compromised, waived, subordinated or modified, with or without consideration, on such terms or conditions as may be acceptable to Lender, without in any manner affecting or impairing the liability of Guarantors. Additionally, no delay or failure on the part of Lender to take any collateral or security for the Revolving Note or other Liabilities nor any delay or failure on the part of Lender to obtain or have executed any or all of the Loan Documents shall in any manner affect or impair the liability of the Guarantors. No set-off, claim, reduction or diminution of any Liability or any defense of any kind or nature which Borrower or any Guarantor has or may hereafter have against Lender shall be available to any Guarantor against Lender with respect to the Liabilities.

         7. Subrogation. Guarantors will not exercise any rights which Guarantors may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, unless and until all of the Liabilities shall have been fully paid and performance completed. If any payment shall be made by any person to the undersigned on account of such subrogation rights at any time when all of the Liabilities have not been paid in full, then any amount so paid will be forthwith paid by Guarantors to Lender to be credited and applied to any of the Liabilities, whether matured or unmatured, in such order and according to such priority as Lender may, in its sole discretion, determine.

         8. Payment. When any of the Liabilities become due and remain due and unpaid Guarantors will, upon demand, pay to Lender the amount due thereon. Guarantors agree that the liability of Guarantors hereunder is joint and several and is independent of any other guaranty at any time in effect with respect to all or any part of the Liabilities. Lender also shall have the unconditional right to demand and receive full payment from any Guarantor of all of the Liabilities and all interest then accrued thereon upon the occurrence of an Event of Default (as defined in the Revolving and Term Credit Agreement). Any amounts received by Lender from any sources and applied by Lender towards the payment of the Liabilities shall be applied in such order of application as Lender may from time to time elect in its sole discretion.

         9. Lender's Collection Rights Against Guarantors; Collateral. Guarantors agree to pay Lender any and all costs, expenses and reasonable attorneys fees, to the extent not prohibited by applicable law, paid or incurred by Lender in collecting or endeavoring to collect any Liabilities or in enforcing or endeavoring to enforce this Guaranty whether or not suit be brought. Guarantors hereby grant, convey, transfer and deliver to Lender a continuing security interest and lien as security for this Guaranty, as well as security for any other obligations or liabilities (present or future, absolute or contingent, due or not due) of Guarantors to Lender, upon all property of Guarantors now or at any time hereafter in the possession or custody of Lender for any purpose (including property left in safekeeping or custody), by or for the account of Guarantors, and also upon any deposits with or any credit or claim of Guarantors against Lender, existing from time to time. Lender is hereby irrevocably and unconditionally authorized and empowered, upon the occurrence of any Event of Default, to appropriate, seize and apply to the payment and extinguishment of the Liabilities any and all monies, property, securities, deposits, or credit balances held by Lender without demand, advertisement, or notice, all of which are hereby expressly waived by Guarantors. Further, Guarantors agree that should Lender repay (either by reason of court order or judgment or in settlement of a controversy) to Borrower or the estate or Trustee of Borrower as a bankruptcy debtor-in-possession any sum because of a claim of a preference or for any other reason whatsoever, this Guaranty shall continue to be effective or shall (if previously deemed terminated) be reinstated, as the case may be, as if such payment had not been made or performance completed and Guarantors shall immediately reimburse Lender for any sums so repaid plus (a) interest on such sums, from the date Lender makes such payment until such payment is reimbursed in full, at the rate last charged on any of the Liabilities, and (b) all expenses incurred by Lender in enforcing such reimbursement and in resisting such repayment.

         10. Transfer of Liabilities. Subject to Section 10.4 of the Revolving and Term Credit Agreement, Lender may, without notice or consent of any kind, sell, assign or transfer all or any of the Liabilities, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Liabilities shall enjoy all rights, power and benefits of Lender hereunder and shall have the full right to enforce this Guaranty by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such right, powers and benefits. Lender shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of Lender, with regard to those Liabilities which Lender has not sold, assigned or transferred.

         11. Duration; Termination. This Guaranty shall be a continuing guaranty and may be terminated as to any Guarantor only upon written notice by registered mail signed by such Guarantor and actually received by an officer of Lender and to be effective as of the opening of business on the next business day following the day of receipt. Such termination shall be effective only as to that portion of the Liabilities incurred after such termination time, and this Guaranty shall remain in full force and effect as to all Liabilities incurred before that time and as to any interest and other charges subsequently accruing thereon and as to any expenses subsequently incurred by Lender in endeavoring to collect any such pre-termination Liabilities and in enforcing this Guaranty. Regardless of when a renewal or extension of pre-termination Liabilities occurs (with or without adjustment of the interest rate or payment or other terms), the renewed or extended Liabilities are deemed to have been incurred prior to termination, and shall continue to be fully covered by this Guaranty. Any notice of termination by any Guarantor shall not affect the obligations hereunder of any other Guarantor. This Guaranty also shall continue in full force and effect whether or not the Liabilities are from time to time reduced to zero dollars. Provided, however, notwithstanding the foregoing, no termination shall be effective until the initial Revolving Loan amount, if any, set forth above and any interest or other charges accruing thereon and any expenses incurred by Lender in attempting to collect the same has been paid in full. When said conditions have been fully met, Lender will, upon request, furnish to Guarantors at Guarantors' expense a written cancellation of this Guaranty.

         12. Jurisdiction. Guarantors irrevocably: (a) agree that Lender or any other holder or holders of the Liabilities may bring suit, action or other legal proceedings arising out of this Guaranty Agreement or the transactions contemplated hereby in the courts of the State of Missouri in Jackson County, Missouri or the courts of the United States for the Western District of Missouri, but shall not be restricted to such courts; (b) consent to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waive venue of any such suit, action or proceeding in any of such courts.

         13. Claims in Bankruptcy. Guarantors will file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Borrower to Guarantors and will assign to Lender all right of Guarantors thereunder. If Guarantors do not file any such claim, Lender, as attorney-in-fact for the undersigned hereby irrevocably appointed, is hereby authorized to do so in the name of the undersigned or, in Lender's discretion, to assign the claim and to cause proof of claim to be filed in the name of Lender's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount thereof and, to the full extent necessary for that purpose, Guarantors hereby assign to Lender all of Guarantors' rights to any such payments or distributions to which Guarantors would otherwise be entitled.

         14. Guarantors' Representations and Warranties. Each of the Guarantors represents, warrants and covenants to and with Lender that except as otherwise disclosed in Schedules to the Revolving and Term Credit Agreement:

                 a. There is no action or proceeding pending or to the knowledge of such Guarantor, threatened against such Guarantor before any court or administrative agency which might result in any material adverse change in the business or financial condition of such Guarantor or in the property of such Guarantor;

                 b. Such Guarantor has filed all Federal and State income tax returns which such Guarantor has been required to file, and has paid all taxes as shown on said returns and on all assessments received by such Guarantor to the extent that such taxes have become due;

                 c. Neither the execution nor delivery of this Guaranty Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of such Guarantor under any agreement or instrument to which such Guarantor is now a party or by which such Guarantor may be bound;

                 d. This Agreement is a valid and legally binding agreement of such Guarantor and is enforceable against such Guarantor in accordance with its terms;

                 e. Such Guarantor has either examined the Loan Documents or has had an opportunity to examine the Loan Documents and has waived the right to examine them; and

                 f. Such Guarantor has the full power, authority, and legal right to execute and deliver this Agreement.

         15. Notices, Etc. Any notice, demand or request by Lender to the Guarantors, or any of them, or by the Guarantors, or any of them, to Lender shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or other telegraphic communications equipment of the sending party as follows:

                 a.       If to any Guarantor, to it at:

                          P.O. Box 1307
                          Hutchinson, Kansas 67504
                          Attention of Stephen L. Gagnon
                          (Telecopy No. (316) 727-2727)
                          [If by hand delivery or overnight courier service then the post office box is eliminated, the address 811 E. 30th Avenue is added and the zip code is 67502]

                 b.       If to Lender, to it at:

                          10th & Baltimore
                          P.O. Box 419038
                          Kansas City, Missouri 64183
                          Attention of Barry P. Sullivan
                          (Telecopy No. (816) 691-7426)
                          [If by hand delivery or overnight courier service then the post office box is eliminated and the zip code is 64105]
or to such other address or telecopy number as any party may direct by notice given as provided in this paragraph. All notices and other communications given to any party hereto in accordance with the provisions of the Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, if received on or before 5:00 p.m., local time of the recipient, on a business day, or on the next business day if received after 5:00 p.m. on a business day or on a day that is not a business day, or on the date five (5) business after dispatched by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this paragraph or in accordance with the latest unrevoked direction from such party given in accordance with this paragraph.

         16. General Provisions. Each Guarantor agrees to perform any further acts and deliver any additional documents that may be reasonably requested by Lender to carry out the intent and provisions of this Guaranty. Should any part, term or provision of this Guaranty be declared illegal or in conflict with any law, rule, or regulation, the validity of the remaining portions, terms or provisions shall not be affected thereby. The terms and conditions contained herein constitute the entire agreement of the parties and supersede all prior or contemporaneous written and oral agreements and understandings relating to the subject matter of this Guaranty. The captions at the beginning of Sections are used for convenience only and are not to be used in attempting to construe any part of this guaranty. Unless the context indicates otherwise, words importing the singular number shall include the plural and vice versa, words importing persons shall include firms, associations, partnerships and corporations, including public bodies and entities, as well as natural persons, and words of masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders and vice versa. None of the provisions of this Guaranty may be amended without the written consent of the Guarantor affected thereby and Lender. This Guaranty shall be binding upon and inure to the benefit of and be enforceable by the heirs, legal representatives, successors and assigns of Guarantor and Lender as the case may be. This Guaranty may be executed at different times and in any number of originals or counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSOURI.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

[SEAL]                                  REPUBLIC PAPERBOARD COMPANY, a
                                        Kansas corporation
ATTEST:

By:                                     By:
    Janey L. Sowell                         Phil Simpson
    Secretary                               Chairman of the Board,
                                            President and Chief
                                            Executive Officer

[SEAL]                                  REPUBLIC PAPERBOARD COMPANY OF WEST
                                        VIRGINIA, a West Virginia corporation
ATTEST:

By:                                     By:
    Janey L. Sowell                         Phil Simpson
    Secretary                               Chairman of the Board,
                                            President and Chief
                                            Executive Officer


                                  GUARANTORS

STATE OF_______________________   )
                                  ) ss.
COUNTY OF_______________________  )

         On this ____ day of June, 1995, before me, a Notary Public, appeared Phil Simpson, to me personally known, who being by me duly sworn, did say that he is the Chairman of the Board, President and Chief Executive officer of REPUBLIC PAPERBOARD COMPANY, a Kansas corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Phil Simpson acknowledged said instrument to be the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in ____________________________, the day and year last above written.

                                        ___________________________________
                                        Notary Public in and for said
                                        County and State

My Commission Expires:

_____________________________

STATE OF_______________________   )
                                  ) ss.
COUNTY OF_______________________  )

         On this ____ day of June, 1995, before me, a Notary Public, appeared Phil Simpson, to me personally known, who being by me duly sworn, did say that he is the Chairman of the Board, President and Chief Executive Officer of REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA, a West Virginia corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Phil Simpson acknowledged said instrument to be the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in ____________________________, the day and year last above written.

                                        ___________________________________
                                        Notary Public in and for said
                                        County and State

My Commission Expires:

_____________________________

                                                                     EXHIBIT 3.2

                           TERM LOAN PROMISSORY NOTE


$28,000,000.00                                             Kansas City, Missouri
                                                           June 30, 1995

         FOR VALUE RECEIVED, REPUBLIC GYPSUM COMPANY, a Delaware corporation, and REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA, a West Virginia corporation (collectively, the "Maker"), hereby jointly and severally promise to pay to the order of BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY (the "Bank"), the principal sum of TWENTY-EIGHT MILLION DOLLARS ($28,000,000,00), together with interest on the unpaid principal balance outstanding from time to time, from date until Maturity (as hereinafter defined), at a rate or rates per annum determined as hereinafter provided,

         As used in this Note, the following terms shall have the meanings indicated:

         (a) "Applicable Margin" means, if the Maker's Fixed Charge Coverage Ratio is: (i) less than 2.25 to 1.00, 175 basis points; (ii) equal to or greater than 2.25 to 1.00 but less than 3.00 to 1.00, 150 basis points;
(iii) equal to or greater than 3.00 to 1.00 but less than 4.00 to 1.00, 125 basis points; (iv) equal to or greater than 4.00 to 1.00 but less than 5.00 to 1.00, 100 basis points; (v) equal to or greater than 5.00 to 1.00, 75 basis points. The initial Applicable Margin shall be 125 basis points. The Applicable Margin shall be established annually on the anniversary date of this Note, based, in each instance, on the Makers average Fixed Charge Coverage Ratio for the immediately preceding four fiscal quarters, determined on a consolidated basis for Maker and its subsidiaries in accordance with Generally Accepted Accounting Principles consistently applied ("GAAP"). For this purpose, Fixed Charge Coverage Ratio shall mean the ratio of: Consolidated EBITDA; to the sum of (i) Consolidated Interest Expense and (ii) Consolidated Current Maturities of Long Term Debt, For this purpose, (i) Consolidated EBITDA means, for any period, the earnings before interest, taxes, depreciation, amortization, and extraordinary items for such period, determined on a consolidated basis for Maker and its subsidiaries in accordance with GAAP; (ii) Consolidated Interest Expense means, for any period, all interest paid or accrued by Maker and its subsidiaries with respect to any Indebtedness and the interest portion of any Capitalized Lease Obligations, all as determined in accordance with GAAP during such period; (iii) Consolidated Current Maturities of Long Term Debt means for of any period, the sum of principal payments or maturities of debt due within one year, and payments due within one year on Capitalized Lease Obligations; and (iv) Capitalized Lease Obligations of any person means the obligations of such person under any lease that would be capitalized on a balance sheet of such person prepared in accordance with GAAP, and the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         (b) "Board" means the Board of Governors of the Federal Reserve System or any other body or agency succeeding to its authority to set reserve requirements for banks.

         (c) "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Missouri) on which banks in the State of Missouri are open for business.

         (d) "CBR" means, at any time, the Corporate Base Rate of the Bank, as set by the Bank from time to time and distributed to its officers and employees for their use in fixing and adjusting interest rates on loans, whether or not otherwise published or utilized and irrespective of the rate charged by the Bank on any particular loan. The Corporate Base Rate is but one of several interest rate bases used by the Bank, and the Bank lends at rates above and below the Corporate Base Rate, There is no representation that the Corporate Base Rate is the best or a favorable rate of interest.

         (e) "Credit Agreement" means the Revolving and Term Credit Agreement dated June 30, 1995, to which the Maker and the Bank, among others, are parties, as amended from time to time.

         (f) "Dollars" and "$" mean lawful money of the United States of America.

         (g) "Effective Change Date" means the date of this Note and the first day of each succeeding fiscal quarter of Maker.

         (h) "Interest Due Date" means each January 31, April 30, July 31 and October 31 commencing after the date of this Note and prior to Maturity or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that as hereinafter provided, the first interest payment due and payable hereunder shall be due and payable on October 31, 1995 rather than July 31, 1995.

         (i) "Interest Period" means a period commencing on an Effective Change Date and ending on the day immediately preceding the next succeeding Effective Change Date. Notwithstanding the foregoing, (A) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day, (B) if the Maker fails to make a Maker Election prior to 10:00 a.m. on the Business Day immediately preceding the last Business Day of any Interest Period, then the Term Base Rate shall be the Rate Option in effect from the end of such Interest Period until the earlier of Maturity or the next succeeding Effective Change Date.

         (j) "Interest Rate" means the rate at which interest shall accrue on the unpaid principal balance of this Note from time to time under the terms hereof.

         (k) "Maker Election" means an election by the Maker, delivered to the Bank in writing or communicated to the Bank by telephone, telex or facsimile transmission, to select the Rate Option. Each Maker Election communicated by telephone shall be confirmed promptly in writing or by telex or facsimile transmission. Each Maker Election other than one communicated by telephone, and each written confirmation of a Maker Election communicated by telephone, shall be in the form attached to the Credit Agreement as Exhibit
3.3 as the same may be revised from time to time by agreement between the Maker and the Bank, and shall specify the Rate Option which is to go into effect as of the next succeeding Effective Change Date. Each Maker Election must be received by the Bank no later than 10:00 a,m. two Business Days prior to the next succeeding Effective Change Date. If a Maker fails to timely make a Maker Election, then the Term Base Rate shall be the Rate Option in effect from the end of such Interest Period until the earlier of Maturity or the next succeeding Effective Change Date.

         (l) "Maturity" means April 30, 2002, or such earlier date to which the maturity of this Note shall be accelerated as hereinafter provided.

         (m) "Principal Installment Due Date" means the dates set forth in the definition of Principal Installments contained herein which are the dates upon which Principal Installments are due and payable hereunder.

         (n) "Principal Installments" means installments of principal in the following amounts due and payable on each of the Principal Installment Due dates:

         DATE                                                  AMOUNT
         ----                                                  ------
October 31, 1995                                            $1,550,000
April 30, 1996                                              $1,610,000
October 31, 1996                                            $1,670,000
April 30, 1997                                              $1,740,000
October 31, 1997                                            $1,800,000
April 30, 1998                                              $1,870,000
October 31, 1998                                            $1,940,000
April 30, 1999                                              $2,015,000
October 31, 1999                                            $2,090,000
April 30, 2000                                              $2,170,000
October 31, 2000                                            $2,255,000
April 30, 2001                                              $2,340,000
October 31, 2001                                            $2,430,000
April 30, 2002                                              $2,520,000

         (o) "Rate Option" means the formula (which shall be either the Term Eurodollar Rate or the Term Base Rate) under which the Interest Rate is to be determined from time to time.

         (p) "Specified Maturity" means either one (1) or three (3) months.

         (q) "Term Base Rate" means, as of any date, (i) the CBR minus (ii) one half of one percent.

         (r) "Term Eurodollar Rate" means, as of any date, for a Specified Maturity, the sum of (i) the Applicable Margin plus (ii) the rate obtained by dividing (A) the rate most recently reported as the "London Interbank Offered Rate" for the Specified Maturity in The Wall Street Journal, or, if no such rate for such Specified Maturity has been reported in The Wall Street Journal on any of the five (5) Business Days next preceding such date, the "London Interbank Offered Rate" for the Specified Maturity most recently reported, by an on-line database generally available to banks in the United States and selected by the Bank, as a prevailing rate, based on rates offered by banks in the London Market for interbank dollar deposits of the Specified Maturity, or, if no such rate for such Specified Maturity has been reported by any such database on any of the twenty (20) Business Days next preceding such date, the average of the rates then offered for interbank dollar deposits of the one month maturity by any three banks in the London Market selected by the Bank, by
(B) a percentage equal to 100% minus the current percentages specified by the Board for determining the maximum reserve requirement (including, but not limited to, any marginal, special, emergency or supplemental reserve requirement) for the Bank in respect of liabilities consisting of or including (among other liabilities) Eurocurrency Liabilities, as defined in the Board's Regulation D or any successor regulation. The result of the foregoing calculation shall be adjusted to the nearest one-thousandth of one percent (0.001%).

         Concurrently with the delivery of this Note, the Maker has delivered to the Bank a written election which identifies the Rate Option to be applicable during the initial Interest Period. The Maker may make Maker Elections no later than two Business Days prior to the end of each Interest Period, and the Rate Option so elected shall become effective as of the next succeeding Effective Change Date, at any time and from time to time, subject to the provisions of paragraph (i), above. If a Maker fails to timely make a Maker Election, then the Term Base Rate shall be the Rate Option in effect from the end of such Interest Period until the earlier of Maturity or the next succeeding Effective Change Date, Anything herein to the contrary notwithstanding in no event shall the principal balance of this Note bear interest at a rate greater than the highest rate of interest permitted by applicable law.

         Principal Installments shall be paid on each Principal Installment Date, and the balance of all unpaid principal of this Note shall be payable in full at Maturity. Accrued interest at the Interest Rate shall be due and payable on each Interest Due Date and at Maturity, provided, however, that the first interest payment due and payable hereunder shall be due and payable on October 31, 1995 rather than July 31, 1995. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. During any Interest Period for which the Rate Option in effect is the Term Eurodollar Rate; (i) if the Specified Maturity is one (1) month, the Interest Rate shall be adjusted monthly on the first day of each month during such Interest Period based on the Term Eurodollar Rate determined as of such first day of such month, or (ii) if the Specified Maturity is three (3) months, the Interest Rate shall be fixed for the entire Interest Period based on the Term Eurodollar Rate determined as of the Effective Change Date on which such Interest Period commences. Provided, however, that in the event any adjustment of the Applicable Margin becomes effective during such Interest Period, the Interest Rate shall change effective concurrently with the adjustment of the Applicable Margin. During any Interest Period for which the Rate Option in effect is the Term Base Rate, the Interest Rate shall change on the same day as each change in the CBR.

         The principal of this Note may be prepaid, in whole or in part, at any time and from time to time, without penalty or fee, but only upon not less than one Business Day's prior notice to the Bank, and subject to the limitations that unless the Bank shall otherwise in its sole discretion agree, any partial prepayments shall be in the amount of not less than $500,000 or an integral multiple thereof, and no prepayment of principal may be made at a time when any previously-scheduled interest payment has not been paid in full. Any prepayments of principal shall reduce Principal Installments in inverse order of maturity.

         After Maturity, whether Maturity occurs by reason of acceleration or passage of time, and notwithstanding any other provision of this Note or any Maker Election, this Note shall bear interest at a rate per annum equal to the CBR plus three percent (3%), adjusted daily, not to exceed the highest rate of interest permitted by applicable law.

       As used herein, the term "Holder" refers to the Bank and also to any other person in possession of this Note if this Note has been endorsed to such person, to his order, to bearer or in blank. The amount of interest due on any Interest Due Date may be specified by notice from the Holder to the Maker prior to such Interest Due Date, but the Holder shall have no obligation to give any such notice. In the event any such notice is not given, in the event the amount of interest is miscalculated in any such notice, or in the event of a change in the Interest Rate subsequent to the preparation of any such notice and prior to the

Interest Due Date, then any resultant underpayment or overpayment of interest shall be added to or deducted from the next scheduled interest payment. Nothing herein shall relieve the Maker or any other person liable for the payment of this Note from the obligation to pay the full amount of interest accruing from time to time on the unpaid principal balance, and any and all accrued interest not previously paid for any reason whatsoever shall be due and payable at Maturity.

         All payments of principal and interest on this Note shall be due and payable at 2:00 P.M. (local time in the city in which the Bank's principal office is located) on the scheduled due date at the principal office of the Bank, 14 West 10th Street, Kansas City, Missouri 64105, or at such other place as the Holder may designate to the Maker in writing from time to time.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SAID STATE, EXCEPT TO THE EXTENT SUCH LAWS ARE PREEMPTED (EXPRESSLY OR BY IMPLICATION) BY LAWS OF THE UNITED STATES. THIS NOTE MAY NOT BE MODIFIED OR CANCELED EXCEPT BY A WRITING SIGNED BY THE HOLDER.

         To the extent not prohibited by law, all parties who now are or hereafter become liable for the payment of this Note, whether as maker, co-maker, principal, surety, guarantor or endorser, including any accommodation party as defined in the Uniform Commercial Code as enacted in Missouri, hereby
(a) waive presentment for payment, demand, protest, notice of protest, notice of dishonor, and, except as required hereby or by the Credit Agreement, all other notices in connection with the delivery, acceptance, performance, default and enforcement of this Note; (b) consent to any number of extensions, postponements or deferrals of any payment due hereunder, for any length of time and on any lawful terms (including but not limited to any change in the Interest Rate or the method of determining the Interest Rate from time to time), to the grant of any other indulgence to, any release of and any covenant not to sue any party liable for the payment hereof, and any extension of additional credit, any sale, exchange, release or surrender by Holder of any interest in any security, securities, security interests or collateral which Holder may hold, all without notice to or express reservation of rights against any of said parties; and (c) jointly and severally agree (subject to any limitations contained in the agreements or instruments by virtue of which they respectively are liable for the payment hereof) to perform all obligations of the Maker hereunder (as modified by any such extension, postponement or deferral) when due, without requiring any prior demand on or action against any other person. No delay or failure on the part of Holder in the exercise of any right or remedy against either Maker, or any other party against whom Holder may have any right, and no single or partial exercise by Holder of any right or remedy herein shall preclude other or further exercise thereof or the exercise of any other right or remedy whether contained herein or in any of the other Loan Documents as defined in the Credit Agreement. The remedies provided herein and in any other Loan Document, as defined in the Credit Agreement, shall be cumulative and not exclusive of any remedies provided by law. No action of Holder permitted hereunder shall in any way impair or affect this Note. Each Maker further agrees that: (a) each Maker has established adequate means of obtaining from the other Maker on a continuing basis financial and other information pertaining to such other Maker's affairs or business; and (b) each Maker is now and will be familiar with the affairs, business, operations and condition of the other Maker and its assets. Each Maker hereby waives any duty on the part of Holder to disclose to such Maker any matter relating to the affairs, business, operations or conditions (financial or other) of the other Maker and its assets now or hereafter known to Holder. Holder shall have no obligation to disclose or discuss with either Maker its assessment of the financial condition of the other Maker,

         In the event any installment of principal or interest is not paid when due, or in the event there occurs any event which, under the terms of the Credit Agreement, permits the obligations referred to therein to be declared due and payable or causes or permits the maturity of such obligations to be accelerated, then the Holder shall have the right and power, at its option, to accelerate the maturity of this Note and to declare the unpaid principal balance and all accrued interest immediately due and payable in full.

         In the event of any default in the payment of the principal or interest hereunder, the Maker shall pay all costs and expenses of collection, including the reasonable fees and expenses of any attorney or firm of attorneys retained by the Holder in connection with such collection, whether or not suit is commenced and including fees and expenses in connection with any bankruptcy, insolvency or reorganization proceedings and any proceedings in appellate courts, all to the extent not prohibited by applicable law.

(SEAL)                                     REPUBLIC GYPSUM COMPANY, a Delaware
                                           corporation
ATTEST:

By:                                        By:
    Janey L. Sowell                            Phil Simpson
    Secretary                                  Chairman of the Board,
                                               President and Chief
                                               Executive Officer

[SEAL]                                     REPUBLIC PAPERBOARD COMPANY OF WEST
                                           VIRGINIA, a West Virginia corporation
ATTEST:

By:                                        By:
    Janey L. Sowell                            Phil Simpson
    Secretary                                  Chairman of the Board,
                                               President and Chief
                                               Executive Officer

                                                                     EXHIBIT 3.3

                                 MAKER ELECTION

To:      Boatmen's First National Bank of
         Kansas City

         Pursuant to the terms of our Term Loan Promissory Note dated June 30, 1995, and payable to your order in the principal amount of $28,000,000 (the "Note"), the unpaid principal balance of which is $________________, we hereby elect to establish or select the Rate Option. Effective on the Effective Change Date, which shall be _____________, 19__ [the first day of the next succeeding fiscal quarter of Maker], the Rate Option shall be:

         ( ) The Term Eurodollar Rate for ___________________  months.
                                            [one or three]

         ( ) The Term Base Rate.

         This Maker Election is subject to all of the terms of the Note, and terms used herein with initial capital letters which are defined in the Note shall, as used herein, have the meanings given to them in the Note.

         Dated this ____ day of ____________________, 19__.

                                        REPUBLIC GYPSUM COMPANY

                                        BY:________________________________
                                        NAME:______________________________
                                        Title:_____________________________

                                        REPUBLIC PAPERBOARD COMPANY OF WEST
                                        VIRGINIA

                                        BY:________________________________
                                        NAME:______________________________
                                        Title:_____________________________

                                                                     EXHIBIT 3.4

                          TERM LOAN GUARANTY AGREEMENT

       THIS TERM LOAN GUARANTY AGREEMENT is made as of the 30th day of June, 1995, by the undersigned (hereinafter referred to as "Guarantor"), to BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association (hereinafter referred to as "Lender").

                                   RECITALS:

         1. REPUBLIC GYPSUM COMPANY, a Delaware corporation, and REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA, a West Virginia corporation (hereinafter referred to jointly and severally as "Borrowers", and individually as "Borrower"), intend to borrow up to the principal sum of $28,000,000 (said debt and all interest and other sums accruing thereon herein sometimes referred to as the "Term Loan") from Lender as evidenced or to be evidenced by a Term Loan Promissory Note (hereinafter referred to as the "Term Note") but it is understood that Guarantor's obligations hereunder are not limited to said $28,000,000 amount; and

         2. Republic Gypsum Company has contemporaneously with the execution herewith borrowed or will borrow up to the principal sum of $7,000,000 (said debt and all interest in other sums accruing thereon here and sometimes referred to as the "Revolving Loans") from Lender as evidenced or to be evidenced by a Revolving Credit Promissory Note of approximately even date herewith (hereinafter referred to as the "Revolving Notes"), and Republic Gypsum Company intends to use the proceeds of the Revolving Loan, in part, to fund intercompany advances to Guarantor; and

         3. Borrowers also have contemporaneously executed or will execute a Revolving Credit and Term Loan Agreement, and certain other documents described therein creating liens upon, granting security interests in, or otherwise evidencing or securing the Term Loan (all of such documents, including the Revolving and Term Credit Agreement and the Term Note are hereinafter sometimes collectively referred to as the "Loan Documents" as such term is defined in the Revolving and Term Credit Agreement); and

         4. Guarantor has offered to Lender and Lender has accepted the Guarantor's unconditional guaranty of payment and performance of the Term Loan and other obligations of Borrowers, and Lender would not or will not make the Term Loan or the Revolving Loan but for the guaranty of Guarantor; and

         5. In consideration of the substantial benefits flowing to Guarantor by virtue of the above-described loan transaction,

Guarantor has agreed to fully guarantee any and all debts, obligations and liabilities of Borrowers under the Term Note and all of the other Term Loan Documents; and

         6. Guarantor wishes to set forth its guaranty in writing for the benefit of Lender.

         NOW, THEREFORE, in consideration of Lender's agreement to make the above-described loan to Borrowers; in consideration of the terms, covenants and provisions of the Loan Documents; and with the understanding and agreement on the part of Guarantor that the above-described loan and other financial accommodations by Lender to Borrowers are and will be of direct interest, benefit and advantage to Guarantor, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby states and agrees as follows:

         1. Request to Make Term Loan. Guarantor hereby requests Lender to make the Term Loan to Borrowers and to extend credit, to permit credit to remain outstanding and to give financial accommodations to Borrowers, as Borrowers may desire and as Lender may grant, from time to time, whether to either Borrower alone, to Borrowers jointly and severally, or to either or both Borrowers and others, and specifically to make the Term Loan described in the Loan Documents.

         2. Guaranty. For the consideration described herein, Guarantor hereby absolutely and unconditionally guarantees full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, and at all times thereafter, of (i) the Term Note; (ii) all obligations and indebtedness of Borrowers arising under any of the Term Loan Documents; (iii) any and all other existing and future indebtedness, obligations and liabilities of Borrower to Lender for sums borrowed, including all renewals, extensions and modifications thereof, whether now existing or hereafter incurred, whether contracted by Borrowers alone or jointly with others,; and (iv) all expenses, including, without limitation, reasonable attorneys' fees to the extent not prohibited by applicable law, whether or not suit be commenced, incurred by Lender in the collection of any of the liabilities or other indebtedness now or hereafter owed by either or both Borrower to Lender, the enforcement of all rights and remedies under the Loan Documents or any other security therefor or in enforcing any of Lender's rights under this Guaranty Agreement or under any of the Loan Documents, including, without limitation, all fees and expenses incurred by Lender in connection with any bankruptcy type proceedings (all of the above are hereinafter collectively referred to as the "Liabilities"), The covenants of Guarantor in this section are hereinafter collectively referred to as the "Guaranty." This is an unconditional guaranty and Guarantor further understands and agrees that there are no conditions, oral or otherwise, on the effectiveness of this Guaranty.

         3. Renewals, Extensions and Releases. Guarantor hereby agrees to and gives its consent that, without notice to or further assent by Guarantor, the obligations of Borrowers or any other party for the Liabilities may be renewed, extended, modified, prematured, accelerated or released by Lender, the interest rate on any of them may be increased or decreased, or additional credit extended to either or both Borrowers as Lender may deem advisable in its sole discretion, and that any security or securities, security interests or collateral which Lender may hold or in which Lender may have an interest may be exchanged, sold, released or surrendered by it, as it may deem advisable in its sole discretion and regardless of such Borrower's financial or other condition at the time of such action, without impairing or affecting the obligations of Guarantor hereunder in any way whatsoever.

         4. Waivers by Guarantor, Etc. Guarantor hereby waives each of the following: (a) any and all notice of the acceptance of this Guaranty or of the creation, renewal or accrual of any Liabilities, present or future; (b) any and all objections to the reliance of Lender upon this Guaranty; (c) notice of the existence or creation of any Loan Document or of any of the Liabilities;
(d) protest, presentment, demand for payment, notice of default or nonpayment, notice of dishonor to or upon Guarantor, either or both Borrowers or any other party liable for any of the Liabilities hereby guaranteed; (e) any and all other notices or formalities to which Guarantor may otherwise be entitled, including notice of Lender's granting either or both Borrowers any indulgences or extensions of time on payment of any of the Liabilities; and (f) promptness in making any claim or demand hereunder. All Liabilities shall conclusively be presumed to have been created, contracted, or incurred in reliance upon this Guaranty and all dealings between Borrower and Lender shall likewise be presumed to be in reliance upon this Guaranty. No delay or failure on the part of Lender in the exercise of any right or remedy against either Borrower or Guarantor, or any other party against whom Lender may have any right, and no single or partial exercise by Lender of any right or remedy herein shall preclude other or further exercise thereof or the exercise of any other right or remedy whether contained herein or in the Term Note or any of the other Loan Documents. The remedies provided herein and in any other Loan Document shall be cumulative and not exclusive of any remedies provided by law. No action of Lender permitted hereunder shall in any way impair or affect this Guaranty. Guarantor further agrees that: (a) Guarantor has established adequate means of obtaining from the Borrowers on a continuing basis financial and other information pertaining to the Borrowers' affairs or business; and (b) Guarantor is now and will be familiar with the affairs, business, operations and condition of the Borrowers and their respective assets.

Guarantor hereby waives any duty on the part of Lender to disclose to Guarantor any matter relating to the affairs, business, operations or conditions (financial or other) of the Borrowers and their respective assets now or hereafter known to Lender. With respect to the creation of any Liabilities, the Lender need not inquire into the power or authority of either of the Borrowers or any officer, director, partner or agent acting or purporting to act on either Borrower's behalf, and any Liabilities created in reliance upon the professed exercise of such power or authority shall be guaranteed hereunder. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrowers.

         5. Guaranty of Payment; Independent Obligations. This Guaranty shall be construed as an absolute, irrevocable and unconditional guaranty of payment and performance, without regard to the validity, regularity or enforceability of any obligation or purported obligation of Borrowers. The obligations of Guarantor are independent of the obligations of Borrowers, and a separate action or actions for payment, damages or performance may be brought and prosecuted against Guarantor, whether or not an action is brought against either or both Borrowers or any security for the Liabilities, and whether or not either or both Borrowers is joined in any such action or actions.

         6. Liabilities Guaranteed. This Guaranty is made and shall continue as to any and all Liabilities without regard to collateral, security, guarantees or other obligors, if any, or to the validity, effectiveness or enforceability of any and all thereof or any and all of the Liabilities or Loan Documents. Any and all such collateral, security, guarantees and other obligors, if any, may, from time to time, without notice to or consent of Guarantor, be granted, sold, released, surrendered, exchanged, settled, compromised, waived, subordinated or modified, with or without consideration, on such terms or conditions as may be acceptable to Lender, without in any manner affecting or impairing the liability of Guarantor. Additionally, no delay or failure on the part of Lender to take any collateral or security for the Term Note or other Liabilities nor any delay or failure on the part of Lender to obtain or have executed any or all of the Loan Documents shall in any manner affect or impair the liability of the Guarantor. No set-off, claim, reduction or diminution of any Liability or any defense of any kind or nature which either Borrower or Guarantor has or may hereafter have against Lender shall be available to Guarantor against Lender with respect to the Liabilities.

         7. Subrogation. Guarantor will not exercise any rights which Guarantor may have acquired by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, unless and until all of the Liabilities shall have been fully paid and performance completed. If any payment shall be made by any person to the undersigned on account of such subrogation rights at any time when all of the Liabilities have not been paid in full, then any amount so paid will be forthwith paid by Guarantor to Lender to be credited and applied to any of the Liabilities, whether matured or unmatured, in such order and according to such priority as Lender may in its sole discretion determine.

         8. Payment. When any of the Liabilities become due and remain due and unpaid Guarantor will, upon demand, pay to Lender the amount due thereon. Guarantor agrees that the liability of Guarantor hereunder is independent of any other guaranty at any time in effect with respect to all or any part of the Liabilities. Lender also shall have the unconditional right to demand and receive full payment from Guarantor of all of the Liabilities and all interest then accrued thereon upon the occurrence of an Event of Default (as defined in the Revolving and Term Credit Agreement). Any amounts received by Lender from any sources and applied by Lender towards the payment of the Liabilities shall be applied in such order of application as Lender may from time to time elect in its sole discretion.

         9. Lender's Collection Rights Against Guarantor; Collateral. Guarantor agrees to pay Lender any and all costs, expenses and reasonable attorneys' fees, to the extent not prohibited by applicable law, paid or incurred by Lender in collecting or endeavoring to collect any Liabilities or in enforcing or endeavoring to enforce this Guaranty whether or not suit be brought. Guarantor hereby grants, conveys, transfers and delivers to Lender a continuing security interest and lien as security for this Guaranty, as well as security for any other obligations or liabilities (present or future, absolute or contingent, due or not due) of Guarantor to Lender, upon all property of Guarantor now or at any time hereafter in the possession or custody of Lender for any purpose (including property left in safekeeping or custody), by or for the account of Guarantor, and also upon any deposits with or any credit or claim of Guarantor against Lender, existing from time to time. Lender is hereby irrevocably and unconditionally authorized and empowered, upon the occurrence of any Event of Default, to appropriate, seize and apply to the payment and extinguishment of the Liabilities any and all monies, property, securities, deposits, or credit balances held by Lender without demand, advertisement, or notice, all of which are hereby expressly waived by Guarantor. Further, Guarantor agrees that should Lender repay (either by reason of court order or judgment or in settlement of a controversy) to either Borrower or the estate or Trustee of either Borrower as a bankruptcy debtor-in-possession any sum because of a claim of a preference or for any other reason whatsoever, this Guaranty shall continue to be effective or shall (if previously deemed terminated) be reinstated, as the case may be, as if such payment had not been made or performance completed and Guarantor shall immediately reimburse Lender for any sums so repaid plus (a) interest on such sums, from the date Lender makes such payment until such payment is reimbursed in full, at the rate last charged on any of the Liabilities, and (b) all expenses incurred by Lender in enforcing such reimbursement and in resisting such repayment.

         10. Transfer of Liabilities. Subject to Section 10.4 of the Revolving and Term Credit Agreement, Lender may, without notice or consent of any kind, sell, assign or transfer all or any of the Liabilities, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Liabilities shall enjoy all rights, power and benefits of Lender hereunder and shall have the full right to enforce this Guaranty by suit or otherwise, for the benefit of such assignee, transferee or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such right, powers and benefits. Lender shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of Lender, with regard to those Liabilities which Lender has not sold, assigned or transferred.

         11. Duration; Termination. This Guaranty shall be a continuing guaranty and may be terminated by Guarantor only upon written notice by registered mail signed by Guarantor and actually received by Lender and to be effective as of the opening of business on the next business day following the day of receipt. Such termination shall be effective only as to that portion of the Liabilities incurred after such termination time, and this Guaranty shall remain in full force and effect as to all Liabilities incurred before that time and as to any interest and other charges subsequently accruing thereon and as to any expenses subsequently incurred by Lender in endeavoring to collect any such pre-termination Liabilities and in enforcing this Guaranty. Regardless of when a renewal or extension of pre-termination Liabilities occurs (with or without adjustment of the interest rate or payment or other terms), the renewed or extended Liabilities are deemed to have been incurred prior to termination, and shall continue to be fully covered by this Guaranty. Any notice of termination by any Guarantor shall not affect the obligations hereunder of any other Guarantor. This Guaranty also shall continue in full force and effect whether or not the Liabilities are from time to time reduced to zero dollars. Provided, however, notwithstanding the foregoing, no termination shall be effective until the initial Loan amount, if any, set forth above and any interest or other charges accruing thereon and any expenses incurred by Lender in attempting to collect the same has been paid in full. When said conditions have been fully met, Lender will, upon request, furnish to Guarantor at Guarantor's expense a written cancellation of this Guaranty.

         12. Jurisdiction. Guarantor irrevocably: (a) agrees that Lender or any other holder or holders of the Liabilities may bring suit, action or other legal proceedings arising out of this

Guaranty Agreement or the transactions contemplated hereby in the courts of the State of Missouri in Jackson County, Missouri or the courts of the United States for the Western District of Missouri, but shall not be restricted to such courts; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives venue of any such suit, action or proceeding in any of such courts.

         13. Claims in Bankruptcy. Guarantor will file all claims against Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law upon any indebtedness of Borrowers to Guarantor and will assign to Lender all right of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor is hereby irrevocably appointed and is hereby authorized to do so in the name of the undersigned or, in Lender's discretion, to assign the claim and to cause proof of claim to be filed in the name of Lender's nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount thereof and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantors rights to any such payments or distributions to which Guarantor would otherwise be entitled.

         14. Guarantor's Representations and Warranties. Guarantor represents, warrants and covenants to and with Lender that except as otherwise disclosed in Schedules to the Revolving and Term Credit Agreement:

                 (a) There is no action or proceeding pending or to the knowledge of Guarantor, threatened against Guarantor before any court or administrative agency which might result in any material adverse change in the business or financial condition of Guarantor or in the property of Guarantor;

                 (b) Guarantor has filed all Federal and State income tax returns which Guarantor has been required to file, and has paid all taxes as shown on said returns and on all assessments received by Guarantor to the extent that such taxes have become due;

                 (c) Neither the execution nor delivery of this Guaranty Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Guarantor under any agreement or instrument to which Guarantor is now a party or by which Guarantor may be bound;

                 (d) This Agreement is a valid and legally binding agreement of Guarantor and is enforceable against Guarantor in accordance with its terms;

                 (e) Guarantor has either examined the Term Loan Documents or has had an opportunity to examine the Term Loan Documents and has waived the right to examine them; and

                 (f) Guarantor has the full power, authority, and legal right to execute and deliver this Agreement.

         15. Notices, Etc. Any notice, demand or request by Lender to Guarantor or by Guarantor to Lender shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or other telegraphic communications equipment of the sending party as follows:

                 1.       If to any Guarantor, to it at:

                          P.O. Box 1307
                          Hutchinson, Kansas 67504
                          Attention of Stephen L. Gagnon
                          (Telecopy No. (316) 727-2727)
                          [If by hand delivery or overnight courier service then the post office box is eliminated, the address 811 E. 30th Avenue is added and the zip code is 67502]

                 2.       If to Lender, to it at:

                          10th & Baltimore
                          P.O. Box 419038
                          Kansas City, Missouri 64183
                          Attention of Barry P. Sullivan
                          (Telecopy No. (816) 691-7426)
                          [If by hand delivery or overnight courier service then the post office box is eliminated and the zip code is 64105]

or to such other address or telecopy number as any party may direct by notice given as provided in this paragraph. All notices and other communications given to any party hereto in accordance with the provisions of the Guaranty shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, if received on or before 5:00 p.m., local time of the recipient, on a business day, or on the next business day if received after 5:00 p.m. on a business day or on a day that is not a business day, or on the date five (5) business days after dispatched by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this paragraph in accordance with the latest unrevoked direction from such party given in accordance with this paragraph.

         16. General Provisions. Guarantor agrees to perform any further acts and deliver any additional documents that may be reasonably requested by Lender to carry out the intent and provisions of this Guaranty. Should any part, term or provision of this Guaranty be declared illegal or in conflict with any law, rule, or regulation, the validity of the remaining portions, terms or provisions shall not be affected thereby. The terms and conditions contained herein constitute the entire agreement of the parties and supersede all prior or contemporaneous written and oral agreements and understandings relating to the subject matter of this Guaranty. The captions at the beginning of Sections are used for convenience only and are not to be used in attempting to construe any part of this guaranty. Unless the context indicates otherwise, words importing the singular number shall include the plural and vice versa, words importing persons shall include firms, associations, partnerships and corporations, including public bodies and entities, as well as natural persons, and words of masculine gender shall be deemed and construed to include correlative words of the feminine and neuter genders and vice versa. None of the provisions of this Guaranty may be amended without the written consent of Guarantor and the Bank. This Guaranty shall be binding upon and inure to the benefit of and be enforceable by the legal representatives, successors and assigns of Guarantor and Lender as the case may be. This Guaranty may be executed at different times and in any number of originals or counterparts, each of which shall be deemed an original, but all of which together shall constitute only one instrument. THIS GUARANTY SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MISSOURI.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hand as of the day and year first above written.

[SEAL]                                     REPUBLIC PAPERBOARD COMPANY, a
                                           Kansas corporation
ATTEST:

By:                                        By:
    Janey L. Sowell                            Phil Simpson
    Secretary                                  Chairman of the Board,
                                               President and Chief
                                               Executive Officer

                                                   GUARANTOR

STATE OF_______________________   )
                                  ) ss.
COUNTY OF_______________________  )

         On this day of June, 1995, before me, a Notary Public, appeared Phil Simpson, to me personally known, who being by me duly sworn, did say that he is the Chairman of the Board, President and Chief Executive Officer of REPUBLIC PAPERBOARD COMPANY, a Kansas corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said Phil Simpson acknowledged said instrument to be the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in ____________________________, the day and year last above written.

                                        ___________________________________
                                        Notary Public in and for said
                                        County and State

My Commission Expires:

_____________________________

                                                                  EXHIBIT 3.5(a)

                               SECURITY AGREEMENT

       This Security Agreement (this "Agreement") is made as of the 30th day of June, 1995, by and between REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA, a West Virginia corporation, having its principal office at Old Route 340, Halltown, Virginia 25423 ("Debtor"), and BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association, having its principal office at 10th and Baltimore, Kansas City, Missouri 64105 ("Secured Party").

         WHEREAS, pursuant to that certain Revolving and Term Credit Agreement of approximately even date herewith among Debtor, Secured Party and certain other parties ("Credit Agreement"), Debtor is about to become or is indebted to Secured Party as evidenced by that certain Term Loan Promissory Note in the original principal amount of $28,000,000 ("Note"), and as further evidenced or secured by certain other "Loan Documents," as such term is defined in the Credit Agreement, including, without limitation, that certain Deed of Trust of approximately even date herewith between Debtor and the Trustees named therein ("Deed of Trust"),

         NOW, THEREFORE, in consideration of such credit extended by Secured Party to Debtor, the Secured Party and Debtor agree as follows:

         Section 1. Grant of Security Interest. Debtor, in consideration of the indebtedness described in this Agreement, hereby grants, conveys and assigns to Secured Party for security all of Debtor's existing and future right, title and interest in, to and under the property listed in Section 2 of this Agreement. This security interest is granted to the Secured Party to (a) secure the payment of the indebtedness evidenced the Note, together with interest thereon and collection costs thereof, and all renewals, extensions, and modifications of the Note; (b) the payment, performance and observance of all obligations, covenants and agreements to be paid, performed or observed by Debtor under the Note and this Agreement; and (c) the payment of all other sums, with interest thereon, advanced under the terms of this Agreement.

         Section 2. Property. The property subject to the security interest (the "Collateral") is as follows:

2.1 Equipment. All of Debtor's equipment, machinery, trade fixtures, fixtures, tools, furniture, motor vehicles, and other tangible personal property used in Debtor's business.

2.2      After-Acquired Property. All property of the types described in
Section 2.1 or similar thereto, that at any time hereafter may be acquired by Debtor, including but not limited to all accessions thereto, and all parts, additions, subtractions and replacements thereof.

2.3 Proceeds. All cash and non-cash proceeds of any of the Collateral described or referred to in Sections 2.1. The claim to proceeds does not authorize the sale or disposition of any part of the Collateral without the prior written consent of the Secured Party.

2.4 Writings Relevant to Collateral. The furnishing of invoices, schedules, lists, assignments or other writings relating to any part of the Collateral shall not be construed to limit the security interests hereby granted to the items on such invoices, schedules, lists, assignments or other writings, All Collateral shall be subject to the security interest hereby granted in accordance with the broad description herein contained.

         Section 3. Covenants of Debtor. Debtor agrees and covenants as follows:

3.1 Payment of Principal and Interest. Debtor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, any prepayment and late charges provided in the Note, and all other sums required to be paid pursuant to the Credit Agreement and/or secured by this Agreement or any of the other Loan Documents.

3.2 Corporate Existence. Debtor is a corporation duly organized and existing under the laws of the State of West Virginia and is duly qualified in every other state in which it is doing business.

3.3 Corporate Authority. The execution, delivery and performance of this Agreement, and of any financing statements relating hereto, and of all other Loan Documents, and the incurring of the obligations secured here, are within Debtor's corporate powers, have been duly authorized, and are not in contravention of law or the terms of Debtor's Articles of Incorporation and Bylaws, or of any indenture, agreement or undertaking to which Debtor is a party or by which it is bound.

3.4 Ownership of Collateral. Debtor is the sole owner of the Collateral free and clear from any lien, security interest or encumbrances (other than liens, security interests and encumbrances permitted under Section 8.2 of the Credit Agreement) and will defend the Collateral against the claims and demands of all other persons at any time claiming the same or any interest therein.

3.5 Location of Collateral. Debtor's chief place of business, chief executive office, place where all the Collateral (other than motor vehicles in transit) is located, and place where its books and records relating to the Collateral are kept is at the address set forth at the beginning of this Agreement, and Debtor has no other places of business, except as follows: None.

         Section 4. Removal of Collateral Prohibited; Name, Address or Ownership Changes. Debtor shall not remove the Collateral (except for motor vehicles in transit and except for other Collateral replaced in the ordinary course of business) from the location set forth in Section 3.5 hereof, nor move its books and records, nor change the location of its chief executive offices or chief place of business without the prior written consent of Secured Party. Debtor shall notify Secured Party at least thirty (30) days before Debtor (i) changes its name, trade name or name under which it does business, (ii) makes use of any new or additional names, or (iii) opens any new or additional places of business or closes any place of business.

         Section 5. Perfection of Security Interest. Debtor agrees to execute and file financing statements, and do whatever may be necessary under the Uniform Commercial Code of West Virginia in to perfect and continue Secured Party's interest in the Collateral, all at Debtor's expense.

         Section 6. Taxes and Assessments. Debtor will pay or cause to be paid when due all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

         Section 7. Insurance. Debtor shall have and maintain, or cause to be maintained, insurance at all times with respect to all Collateral against such risks as Secured Party may reasonably require, in such form, for such periods, in such amounts and written by such companies as may be satisfactory to Secured Party. All policies of insurance shall have a loss payable clause acceptable to Secured Party and/or such other endorsements as Secured Party may from time to time request, and Debtor will promptly provide Secured Party with the original policies or certificates of such insurance. Debtor shall promptly notify Secured Party of any loss or damage that may occur to the Collateral. Secured Party is hereby authorized to file a proof of loss if it has not been filed promptly by Debtor. All proceeds of any insurance on the Collateral shall be held by Secured Party as a part of the Collateral. Unless an Event of Default shall have occurred and be continuing, Debtor shall have the right, at its option, either to promptly apply all or part of such proceeds to the repair, reconstruction or replacement of the damaged, destroyed or lost Collateral or apply all of such proceeds not so applied to the repair, reconstruction or replacement of the Collateral to the payment of the obligations secured hereby. In the event of failure to provide insurance as herein provided. Secured Party may, at Secured Party's option, provide such insurance at Debtor's expense. Under no circumstances shall Secured Party be liable for any contribution to repair or restore damaged property if insurance proceeds are insufficient for such purposes.

         Section 8. Condition of Collateral. Debtor shall keep all the Collateral in good repair, working order and condition, excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and shall not use the Collateral in violation of any statute, regulation, rule, ordinance or insurance policy.

         Section 9. Protection of Secured Party's Security. if Debtor fails to perform the covenants and agreements contained or incorporated in this Agreement and/or any of the other Loan Documents and such failure becomes an Event of Default, or if any action or proceeding is commenced which affects the Collateral or title thereto or the interest of Secured Party therein, including, but not limited to eminent domain, insolvency, code enforcement or arrangements or proceedings involving a bankrupt or decedent, then Secured Party, at Secured Party's option, may make such appearance, disburse such sums and take such action as Secured Party deems necessary, in its sole discretion, to protect Secured Party's interest, including but not limited to (i) disbursement of attorneys' fees, (ii) entry upon Debtor's property to make repairs to the Collateral, (iii) discharge of taxes or liens of any kind against the Collateral and (iv) procurement of satisfactory insurance, Any amounts disbursed by Secured Party pursuant to this Section, with interest thereon, shall become additional indebtedness of Debtor secured by this Agreement. Unless Debtor and Secured Party agree to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement at the default rate stated in the Note unless collection from Debtor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate which may be collected from Debtor under applicable law. Nothing contained in this Section shall require Secured Party to incur any expense or take any action.

         Section 10. Inspection. Secured Party may make or cause to be made reasonable entries upon and inspections of Debtor's premises to inspect the Collateral and all records.

         Section 11. Debtor and Lien Not Released. From time to time, Secured Party may, at Secured Party's option, without giving notice to or obtaining the consent of Debtor, Debtor's successors or assigns or of any other lienholder or guarantors, without liability on Secured Party's part, and notwithstanding Debtor's breach of any covenant or agreement of Debtor in this Agreement and/or any of the other Loan Documents, extend the time for payment of said indebtedness or any part thereof, reduce the payments thereon, release anyone liable on any of said indebtedness, accept a renewal note or notes therefor, modify the terms and the time of payment of said indebtedness, release from the lien of this Agreement any part of the Collateral, take or release other or additional security, reconvey any part of the collateral, join in any extension or subordination agreement, and agree in writing with Debtor to modify the rate of interest or period of amortization of the Note or change the amount of any installments payable thereunder. Any actions taken by Secured Party pursuant to the terms of this Section shall not affect the obligation of Debtor or Debtor's successors or assigns to pay the sums secured by this Agreement and/or any other Loan Document and to observe the covenants of Debtor contained herein, shall not affect the guaranty of any person, corporation, partnership or other entity for payment of the indebtedness secured hereby and shall not affect the lien or priority of lien hereof on the Collateral. Debtor shall pay Secured Party a reasonable service charge, together with such title insurance premiums and attorneys fees as may be incurred at Secured Party's option for any such action if taken at Debtor's request.

         Section 12. Forbearance by Secured Party Not a Waiver. Any forbearance by Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Secured Party of payment of any sum secured by this Agreement and/or any other Loan Document after the due date of such payment shall not be a waiver of Secured Party's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment of such other sums not paid when due. The procurement of insurance or the payment of taxes, rents or other liens or charges by Secured Party shall not be a waiver of Secured Party's right to accelerate the maturity of the indebtedness secured by this Agreement, nor shall Secured Party's receipt of any awards, proceeds or damages as provided in this Agreement operate to cure or waive Debtor's default in payment of sums secured by this Agreement.

         Section 13. Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Debtor hereby grants Secured Party a security interest in said items, Debtor agrees that Secured Party may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, Debtor agrees to execute and deliver to Secured Party, upon Secured Party's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement and/or any other Loan Document in such form as Secured Party may require to perfect a security interest with respect to said items. Debtor shall pay all costs of filing such financing statements and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Secured Party may reasonably require. Without the prior written consent of Secured Party, Debtor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in the Collateral, including replacements and additions thereto. Upon the occurrence of an Event of Default (hereinafter defined), Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at Secured Party's option, may also invoke the other remedies provided in this Agreement and/or any of the other Loan Documents as to such items. In exercising any of said remedies, Secured Party may proceed against the items of real property and any items of personal property specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Secured Party's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement and/or any the other Loan Documents.

         Section 14. Events of Default. Debtor shall be in default under this Agreement upon the occurrence of any of the following events (sometimes herein referred to as "Events of Default"): (i) default in the payments or performance of any of Debtor's obligations secured hereby, and such default remains uncured after applicable cure periods, if any; (ii) default in the payment, performance or observance of any other obligation, term, covenant or agreement contained or referred to herein, or in the Note, the Credit Agreement or any other Loan Document, and such default remains uncured after applicable cure periods, if any; or (iii) uninsured loss, thefts, damage, or destruction (other than applicable deductibles, retentions, co-insurance and self insurance), or sale or encumbrance to or of, any material amount of the Collateral in violation of the Credit Agreement or the making of any levy, seizure or attachment thereof or thereon, or the failure by Debtor to properly care for or protect any material amount of the Collateral.

         Section 15.      Rights of Secured Party.

15.1 Upon the occurrence of any Event of Default, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party or its agents at the place to be designated by Secured Party or its agents which is reasonably convenient to both parties. Secured Party may sell all or any part of the Collateral in whole or in part either by public auction, private sale or other method of disposition. Secured Party may bid at any public sale on all or any portion of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party shall give Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made, and notice given at least 10 days before the time of the sale or other disposition shall be conclusively presumed to be reasonable. A public sale in the following fashion shall be conclusively presumed to be reasonable:

         15.1.1 Notice shall be given at least 10 days before the date of sale by publication once in a newspaper of general circulation published in Jefferson County, West Virginia;

         15.1.2 Payment shall be in cash or by certified check immediately following the close of the sale;

         15.1.3 The sale shall be by auction, but it need not be by a professional auctioneer; and

         15.1.4 The Collateral may be sold as is and without any preparation for sale.

15.2 Notwithstanding any provision of this Agreement, Secured Party shall be under no obligation to offer to sell the Collateral. In the event Secured Party offers to sell the Collateral, Secured Party will be under no obligation to consummate a sale of the Collateral if, in its reasonable business judgment, none of the offers received by it reasonably approximates the fair value of the Collateral.

15.3 In the event Secured Party elects not to sell the Collateral, Secured Party may elect to follow the procedures set forth in the Uniform Commercial Code for retaining the Collateral in satisfaction of Debtor's obligation, subject to Debtor's rights under such procedures.

15.4 In addition to the rights under this Agreement and/or any of the other Loan Documents, in the event of an Event of Default by Debtor, Secured Party shall be entitled to the appointment of a receiver for the Collateral as a matter of right whether or not the apparent value of the Collateral exceeds the outstanding principal amount of the Note and any receiver appointed may serve without bond. Employment by Secured Party shall not disqualify a person from serving as receiver.

         Section 16. Waiver of Marshalling. Notwithstanding the existence of any other security interest in the Collateral held by Secured Party or by any other party, Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement and/or any of the other Loan Documents. Secured Party shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement and/or any of the other Loan Documents. Debtor, any party who consents to this Agreement, and any party who now or hereafter acquires a security interest in the Collateral and who has actual or constructive notice of this Agreement, hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or by this Agreement and/or any of the other Loan Documents.

         Section 17. Provisions of Agreement. Debtor agrees to comply with the covenants and conditions of the other Loan Documents which are hereby incorporated by reference in and made a part of this Agreement. All advances made by Secured Party pursuant to the Deed of Trust shall be indebtedness of Debtor secured by this Agreement. All sums disbursed by Secured Party to protect the security of this Agreement and/or the other Loan Documents up to the principal amount of the Note shall be treated as disbursements pursuant to such Agreements. All such sums shall bear interest from the date of disbursement at the rate stated in the Note, unless collection from Debtor of interest at such rate would be contrary to applicable law in which event such amount shall bear interest at the highest rate which may be collected from Debtor under applicable law. In case of a breach by Debtor of the covenants and conditions of the Agreement, Secured Party at Secured Party's option (i) may invoke any of the rights or remedies provided in this Agreement, (ii) may accelerate the sums secured by this Agreement and invoke the remedies provided in this Agreement or, (iii) may do both.

         Section 18. Remedies Cumulative. Each remedy provided in this Agreement and/or the other Loan Documents is distinct and cumulative to all other rights or remedies under this Agreement and/or the other Loan Documents or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         Section 19. Notices. Any notices permitted or required under this Agreement shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or other telegraphic communications equipment of the sending party, as follows:

         (a)     If to Debtor, to it at:

                 P.O. Box 1307
                 Hutchinson, Kansas 67504
                 Attention of Stephen L, Gagnon
                 (Telecopy No. (316) 727-2727)
                 [If by hand delivery or overnight courier service then the post office box is eliminated, the address 811 E, 30th Avenue is added and the zip code is 67502]

         (b)     If to Secured Party, to it at:

                 10th & Baltimore
                 P.O. Box 419038
                 Kansas City, Missouri 64183
                 Attention of Barry P. Sullivan
                 (Telecopy No. (816) 691-7426)
                 [If by hand delivery or overnight courier service then the post office box is eliminated and the zip code is 64105]

or to such other address or telecopy number as any party may direct by notice given as provided in this Section. All notices or other communications given to any party herein in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, if received on or before 5:00 p.m., local time of the recipient, on a business day, or on the next business day if received after 5:00 p.m. on a business day or on a day that is not a business day, or on the date five (5) business days after dispatched by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in the Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section.

         Section 20. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia. All references to the Uniform Commercial Code shall be to such code as enacted in the State of West Virginia.

         Section 21. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

         Section 22. Entire Agreement. This Agreement and the Note and other agreements executed contemporaneously hereto contain the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

         Section 23. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of each party and its successors, assigns, agents and representatives. This Agreement, including but not limited to any rights granted or duties imposed herein, may not be assigned, delegated, sublicensed, conveyed, transferred or encumbered by Debtor or without the prior written consent of Secured Party. Secured Party may assign this Agreement and its security interest and rights hereunder, in whole or in part, to any transferee of whole or any part of the obligations secured by this Agreement.

         Section 24. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

         Section 25. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

         Section 26. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

         Section 27. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement and the other Loan Documents.

         Section 28. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

         Section 29. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 30. Modification. This Agreement shall not be modified in any manner, in whole or in part, except by a written instrument signed by each party to be bound thereby.

         Section 31. Original; Counterparts. This Agreement may be executed in any number of originals or counterpart, each of which shall be deemed an original, but all of which together shall constitute only one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement, by their duly authorized officers, as of the day and year first above written.

[SEAL]                                     REPUBLIC PAPERBOARD COMPANY OF WEST
                                           VIRGINIA
ATTEST:

By:                                        By:
    Janey L. Sowell                            Phil Simpson
    Secretary                                  Chairman of the Board
                                               President and Chief
                                               Executive Officer


                                           BOATMEN'S FIRST NATIONAL BANK OF
                                           KANSAS CITY

                                           By:
                                               Barry P. Sullivan
                                               Vice President

                                                                  EXHIBIT 3.5(b)

                                 DEED OF TRUST

         THIS DEED OF TRUST, executed on the date set forth in the acknowledgment to be effective as of the 30th day of June, 1995, by and between REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA, a West Virginia corporation, hereafter called "Grantor," and TAMMY J. OWEN, a resident of Putnam County, West Virginia, and WILLIAM K. BRAGG, JR., a resident of Kanawha County, West Virginia, as Trustee, hereinafter together called "Trustee."

         WITNESSETH: That for and in consideration of the indebtedness and trust hereinafter set forth and of the sum of $10.00, cash in hand paid, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby GRANT and CONVEY unto Trustee, with power of sale, all of the following:

         All of that certain lot or parcel of land, together with the improvements thereon and appurtenances thereunto belonging, situate in the Town of Halltown, Harpers Ferry District, Jefferson County, West Virginia, as shown upon a map thereof made by P. C. DiMagno, Engineers-Surveyors, dated May 22, 1995, and being more particularly bounded and described as follows:

                                 SEE EXHIBIT A

Together with all buildings, structures and improvements now or hereafter situated thereon, and all fixtures, materials, supplies, equipment, machinery and other property as is now or may hereafter be an accession thereto, be a fixture thereto, or be otherwise treated or deemed to be a part of the land described herein.

Being the same property conveyed unto Grantor by deed dated June _, 1995, from Dillard Investment Corporation, recorded in the office of the Clerk of the County Commission of Jefferson County, West Virginia immediately preceding the recordation of this Deed of Trust, reference to which said map and deed is hereby made for a more particular description of the property hereby conveyed (all of the above-described property is hereinafter referred to as the "Property").

       TO HAVE AND TO HOLD the Property unto Trustee and their successors in the trust and Grantor does hereby covenant to and with Trustee and with BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY, a national banking association, having an address of 10th and Baltimore, P.O. Box 419038, Kansas City, Missouri 64183 (the beneficial owner and holder of the promissory note secured by this Deed of Trust, and which, together with any other holder, is hereinafter sometimes called "Lender") that Grantor will warrant generally the Property; that Grantor has the right to convey the Property to Trustee; that the same is free from any and all liens and encumbrances other than real estate taxes assessed but not yet due and payable; that Trustee will have quiet possession thereof and that Grantor will execute such further assurances of the Property as may be requisite, including, but not limited to, the execution and delivery of financing statements and such other instruments as Lender may require to impose the lien hereof more specifically upon any item or items of property, or rights or interests therein, covered by this Deed of Trust.

         IN TRUST NEVERTHELESS to secure (a) the payment of that certain Term Loan Promissory Note of approximate even date herewith, in the original principal sum of $28,000,000.00, executed by Grantor and Republic Gypsum Company, a Delaware corporation, and payable to the order of Lender, plus interest thereon and collection costs thereof, and any and all extensions, modifications and renewals of said note, or any part thereof, however changed in form, manner or amount (collectively, the "Note"), (b) the payment and performance of all of the covenants contained herein (all of which obligations are sometimes hereinafter referred to as the "Secured Debt").

         Grantor covenants, represents, warrants and agrees as follows:

         1. Grantor will, so long as the Secured Debt, or any part thereof, remains unpaid:

                 (a) Pay all installments of principal and interest as and when due and payable pursuant to the terms of the Note and perform fully and in a timely manner all other obligations of Grantor contained herein or in the Note.

                 (b) Perform, comply with and abide each and every of the agreements, conditions and covenants contained and set forth in that certain Revolving and Term Credit Agreement among Grantor, Lender and certain other parties, executed contemporaneously with the execution of this Deed of Trust ("Credit Agreement"), and in the "Loan Documents" as defined in such Credit Agreement.

                 (c) Pay when due all taxes, assessments and governmental charges and levies that may be levied or assessed against the Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside. Grantor shall promptly furnish Lender proof of payment of all such taxes, assessments and other items, from time to time, upon request.

                 (d) Have and keep the building and improvements now situate on the Property or that may hereafter be erected thereon, and all other insurable property covered by this Deed of Trust, insured against loss or damage by fire and other casualties, in one or more responsible and solvent insurance companies authorized to transact business in the State of West Virginia, with extended coverage and any other insurance as Lender may require, in form and amount and with an insurer satisfactory to Lender. All insurance policies shall provide that all proceeds shall be payable to Lender under a standard noncontributory mortgagee clause in favor of and acceptable to Lender, and such policies shall provide for at least thirty (30) days prior written notice of cancellation to Lender. Grantor shall pay the premiums for such insurance as the same become due and payable and shall deliver to Lender receipts for payment of premiums and Certificate(s) of Insurance as evidence of the placement of such insurance satisfactory to Lender. Insurance proceeds are hereby assigned to and shall be paid to Lender, except as otherwise provided in the following sentence. Unless an Event of Default shall have occurred and be continuing, Grantor shall have the right, at its option, either to promptly apply all or part of such proceeds to the repair, reconstruction or replacement of the damaged, destroyed or lost Property or apply all of such proceeds not so applied to the repair, reconstruction or replacement of the Property to the payment of the Secured Debt. If an Event of Default shall have occurred and be continuing, Lender shall be entitled to adjust and compromise any claim under any insurance and Lender is appointed Grantor's attorney in fact for such purpose.

                 (e) If an Event of Default shall have occurred and be continuing, upon the request of Lender, Grantor will deposit with Lender or its designee, in addition to the payments provided for under the Note, at the time each payment of an installment of interest or principal under the Note is due, an additional amount sufficient to pay, as they become due, taxes, assessments and similar charges upon the Property and premiums for insurance required by Grantor. The determination of the amount payable and the fractional share thereof to be deposited with Lender shall be made by Lender in its sole discretion. Said amounts shall be held by Lender or its designee for payment of taxes, assessments, similar charges and insurance premiums when due. If the amount so deposited shall be insufficient for the payment of such obligation in full, Grantor shall on notice from Lender, deposit the amount of the deficiency with Lender.

                 (f) Keep and maintain the Property in good condition and repair and not abandon the same, or any part thereof, nor commit or permit the commission of waste on or in the Property, and complete or restore and repair promptly and in a good and workmanlike manner any and all improvement which may be constructed, damaged and destroyed on the Property, free of liens.

                 (g) Permit Trustee or Lender, or any of them, or their agents, to enter and inspect the Property at all reasonable times.

                 (h) Not sell or transfer or further encumber (except as permitted under Section 8.2 of the Credit Agreement) the Property or any part thereof, either directly or indirectly.

         by operation of law or otherwise, to any person or entity without the prior written consent of Lender.

                 (i) Cause the operation of the Property to comply with all applicable laws.

                 (j) To pay for a mortgagee title insurance policy issued by a title insurance company and in such form and amount as is reasonably acceptable to Lender.

                 (k) To notify Lender immediately upon obtaining knowledge of any pending or threatened institution of any proceeding for the condemnation of any part of the Property or the exercise of any right of eminent domain over any part of the Property. Lender may participate in any such proceeding and Grantor shall execute and deliver to Lender all documents reasonably requested by Lender to permit such participation. No settlement of any such proceedings shall be made by Grantor without Lender's consent. Grantor shall, at its own expense, diligently prosecute any such proceedings, deliver to Lender copies of all papers served in connection therewith and consult and cooperate with Lender, its attorneys and agents, in the conduct and defense of such proceedings. Grantor assigns and transfers to Lender all awards of compensation for injury or damage the Property which may be made at any time to any owner or such Property in the course of taking in condemnation thereof by exercise of the power of eminent domain, or acquired for public use, and Lender shall be and hereby is empowered and authorized to receive and collect such compensation and, if an Event of Default has occurred and is continuing, to apply the same upon the indebtedness and interest thereby secured, but Lender shall be under no obligation to exercise the option to collect and apply such money on the secured indebtedness. If no Event of Default has occurred and is continuing, the Lender also shall permit the application of all or any part of such condemnation proceeds to the repairing, restoration or rebuilding of improvements on any portion of said Property not so taken and condemned, and in such event this Deed of Trust shall constitute a lien on the Property as fully as if such improvements had remained in the condition in which they were when the lien first attached thereto.

                 (l) Pay to Trustee, or to Lender, upon demand, any and all sums of money, including all costs, expenses and reasonable attorneys' fees, which Trustee or Lender, or any of them may reasonably incur or expend in any action or proceeding that may concern the Property.

         2. In the event Grantor fails (i) to make any payment required or fails to comply with, perform or carry out any of the provisions of paragraph 1 hereof, or (ii) to perform any of the terms, covenants or agreements by Grantor to be performed under this Deed of Trust, then, and in any such event, Lender shall have the right, at its option, to make any such payment, take any such action or do any such thing as, in the exercise of Lender's discretion, may be determined to be reasonably necessary to protect the lien and security hereof as fully and completely as if Grantor made each and every such payment when due, and kept, complied with, performed and carried out the provisions of said paragraph 1 and all money so paid by Lender, with interest thereon from date of such payment at the highest rate provided for in the Note, shall be additional debt secured hereby and shall be repaid by owner upon demand. Nothing herein contained, however, shall require Lender to defend the Property or advance any money.

         3. The Lender may declare default hereunder upon the occurrence of any of the following:

                 (a) default in the payment or performance of any of the Secured Debt, and such default remains uncured after applicable cure periods, if any; (b) default in the payment, performance or observance of any other obligation, term, covenant or agreement contained or referred to herein, or in the Note, the Credit Agreement or any other Loan Document, and such default remains uncured after applicable cure periods, if any; or (c) uninsured loss, theft, damage or destruction (other than applicable deductibles, retensions, co-insurance and self-insurance), or sale or encumbrance, to or of, any material amount of the Property in violation of the Credit Agreement, or the making of any levy, seizure or attachment thereof or thereon, or the failure by Grantor to properly care for or protect any material amount of the Property. Upon such a declaration of default, the Secured Debt shall, at the option of the Lender, immediately become due and payable for all purposes without notice, and Lender may then proceed to notify Trustee with instructions to execute the trust granted hereby by selling the Property at public auction on the front steps of the courthouse for Jefferson County, West Virginia. Any such sale shall be conducted pursuant and subject to the laws of the State of West Virginia governing the sale of property by a deed of trust.

         4. Either Trustee may act alone in the execution of this trust; and Trustee is hereby authorized to act by agent or attorney in the execution of this trust. It shall not be necessary for Trustee to be present in person at any foreclosure sale hereunder.

         5. It is hereby expressly covenanted and agreed by all parties hereto that Lender may, at any time and from time to time hereafter, without notice, appoint and substitute another trustee or trustees, corporations or persons, in place of the Trustee herein named to execute the trust herein created. Upon such appointment, either with or without a conveyance to said substituted trustee or trustees by the Trustee herein named, or by any substituted trustee in case the said right of appointment is exercised more than once, the new and substituted trustee or trustees in each instance shall be vested with all the rights, titles, interests, powers, duties and trusts in the premises which are vested in and conferred upon the Trustee herein named; and such new and substituted trustee or trustees shall be considered the successors and assigns of the Trustee who is named herein within the meaning of this instrument, and substituted in his place and stead. Each such appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of, this Deed of Trust, and the description of the real property herein described, which instrument, executed and acknowledged by Lender and recorded in the Office of the Clerk of the County Commission of Jefferson County, West Virginia, shall be conclusive proof of the proper substitution and appointment of such successor trustee or trustees, and notice of such proper substitution and appointment to all parties in interest.

         6. A copy of any notice of trustee's sale under this Deed of Trust shall be served on Grantor by certified mail, return receipt requested, directed to Grantor at the address stated below or such other address given to Lender in writing by Grantor, subsequent to the execution and delivery of this Deed of Trust. Any other notices permitted or required under this Deed of Trust shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or other telegraphic communications equipment of the sending party as follows:

         To Grantor:

                 Republic Paperboard Company of West Virginia
                 P.O. Box 1307
                 Hutchinson, Kansas 67504
                 Attention: Stephen L. Gagnon
                 (Telecopy No. (316) 727-2727) [If by hand delivery or overnight courier service then the post office box is eliminated, the address 811 E. 30th Avenue is added and the zip code is 67502]

         To Lender:

                 Boatmen's First National Bank of Kansas City
                 10th & Baltimore
                 P.O. Box 419038
                 Kansas City, Missouri 64183
                 Attention of Barry P. Sullivan
                 (Telecopy No. (816) 691-7426)
                 [If by hand delivery or overnight courier service then the post office box is eliminated and the zip code is 64105]

         To Trustee:

                 Tammy J. Owen
                 William K. Bragg, Jr.
                 Goodwin & Goodwin
                 P.O. BOX 2107
                 Charleston, WV 25328

or to such other address or telecopy number as any party may direct by notice given as provided in this paragraph. Any notice of other liens which may be given to Lender pursuant to W.Va. Code Section 38-1-4 shall be sent to the Lender's address set forth above. All notices or other communications given to any party herein in accordance with the provisions of this Deed of Trust shall be deemed to have been given on the day of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, if received on or before 5:00 p.m., local time of the recipient, on a business day, or on the next business day if received after 5:00 p.m. on a business day or on a day that is not a business day, or on the date five (5) business days after dispatched by certified or registered mail if mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this paragraph or in accordance with latest unrevoked directions from such party given in accordance with this paragraph.

         7. No failure of Lender or Trustee to exercise any option herein contained shall constitute a waiver of any right or privilege herein given or granted to Lender or Trustee, and a waiver by Lender or Trustee of the right to exercise any option as to any breach or default shall not constitute a waiver of the right to exercise the same option, or any other option herein contained, as to another or any continuing or subsequent breach or default.

         8. It is further understood and agreed between the parties hereto that if any term or provision of this Deed of Trust or of the Note shall contravene or be in conflict with any law of the State of West Virginia or any other applicable law or regulation, such term or provision is amended and modified to conform with such law.

         9. It is further understood and agreed by and between the parties hereto that all covenants, agreements, representations and warranties are made and given jointly and severally by each party signing as Grantor and shall extend to and bind their heirs, devisees, personal representatives, successors and assigns, and shall inure to the benefit of Lender and Trustee and their successors and assigns.

         10. This Deed of Trust, to the extent it relates to personal property, is a security agreement and the Grantor hereby grants a continuing security interest in such property and the proceeds thereof. Lender shall have all rights, remedies and powers of a secured party under the Uniform Commercial Code as enacted in West Virginia.

         11.     Grantor covenants and warrants as follows:

                 (a) Except as provided in Exhibit B attached hereto and incorporated herein by reference, Grantor has no knowledge that any release, generation, disclosure, manufacture, storage, treatment, transportation or disposal of hazardous substances (as hereinafter defined) has occurred or is occurring from, on, in and/or under (including the underlying groundwater) the Property, or any parcel(s) of real estate adjacent thereto in a quantity or manner that violates Environmental Laws except to the extent that any violation will not have a Material Adverse Effect.

                 (b) Except as provided in Exhibit B, to Grantor's knowledge, no hazardous substances in a reportable or threshold planning quantity, where such quantity has been established by statute, ordinance or rule, regulation or order, are currently present or have previously been present on, in or under (including the underlying groundwater) the Property. Except as provided in Exhibit B to Grantor's knowledge, (i) no urea formaldehyde is or has been present on the Property; (ii) no polychlorinated biphenyls (PCBs) are or have been present on the Property; (iii) no asbestos is or has been present on the Property; (iv) no storage tanks for petroleum products or other hazardous substances (either aboveground or underground) are or have been present on the Property; (v) no portion of the Property is or has been filled ground; (vi) no barrels, cans, trash, debris, containers, articles or any other items which were dumped, abandoned, discarded or stored on the Property currently exist on the Property.

                 (c) Except as provided in Exhibit B, to Grantor's knowledge, the Property (including the underlying groundwater and areas leased to tenants, if any) and any previous or current operation concerning the Property are not in violation of any applicable federal, state or local statute, ordinance, law or regulation, consent decree or administrative orders, guidance documents and remediation directives, including common law relating to the public health and safety and protection of the environment (hereinafter "Environmental Laws") except to the extent that any violation will not have a Material Adverse Effect. To Grantor's knowledge, all government permits relating to the use and/or operation of the Property required by applicable Environmental Laws are and will remain in effect, and Grantor shall comply therewith except to the extent that the failure to have such permits or the failure to comply with such permits will not have a Material Adverse Effect. To Grantor's knowledge, the business and all operations conducted on the Property have disposed and will continue to dispose of their hazardous substances in compliance with all applicable Environmental Laws except to the extent that any non-compliance will not have a Material Adverse Effect.

                 (d) Except as set forth on Exhibit B, no written notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been proposed or assessed and no investigation or review is pending, or to knowledge of the Grantor, threatened in writing by any governmental or other entity (i) with respect to any alleged violation of any Environmental Law in connection with the Property, or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of the business conducted by the Grantor at the Property, or (iii) with respect to any generation, treatment, storage, recycling, transportation or disposal of any hazardous substances in connection with the Property, whether or not regulated under any Environmental Law, including any Environmental Condition, except to the extent that any violation, failure, or other matter will not have a Material Adverse Effect.

                 (e) Grantor has received no written notice that there are any environmental liens on the Property. To Grantor's knowledge, no government actions have been taken or are in process which could subject any of such properties to such liens. To Grantor's knowledge, no notice or restriction relating to the presence of hazardous substances on the Property is currently required to be placed in any deed to such Property. Grantor shall keep the Property free of any lien imposed pursuant to Environmental Laws.

                 (f) Grantor shall immediately notify Lender and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the Environmental Condition of the Property or compliance with Environmental Laws or any information concerning hazardous substances on or near the Property.

                 (g) The use which Grantor intends to make of the Property will not constitute activities which could result in a release of hazardous substances into the environment in a quantity or manner that violates Environmental Laws. Further, no hazardous substances are to be located on or used on the Property in a quantity or manner that violates Environmental Laws.

                 (h) To the extent permissible by contract or law, Grantor fully assigns to Lender as further security for the Secured Debt all of its rights with respect to any and all representations, warranties and indemnifications regarding hazardous substances or matters and other environmental matters which have been or may be made to Grantor by any former owner of the Property or owner of any adjacent or surrounding property, or environmental consultant; provided, however, that such rights shall be mutually enforceable by Grantor and Lender.

                 (i) Lender shall have the right at all reasonable times and from time to time hereafter to conduct environmental audits of the Property, and Grantor shall cooperate in the conduct of each such audit. Such right shall include, but not be limited to, the right of Lender or its agents to enter the Property and sample and test the Property. The audits shall be conducted by a consultant of Lender's choosing and if any hazardous substances are detected in a quantity or manner that violates Environmental Laws and has a Material Adverse Effect, or if a violation of any of the warranties, representations or covenants contained in this paragraph is discovered and the violation will have a Material Adverse Effect, the fees and expenses of such consultant shall be borne by Grantor and shall be paid by Grantor to Lender on demand. Such fees shall be a part of the obligations secured hereby and shall bear interest at the highest interest rate contained in the Note or any other document evidencing the debt due Lender. Notwithstanding any provision of this or any other document related to this Loan or the Note (collectively referred to as the "Loan Documents") to the contrary: (i) Lender shall maintain the confidentiality of all information generated by the Lender in the performance of any inspection, audit, survey, test, sampling, or boring performed at the Property by or on behalf of Lender; and (ii) except in emergency situations, or in the event that an event of default has occurred, Lender shall not perform any subsurface, or invasive testing unless such testing has been expressly required by an environmental agency, is required by Environmental Laws, or is reasonably recommended by an environmental consultant that has concluded that, based on an investigation of the Property conducted in a manner consistent with commercially acceptable standards for a Phase I Environmental Site Assessment, a subsurface or invasive investigation is needed to investigate evidence of a potential condition at the Property that, if it is present, would require removal or remediation under applicable Environmental Laws.

                 (j)      Grantor shall cause the following actions to be taken:

                          (1)     Remediation to levels required by
                 Environmental Laws of contaminated soil in the area of the dry well located southeast of the Vehicle Maintenance Shop as identified by Dames & Moore in the Environmental Assessment dated June 2, 1995, shall be completed not later than July 31, 1995.

                          (2) Implementation of a Stormwater Pollution Prevention Plan (SWPP), which complies with federal and state requirements by no later than July 31, 1995.

                          (3) Appropriate action shall be taken to bring the Property into compliance with the State of West Virginia Consent Order number 3575, by December 31, 1995.

                          (4)     Implementation of an Operation and
                 Maintenance Plan, including required employee training, for any asbestos containing materials at the Property which meets all federal and state requirements by not later than December 31, 1995.

                          (5) Implementation of a Spill Prevention Control and Countermeasures (SPCC) plan which complies with all Clean Water Act Oil Pollution Prevention requirements by not later than August 31, 1995.

                 (k) In addition to any other rights or remedies herein or otherwise provided by law, Grantor agrees to indemnify, defend (with counsel reasonably acceptable to Lender and at Grantor's sole cost), and hold Lender and Lender's affiliates, shareholders, directors, officers, employees, and agents, free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages suffered by third parties), disbursements or expenses of any kind or nature whatsoever (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) (collectively referred to as "Losses") which may at any time be imposed upon, incurred by or asserted or awarded against Lender or any of them in connection with or arising from or out of:

                          (1) any hazardous substance on, in, under or affecting all or any portion of the Property, the underlying groundwater, or, to the extent such hazardous substance is present by reason of the acts or omissions to act of Grantor and/or the operation of the Property (whether prior to or after the date hereof), any adjacent or surrounding areas;

                          (2) any misrepresentation, inaccuracy or breach of any warranty, covenant or agreement contained or referred to in this paragraph;

                          (3) any violation or claim of violation by Grantor of any Environmental Law; or

                          (4) the imposition of any lien for the recovery of any costs for environmental cleanup and/or other response costs (as such term is defined in "CERCLA") relating to the release or threatened release of hazardous substance.

                 The foregoing indemnification is the personal obligation of Grantor, and its respective successors and assigns, and shall survive repayment of the Note or any other document evidencing the debt due Lender, any sale or transfer of title or any transfer of the Property by foreclosure or by a deed in lieu of foreclosure, Grantor, for itself and its successors and assigns, hereby waives, releases and agrees not to make any claim or bring any cost recovery action against Lender under "CERCLA" (hereinafter defined) or any state equivalent, or any similar law now existing or hereafter enacted except to the extent that such claim or cost recovery action is based on acts or omissions of Lender or any of its representatives, employees, agents, invitees, permitees or licensees occurring while any of them are in actual possession, occupancy or control of the Property following an Event of Default hereunder, Grantor's obligation to Lender under this indemnity shall be without regard to fault on the part of Grantor with respect to the violation or condition which results in liability to Lender, including any liability imposed on Lender as a result of strict liability under any law (including common law), regulation, ordinance or requirement. Notwithstanding any provision of this Deed of Trust or any other Loan Document to the contrary: (i) the scope of this indemnity shall not include any Losses of any and every kind whatsoever which are paid incurred or suffered by, or asserted against, the Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of: (A) any acts, omissions, conditions or events occurring after the "Termination Date" as defined below, or (B) acts or omissions of the Lender, or its employees, agents, or representatives, whether before or after the Termination Date; (ii) the scope of this indemnification shall not include any consequential damages suffered by Lender; (iii) all of the obligations of the Grantor under this indemnity shall expire on the third anniversary of the Termination Date except for matters that Grantor has acknowledged prior to such anniversary are subject to this indemnity or matters that Grantor has refused to acknowledge prior to such anniversary as being subject to this indemnity, but which are adjudicated to be subject to this indemnity pursuant to litigation or similar proceedings commenced prior to such anniversary. The term "Termination Date" shall mean the earlier of the date on which any and all liquidated monetary obligations under the Loan Documents are paid in full, the Lender or an agent of Lender take possession of the Property, or Grantor no longer holds title to the Property as a result of a foreclosure or deed in lieu of foreclosure or a transfer to a third party which is approved by Lender and which assumes all of the obligations of the Grantor under this indemnity.

                 (l) If Grantor fails to comply with any of the foregoing warranties, representations and covenants, in addition to the other rights and remedies available to it, Lender may, at its option, cause the removal (and/or other cleanup acceptable to Lender) of any hazardous substance from the Property. The costs of hazardous substance removal and/or other cleanup (including transportation and storage costs) shall be added to the obligations, whether or not the costs exceed the amount of the Note or any other document evidencing the debt due Lender and whether or not a court has ordered the cleanup, and such costs shall become due and payable on demand by Lender, with interest thereon at the highest interest rate contained in the Note or any other document evidencing the debt due Lender. Grantor shall give Lender, its agents and employees access to the Property to remove and/or otherwise clean up any hazardous substance. Lender, however, has no affirmative obligation to remove or otherwise cleanup any hazardous substance, and this provision and any provision in any of the other loan documents, shall not be construed as creating any such obligation. Notwithstanding any provision of this Deed of Trust or any other Loan Document to the contrary: (i) neither the Lender nor any other person or entity shall remediate, encapsulate, treat, remove or otherwise respond (collectively referred to as "Remedial Action") to any hazardous substances on or released from the Property unless the Remedial Action is required by Environmental Laws and Grantor has failed to commence such required Remedial Action within sixty (60) days after it has received a written demand from Lender that the Remedial Action is required or, having timely commenced the Remedial Action, fails to pursue consistently to completion such Remedial Action; (ii) if Lender or any other person or entity performs any Remedial Action in breach of this notice requirement, then the obligations of Grantor under Sections 11(j) and 11(k) shall not extend to the costs or other liabilities associated with such Remedial Action; (iii) the obligations of Sections 11(j) and
         (k) shall not extend to any costs or other liabilities associated with the costs of Remedial Action except those incurred in connection with a written remediation action plan approved by a governmental agency, if such approval is required, and which is consistent with industry practices for the type of contamination remediated and the current use of the Property and which provides for the highest concentrations of hazardous substances allowable by applicable Environmental Law to remain at the Property.

                 (m) For purposes of this loan, the term "Environmental Condition" means the presence or release of any hazardous substance into the environment on, in or from the premises. The term "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment. The term "environment" means any surface or groundwater, drinking water supply, land, surface or subsurface strata or the ambient air. "Hazardous substance" means any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, or hazardous or toxic substance, or infectious material, substance or waste or other similar term, by any federal (including, without limitation, The Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendment and Reauthorization Act of 1986 codified at 42 U.S.C, 9601, et seq. state or local environmental statute, regulation, ordinance, internal governmental agency guidance document or decree presently in effect or that may be promulgated in the future, and as such statutes, regulations, and ordinances may be amended from time to time, including without limitation, asbestos in any form or condition, petroleum products, petroleum derivatives, petroleum by-products, other hydrocarbons, urea formaldehyde, polychlorinated biphenyls, mining wastes, fly ash, and agricultural chemical products. Further, to the extent the laws of the state in which the Property is located establish a meaning for the terms "release", "environment" or "hazardous substance" which is broader than that as defined above in federal law, such broader meaning shall apply. For the purposes of this loan, the term "Material Adverse Effect" means a matter that materially, adversely impacts the financial condition of the Grantor or the operation of the Property by the Grantor or materially diminishes the fair market value of the Property, "To the best of Grantor's knowledge" or any reference to the knowledge of Grantor shall mean, and be limited to the actual, and not constructive, knowledge of the executive officers of the Grantor and such actual knowledge is based exclusively on the information expressly contained in the environmental reports described on Exhibit B.

                 (n) Notwithstanding any provision of this or any other Loan Document to the contrary, a breach of any covenant, term, provision, representation or warranty in this Section 11 shall not constitute an event of default under this or any other Loan Document unless the Grantor has failed to commence the process of correcting the matter within sixty (60) days after it has received a written demand from the Lender that the matter constitutes a breach of this
         Section 11 or, having timely commenced its corrective actions, fails to pursue the matter consistently to completion.

               [The rest of this page intentionally left blank.]

         WITNESS the following signatures:

                                           REPUBLIC PAPERBOARD COMPANY OF WEST
                                           VIRGINIA
Attest:

(Corporate Seal)                           By:
                                               Stephen L. Gagnon
                                               Executive Vice President

ATTEST:

/s/ JANEY L. SOWELL
Janey L. Sowell, Secretary

STATE OF _________________,

COUNTY OF ________________,to-wit:

         The foregoing instrument was acknowledged before me this ____ day of June, 1995, by Stephen L. Gagnon, as Executive Vice President of Republic Paperboard Company of West Virginia, a West Virginia corporation, to be the act and deed of said corporation.

My commission expires __________________________________.


                                           __________________________________
(Notary Seal)                              Notary Public


This Deed of Trust was prepared by:    Tammy J. Owen, Goodwin & Goodwin, P.O.
Box 2107, Charleston, West Virginia 25328

                                   EXHIBIT B


         All matters described in the following environmental reports prepared by Dames & Moore, Inc. for Locke Purnell Rain Harrell:

         1 .     Final Report: Process Wastewater Treatment Evaluation,
Halltown Paperboard Company, Halltown, West Virginia, dated April 13, 1995 (Job. No. 29107-002-146)

         2. Environmental Assessment, Halltown Paperboard Company, Old Highway Route 340, Halltown, West Virginia 25423, dated June 2, 1995 (Job No. 29107-002-146) (Two volumes)

                                                                     EXHIBIT 5.3

                    [OPINION OF LOCKE PURNELL RAIN HARRELL]


                                 June 30, 1995

Boatmen's First National Bank
 of Kansas City
10th & Baltimore
Kansas City, Missouri 64105

Gentlemen:

         We have acted as counsel to Republic Gypsum Company, a Delaware corporation ("RGC"), Republic Paperboard Company, a Kansas corporation ("RPC"), and Republic Paperboard Company of West Virginia ("RPCWV"), in connection with the execution and delivery of (i) the Revolving and Term Credit Agreement dated as of June 30, 1995 (the "Credit Agreement") between RGC, RPC, RPCWV and Boatmen's First National Bank of Kansas City (the "Bank"); (ii) the Revolving Credit Promissory Note, of even date with the Credit Agreement, made by RGC to the order of the Bank in the principal amount of $7,000,000 (the "Revolving Credit Note"); (iii) the Term Loan Promissory Note, of even date with the Credit Agreement, made by RGC and RPCWV to the order of the Bank in the principal amount of $28,000,000 (the "Term Loan Note"); (iv) the Revolving Loan Guaranty Agreement, of even date with the Credit Agreement, made by RPC and RPCWV in favor of the Bank ("Revolving Loan Guaranty"); and (v) the Term Loan Guaranty Agreement, of even date with the Credit Agreement, made by RPC in favor of the Bank ("Term Loan Guaranty").

         The Credit Agreement, the Revolving Credit Note, Term Loan Note, Revolving Loan Guaranty and Tern Loan Guaranty are sometimes hereinafter referred to collectively as the "Loan Documents."

         This opinion is provided to you at the request of RGC, RPC and RPCWV pursuant to Section 5.3 of the Credit Agreement. Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement or the Accord (as defined below) shall have the meanings ascribed to them in the Credit Agreement or the Accord. In the

Boatmen's First National Bank
 of Kansas City
June 30, 1995
Page 2

event any such term is defined in both the Credit Agreement and the Accord, the definition contained in the Accord shall control.

         Except as otherwise provided below, this Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the Law of the State of Texas, the corporate Law of the State of Delaware and the Federal Law of the United States. With your permission, we have assumed that the corporate Law of the State of Kansas is identical to the corporate Law of the State of Delaware.

       In opining herein as to issues governed by the Law of the State of West Virginia we are relying solely an the opinion of Jackson & Kelly, addressed to you and of even date herewith.

        Based upon and subject to the foregoing and to the qualifications hereinafter set forth or referred to, we are of the opinion that:

         1. Each of RGTC, RPC and RPCWV is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation indicated in the first paragraph of this letter.

         2. The Loan Documents to which RGC, RPC and RPCWV are parties are enforceable against such parties.

         3. The execution and delivery by each of RGC, RPC and RPCWV of, and the performance of its agreements in, the Loan Documents to which it is a party do not (a) violate any provision of the Constituent Documents, (b) breach, or result in a default under, any existing obligation of such party under any of the Other Agreements disclosed in the Loan Documents (including any schedules and exhibits thereto), or (c) breach or otherwise violate any existing obligation of such party under any of the Court Orders disclosed in the Loan Documents (including any schedules and exhibits thereto).

         4. The execution and delivery by each of RGC, RPC and RPCWV, and performance by each of RGC, RPC and RPCWV of its agreements in, the Loan Documents do not violate applicable provisions of statutory law or regulation.

Boatmen's First National Bank
 of Kansas City
June 30, 1995
Page 3

         Our opinions in paragraphs 2 and 4 are qualified to the extent that we express no opinion as to the effect thereon, if any, of any applicable federal or state banking laws or regulations or any usury laws of the State of Texas.

         Without limiting the generality of the General Qualifications, we advise you that certain provisions contained in the Loan Documents may be unenforceable but such unenforceability will not render the Loan Documents invalid as a whole, and there exist in the Loan Documents or pursuant to applicable law legally adequate remedies for the realization of the principal benefits and security intended to be provided by the Loan Documents.

         This opinion may be relied upon by you and any person or entity to whom you sell or assign an interest in the Loan Documents, but may not otherwise be relied upon or used by anyone except to the extent authorized by the Accord, without our express written consent.

                                              Very truly yours,

                                              LOCKE PURNELL RAIN HARRELL
                                              (A Professional Corporation)


                                              By:
                                                  Bryan E. Bishop, for the Firm

                                JACKSON & KELLY
                                  [LETTERHEAD]

                                 June 30, 1995


Boatmen's First National Bank
  of Kansas City
10th & Baltimore
Kansas City, Missouri 64105

Gentlemen:

         We have acted as local counsel to Republic Paperboard Company of West Virginia ("RPCWV"), in connection with the execution and delivery of (i) the Revolving and Term Credit Agreement dated as of June 3, 1995 (the "Credit Agreement") among Republic Gypsum Company, a Delaware corporation ("RGC"), Republic Paperboard Company, a Kansas corporation ("RPC"), RPCWV and Boatmen's First National Bank of Kansas City, a national banking association (the "Bank"); (ii) the Term Loan Promissory Note, of even date with the Credit Agreement, made by RGC and RPCWV to the order of the Bank in the principal amount of $28,000,000 (the "Term Loan Note") (iii) the Revolving Loan Guaranty Agreement, of even date with the Credit Agreement, made by RPC and RPCWV in favor of the Bank (the "Revolving Loan Guaranty") ; (iv) the Deed of Trust, of even date with the Credit Agreement, made by RPCWV to certain trustees for the benefit of the Bank (the "Deed of Trust"); (v) the Security agreement, of even date with the Credit Agreement, made by RPCWV and the Bank (the "Security Agreement"); and (vi) two UCC-1 Financing Statements, made by RPCWV in favor of the Bank (the "Financing Statements").

         The Credit Agreement, Term Loan Note, Revolving Loan Guaranty, the Deed of Trust, Security Agreement and Financing Statements are sometimes hereinafter referred to collectively as the "Loan Documents."

         This opinion is provided to you at the request of the Company pursuant to Section 5.3 of the Credit Agreement. Except as otherwise defined herein, capitalized terms used herein and defined

Boatmen's First National Bank
 of Kansas city
June 30, 1995
Page 2

in the Credit Agreement shall have the meanings ascribed to them in the Credit Agreement.

         In addition, we have also examined originals or copies certified to our satisfaction of such other agreements, documents, certificates and other statements of government and public officials and corporate officers (collectively the "Supporting Information") and we have made such investigations of law, as we have deemed necessary as a basis for our opinion. As to any facts material to our opinion, we have relied, to the extent that we deem such reliance proper, upon the Supporting Information and upon the representations and warranties made in the Loan Documents. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

         In rendering the opinions set forth below, with your permission, we have also made the following assumptions without independent investigation:

                          (a)     The execution, delivery and performance by
the Bank of the Credit Agreement and any and all Documents executed or to be executed by Bank in connection therewith, are the legal, valid and binding obligations of Bank, enforceable against Bank in accordance with their terms.

                          (b)     The Loan Documents submitted to us as
certified, conformed or photostatic copies, conform with the authentic original documents which have been executed by the parties thereto.

                          (c)     The Loan Documents have not been amended
from the forms submitted to us, by oral or written agreements not revealed to us, or by conduct of the parties thereto or otherwise.

                          (d)     The factual matters contained in the Loan
Documents and in the Supporting Information are true, correct and complete.

                          (e)     All of the personal property identified in
the Deed of Trust and the Security Agreement is located in Jefferson County, West Virginia.

Boatmen's First National Bank
 of Kansas City
June 30, 1995
Page 3

                          (f)     The Deed of Trust does not and is not
intended to secure future advances.

                          (g)     The Borrower has rights in the Collateral.

                          (h)     None of the Collateral located in West
Virginia (the "West Virginia Collateral") consists or will consist of non-negotiable documents, uncertificated securities, consumer goods, rolling stock, farm products, livestock, crops, grain, timber, minerals (including oil and gas) or accounts or general intangibles resulting from the sale thereof, beneficial interests in a trust or decedent's estate, letters of credit or items which are subject to a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the Uniform Commercial Code of West Virginia (the "UCC") for filing to perfect a security interest.

         Based upon and subject to the foregoing and to the qualifications and limitations hereinafter set forth or referred to, we are of the opinion that:

         1. RPCWV is a corporation duly organized and validly existing and in good standing under the laws of the state of its incorporation.

         2. The Loan Documents constitute the legal, valid and binding obligations of RPCWV, enforceable against RPCWV in accordance with their respective terms.

         3. The execution and delivery by RPCWV of, and the performance of its agreements in, the Loan Documents do not (a) violate any provision of the articles of incorporation or bylaws of RCWV (the "Constituent Documents"), or (b) to our knowledge, and based solely upon a review of the civil docket of the Circuit Court of Jefferson County, West Virginia, breach or otherwise violate any existing obligation of RPCW under any court or administrative orders, writs, judgments or decrees that name RPCWV and are disclosed in the Loan Documents (including any schedules and exhibits thereto).

         4. The execution and delivery by RPCWV, and performance by RPCWV of its agreements in, the Loan Documents do not violate applicable provisions of West Virginia statutory law or regulation.

Boatmen's First National Bank
 of Kansas city
June 30, 1995
Page 4

         5. The Deed of Trust creates in favor of the Bank a valid lien on the property described in the Deed of Trust and upon the proper recording of the Deed of Trust with the Clerk of the County Commission of Jefferson County, West Virginia (the "Clerk's Office"), the Bank will have a perfected lien on the property described in the Deed of Trust and no further filing or recording of any document or instrument, and no further action, will be required to perfect the Bank's lien on such property.

         6. The Security Agreement creates in favor of the Bank a valid security interest under the Uniform Commercial Code of the State of West Virginia in so much of the personal property included in the collateral described therein as constitutes personal property in which a security interest may be created under the Uniform Commercial Code of the State of West Virginia (the "Collateral"). Upon filing with the Office of the West Virginia Secretary of State and the Clerk's Office, the Bank will have a perfected security interest in the Collateral, or in that part thereof in which a security interest may be perfected solely by the filing of a financing statement, and no further filing or recording of any document or instrument, and no further action, will be required to perfect the Bank's security interest in the Collateral or such part thereof except for the filing of continuation statements at appropriate intervals as discussed below.

         Be advised that the filing of a financing statement is not necessary or effective to perfect a security interest in property subject to Chapter 17A of the West Virginia Code. Under the provisions of W.Va. Code Section 17A-4-A-2, liens and incumbrances placed on vehicles by the voluntary act of the owner, after the original issue of title, must be shown on a certificate of title to be properly recorded. In such cases, the owner or lienholder must file application with the West Virginia Department of Motor Vehicles (the "Department") on the form furnished for that purpose by the Department. The certificate is to be delivered to the person holding the first lien and is retained by said person until the entire amount of the lien is fully paid. Thereupon, the certificate of title is to be delivered to the next lienholder, or if none, to the owner of the vehicle. It is the responsibility of each lienor upon satisfaction or his lien to deliver the certificate of title to the lienor next entitled to possession, and if none, to the owner. W.Va. Code
Section 17-A4-A6.

         Our opinions set forth herein are subject to the following general qualifications and limitations:

Boatmen's First National Bank
 of Kansas city
June 30, 1995
Page 5

                 (a) The opinions expressed herein are limited to the laws of the State of West Virginia and we express no opinion herein with regard to any matter which may be governed by the laws of any other jurisdiction. No opinion is expressed as to the effect that the law of any other jurisdiction might have upon the subject matter of the opinions expressed herein under conflicts of law principles or otherwise.

                 (b) Our opinions as to enforceability are subject to the qualification that enforcement may be limited by principles of equity which may limit the availability of certain remedies, and by applicable bankruptcy, insolvency, reorganization, rehabilitation, conservation, dissolution, fraudulent conveyance, moratorium, and similar laws applicable to creditors' rights or the collection of debtors' obligations generally.

                 (c) Our opinion as to enforceability is further subject to the qualification that the enforceability of certain of the remedy and waiver provisions of the Loan Documents is further limited by applicable laws in addition to those described in paragraph (b) immediately preceding; however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits or security intended to be provided in the Loan Documents except for the economic consequences of any procedural delay which may result from such laws.

                 (d) We express no opinion with respect to the effect of the failure of the Bank to enforce its rights under any of the Loan Documents in good faith and in a commercially reasonable manner.

                 (e) We have not made any examination of title or any public records relating to the title to the real estate or personal property described in the Loan Documents or the priority of the security interests or liens purported to be created thereby. We express no opinion as to (i) the priority of any security interest or lien created or purported to be created by any of the Loan Documents or (ii) any matters relating to the title to any property covered by or which is the subject of the Loan Documents.

                 (f) Our opinions contained in paragraph 6 above are further subject to the assumption that the Financing Statements are properly filed as stated in paragraph 6 and that the continued perfection of the Bank's security interest will require the filing of continuation statements complying with the Uniform Commercial

Boatmen's First National Bank
 of Kansas City
June 30, 1995
Page 6

Code of the State of West Virginia (the "UCC") with respect to each Financing Statement not more than six months prior to, and not after, the expiration of the five-year period dated from the date of the filing of each Financing Statement, and not more than six months prior to, and not after, the expiration of each subsequent five-year period after the date of the initial filing.

                 (g) We have not independently examined the physical condition or actual use made of any property described in the Deed of Trust (the "Mortgaged Property") and express no opinion as to whether any Mortgaged Property is in compliance with any laws and regulations relating to the construction, occupancy or use thereof (including, without limitation, zoning laws, building codes and environmental laws and regulations).

                 (h) Our opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion has been furnished to the addressee hereof for the sole purpose set forth in the third paragraph hereof, and we consider it to be a confidential communication which may not be furnished, reproduced, used, relied upon by, distributed or disclosed to anyone other than any participants in or subsequent holder or permitted assignee of the Notes for any purpose whatsoever without our prior express written consent, provided that we hereby consent to inclusion of a copy of this opinion in the transcript of closing documents to be provided to the parties involved with the Loans transaction and their counsel.

                 (i) We express no opinion as to (i) any security interest in any of the non-real property collateral which is excluded from the coverage of Article 9 of the UCC, or the perfection provisions thereof, such as deposit accounts, patents, trademarks and motor vehicles; (ii) the applicability or effect of 11 U.S.C. Section 548, the West Virginia Fraudulent Transfer Act or any other fraudulent transfer or similar laws on the Documents or any transaction contemplated thereby; (iii) the enforceability of any provision which purports to grant a security interest or otherwise assign an interest in any permits, certificates, approvals or authorizations, issued in the name of RPCWV or furnished to RPCWV, or (iv) the enforceability of any provision whereby a party attempts to contractually avoid liability for its own negligence.

                 (j) We express no opinion as to the validity, binding effect or enforceability of any provision in the Loan

Boatmen's First National Bank
 of Kansas City
June 30, 1995
Page 7

Documents which purports (i) to permit the Bank or any other person to sell or otherwise dispose of any Collateral subject thereto except in compliance with the UCC, applicable laws of the United States of America, and other applicable state and local laws, (ii) to provide for a security interest in the proceeds of any Collateral subject thereto other than pursuant to section 9-306 of the UCC, or (iii) to impose on the Bank standards for the care of Collateral in the Bank's possession other than as provided in section 9-207 of the UCC. Furthermore, we express no opinion as to the validity, binding effect, enforceability or perfection of the security interests insofar as they relate to an interest in or claim to proceeds payable by reason of loss or damage under insurance policies maintained by RPCWV, with respect to equipment as described in the Security Agreement, as required by and in compliance with the Security Agreement.

                 We call to your attention the fact that the security interest of the Bank will cease to be perfected (i) as to any Collateral acquired by RPCWV more than four months after RPCWV changes its name, identity or corporate structure so as to make the then filed Financing Statements seriously misleading, unless new appropriate financing statements indicating the new name, identity or structure of RPCWV are properly filed before the expiration of such four-month period; and (ii) as to Collateral otherwise disposed of by RPCWV if such disposition is authorized by the Bank.

                 (k) We express no opinion as to the validity, binding effect or enforceability of any waiver under any Loan Document or any consent thereunder, relating to the rights of RPCWV, or duties owing to it, existing as a matter of law except to the extent RPCWV may so waive or consent as a matter of law.

                 (l) The opinions expressed in this letter are qualified to the extent that the validity, binding nature, and enforceability of any of the terms of the Loan Documents or any other opinions rendered herein may be limited or otherwise affected by:

                          (i)     judicial discretion and limitations on the
availability of specific enforcement and other equitable remedies (regardless of whether enforcement is considered in proceedings in law or in equity);

Boatmen's First National Bank
 of Kansas City
June 30, 1995
Page 8

                          (ii)    compliance with, and limitations imposed by,
procedural requirements of West Virginia law relating to the exercise of remedies by a lender;

                          (iii)   limitations on the right of a lender to
exercise rights and remedies under the Loan Documents or impose charges for late payments or other defaults by RPCWV, as applicable, if it is determined that (a) the defaults are not material, the late payment charges bear no reasonable relation to the damage suffered by the Bank as a result of the delinquencies or defaults, or it cannot be demonstrated that the enforcement of the restrictions or burdens is reasonably necessary for the protection of the creditor, or (b) the Bank's enforcement of the covenants or provisions under the circumstances would violate the Bank's implied covenant of good faith and fair dealing, or would be commercially unreasonable; limitations on the effectiveness of the grant of powers of attorney in favor of the Bank for the exercise of certain remedies; the unenforceability under certain circumstances of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of the right or remedy; limitations on the enforceability of provisions purporting to waive notice prior to the enforcement of certain remedies by a Bank; but the foregoing do not, in our opinion, impair the validity of the debt obligation or security interest arising under the Loan Documents;

                          (iv)    the effect, if any, of federal and state laws
specifically applicable to banking institutions (as opposed to creditors generally) and of federal and state securities laws.

                 (m) With respect to the opinions set forth above, we express no opinion as to the validity or enforceability of any provision in any of the Loan Documents purporting to (i) preclude the modification of any such Loan Documents through conduct, custom or course of performance, action or dealing, (ii) waive equitable, constitutional or statutory rights or remedies,
(iii) permit modification or alteration of any of the Loan Documents that materially affects the obligations of any party to any other Loan Document without the consent of such party.

                 (n) We express no opinion as to the enforceability of the Dead of Trust with respect to the obligations secured thereby in excess of the sum of (i) the total of the Term Note, plus interest and late fees thereon; plus (ii) advances to preserve

Boatmen's First National Bank
 of Kansas City
June 30, 1995
Page 9

the Collateral described in the Deed of Trust such as taxes and insurance.

                 (o) we express no opinion as to the enforceability of any provision which requires RPCWV to pay Bank's attorney fees, purports to grant a security interest in after-acquired real property, or waives the right to trial by jury.

         The opinions given herein are as of the date hereof. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter change or come to our attention or any changes in law which may hereafter occur.


                                                 Very truly yours,


                                                 JACKSON & KELLY

                                                 By:
                                                     Mary Clare Eros, Partner

                                                                 EXHIBIT 5.4 (a)


                                  CERTIFICATE


         The undersigned corporation does hereby certify to Boatmen's First National Bank of Kansas City (the "Bank"), pursuant to Section 5.4 of that certain Revolving and Term Credit Agreement dated June 30, 1995, between Republic Gypsum Company, a Delaware corporation ("RGC"), Republic Paperboard Company, a Kansas corporation ("RPC"), Republic Paperboard Company of West Virginia, a West Virginia corporation ("RPCWV"), and the Bank (the "Agreement"), that:

         1. The representations and warranties contained in Article 6 of the Agreement are true and correct in all material respects with the same force as though made on and as of the date hereof; and

         2. No Default or Event of Default (as defined in the Agreement and Exhibit 1 thereto) has occurred and is continuing on the date hereof.

                 IN WITNESS WHEREOF, the undersigned have executed this Certificate this 30th day of June, 1995.

[SEAL]                                     REPUBLIC GYPSUM COMPANY, a Delaware
                                           corporation
ATTEST:

By:                                        By:
    Janey L. Sowell                            Phil Simpson
    Secretary                                  Chairman of the Board,
                                               President and Chief
                                               Executive Officer

                                                                  EXHIBIT 5.4(b)

                                  CERTIFICATE

         The undersigned hereby certify to Boatmen's First National Bank of Kansas City (the "Bank"), pursuant to Section 5.4 of that certain Revolving and Term Credit Agreement dated June 30, 1995, between Republic Gypsum Company, a Delaware corporation ("RGC"), Republic Paperboard Company, a Kansas corporation ("RPC"), Republic Paperboard Company of West Virginia, a West Virginia corporation ("RPCWV"), and the Bank (the "Agreement"), that:

         1. The representations and warranties contained in Article 6 of the Agreement are true and correct in all material respects with the same force as though made on and as of the date hereof; and

         2. No Default or Event of Default (as defined in the Agreement and Exhibit 1 thereto) has occurred and is continuing on the date hereof.

                 IN WITNESS WHEREOF, the undersigned have executed this Certificate this 30th day of June, 1995.

[SEAL]                                     REPUBLIC PAPERBOARD COMPANY, a
                                           Kansas corporation
ATTEST:

By:                                        By:
    Janey L. Sowell                            Phil Simpson
    Secretary                                  Chairman of the Board,
                                               President and Chief
                                               Executive Officer

                                                                  EXHIBIT 5.4(c)

                                  CERTIFICATE


         The undersigned hereby certify to Boatmen's First National Bank of Kansas City (the "Bank"), pursuant to Section 5.4 of that certain Revolving and Term Credit Agreement dated June 30, 1995, between Republic Gypsum Company, a Delaware corporation ("RGC"), Republic Paperboard Company, a Kansas corporation ("RPC"), Republic Paperboard Company of West Virginia, a West Virginia corporation ("RPCWV"), and the Bank (the "Agreement"), that:

         1. The representations and warranties contained in Article 6 of the Agreement are true and correct in all material respects with the same force as though made on and as of the date hereof; and

         2. No Default or Event of Default (as defined in the Agreement and Exhibit 1 thereto) has occurred and is continuing on the date hereof.

                 IN WITNESS WHEREOF, the undersigned have executed this Certificate this 30th day of June, 1995.

[SEAL]                                     REPUBLIC PAPERBOARD COMPANY OF WEST
                                           VIRGINIA
ATTEST:


By:                                        By:
    Janey L. Sowell                            Phil Simpson
    Secretary                                  Chairman of the Board,
                                               President and Chief
                                               Executive Officer

                                                                  EXHIBIT 5.5(a)


                 CERTIFIED COPY OF RESOLUTIONS OF THE BOARD OF
                      DIRECTORS OF REPUBLIC GYPSUM COMPANY


         I, the undersigned, hereby certify to Boatmen's First National Bank of Kansas City, pursuant to that certain Revolving and Term Credit Agreement dated as of June 30, 1995, that I am the duly elected, qualified and acting secretary of Republic Gypsum Company, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and that the following is a true copy of resolutions duly adopted by the board of directors of the Company on __________, 1995, in accordance with the articles of incorporation and bylaws of the Company and applicable law:

         RESOLVED, that the Company enter into a Revolving and Term Credit Agreement among Boatmen's First National Bank of Kansas City (the "Bank"), the Company, Republic Paperboard Company ("RPC") and Republic Paperboard Company of West Virginia, ("RPCWV"), establishing (i) a $7,000,000 two-year unsecured revolving line of credit in favor of the Company which shall be guaranteed by RPC and RPCWV, and (ii) a $28,000,000 term loan maturing April 30, 2002 in favor of the Company and RPCWV, which shall be secured by certain equipment, real property and other property of RPCWV, and which shall be guaranteed by RPC; and

         FURTHER RESOLVED, that the form of Revolving and Term Credit Agreement (including the exhibits attached thereto) presented to the board is hereby approved; and

         FURTHER RESOLVED, that the President, Executive Vice President or any Vice President be and each hereby is authorized and directed to execute and deliver to the Bank, in the name and on behalf of the Company, (i) a Revolving and Term Credit Agreement among the Company, RPC, RPCWV and the Bank substantially in the form which has been presented to this board of directors, (ii) a Revolving Credit Promissory Note substantially in the form appended to said Revolving and Term Credit Agreement as Exhibit 2.2, in the principal amount of Seven Million Dollars ($7,000,000), and (iii) a Term Loan Promissory Note substantially in the form appended to said Revolving and Term Credit Agreement as Exhibit 3.2, in the principal amount of Twenty-Eight Million Dollars ($28,000,000), with such changes in such forms of Revolving and Term Credit Agreement and promissory notes as any such officer may approve as being in the best interests of the Company, such approval to be evidenced conclusively by such officer's execution and delivery thereof, together with all such other agreements, documents and instruments as the Bank may require and such officer may deem desirable or appropriate in order to consummate the transactions contemplated by the Revolving and Term Credit Agreement, all in such form and containing such provisions as such officer shall approve, such approval to be evidence conclusively by such officer's execution and delivery thereof;

         FURTHER RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each hereby is, authorized to attest to the signature of any officer on any of the documents such officer is authorized to sign by the immediately-preceding resolution and to affix the corporate seal of the Company to any such document, and that such attestation and affixation shall constitute conclusive evidence that any such document is substantially in the form which has been presented to this board of directors and that the execution on behalf of the Company has been approved by the board of directors; and

         FURTHER RESOLVED, that any one of the aforementioned officers of the Company be and each hereby is authorized to execute and deliver, in the name and on behalf of the Company, any and all requests for loans, maker elections and other agreements, instruments and documents which the Company shall be obligated or permitted to cause to be executed in its name and on its behalf and delivered to the Bank pursuant to the aforementioned Revolving and Term Credit Agreement and promissory notes, and to communicate by telephone to the Bank and to authorize the communication to the Bank by telex, telegraph, facsimile transmission or any electronic means of, any and all requests for loans, maker elections and other communications which the Company shall be obligated or permitted to make to the Bank pursuant to said Revolving and Term Credit Agreement and promissory notes;

         FURTHER RESOLVED, that the authority herein granted shall continue until the same has been revoked by the board of directors of the Company and written notice of such revocation has been actually received by the Bank; and

         FURTHER RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each hereby is, further authorized to certify a copy of this and the foregoing resolutions to the Bank.

         I further certify that the foregoing resolutions do not conflict with any of the provisions of the articles of incorporation or bylaws of the Company and that said resolutions have not been rescinded, modified or amended and remain in full force and effect.

         I further certify that each of the persons named below holds the offices of the Company set forth below such person's name and that the signature appearing above such officer's name is the true signature of such officer.



                 Phil Simpson
                 Chairman of the Board, President and
                 Chief Executive Officer



                 Stephen L. Gagnon
                 Executive Vice President

         IN WITNESS WHEREOF, I have set my hand and affixed the seal of the Company as of this 30th day of June, 1995.



                                              Janey L. Sowell

(CORPORATE SEAL)

                                                                  EXHIBIT 5.5(b)


                 CERTIFIED COPY OF RESOLUTIONS OF THE BOARD OF
          DIRECTORS OF REPUBLIC PAPERBOARD COMPANY OF WEST VIRGINIA


         I, the undersigned, hereby certify to Boatmen's First National Bank of Kansas City, pursuant to that certain Revolving and Term Credit Agreement dated as of June 30, 1995, that I am the duly elected, qualified and acting secretary of Republic Paperboard Company of West Virginia, a corporation duly organized and existing under the laws of the State of West Virginia (the "Company"), and that the following is a true copy of resolutions duly adopted by the board of directors of the Company on ______________, 1995, in accordance with the articles of incorporation and bylaws of the Company and applicable law:

         RESOLVED, that the Company enter into a Revolving and Term Credit Agreement among Boatmen's First National Bank of Kansas City (the "Bank"), the Company, Republic Gypsum Company ("RGC") and Republic Paperboard Company ("RPC"), establishing (i) a $7,000,000 two-year unsecured revolving line of credit in favor of RGC which shall be guaranteed by RPC and the Company, and (ii) a $28,000,000 term loan maturing April 30, 2002 in favor of the Company and RGC, which shall be secured by certain equipment, real property and other property of the Company, and which shall be guaranteed by RPC; and

         FURTHER RESOLVED, that the form of Revolving and Term Credit Agreement (including the exhibits attached thereto) presented to the board is hereby approved; and

         FURTHER RESOLVED, that the President, Executive Vice President or any Vice President be and each hereby is authorized and directed to execute and deliver to the Bank, in the name and on behalf of the Company, (i) a Revolving and Term Credit Agreement among the Company, RGC, RPC and the Bank substantially in the form which has been presented to this board of directors, (ii) a Term Loan Promissory Note substantially in the form appended to said Revolving and Term Credit Agreement as Exhibit 3.2, in the principal amount of Twenty-Eight Million Dollars ($28,000,000), (iii) a Security Agreement substantially in the form appended to said Revolving and Term Credit Agreement as Exhibit 3.5(a), (iv) a Deed of Trust substantially in the form appended to said Revolving and Term Credit Agreement as Exhibit 3.5(b), and (v) a Revolving Loan Guaranty Agreement substantially in the form appended to said Revolving and Term Credit Agreement as
         Exhibit 2.4, all of such documents with such changes as any such officer may approve as being in the best interests of the Company, such approval to be evidenced conclusively by such officer's execution and delivery thereof, together with all such other agreements, documents and instruments as the Bank may require and such officer may deem desirable or appropriate in order to consummate the transactions contemplated by the Revolving and Term Credit Agreement, all in such form and containing such provisions as such officer shall approve, such approval to be evidence conclusively by such officer's execution and delivery thereof;

         FURTHER RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each hereby is, authorized to attest to the signature of any officer on any of the documents such officer is authorized to sign by the immediately-preceding resolution and to affix the corporate seal of the Company to any such document, and that such attestation and affixation shall constitute conclusive evidence that any such document is substantially in the form which has been presented to this board of directors and that the execution on behalf of the Company has been approved by the board of directors; and

         FURTHER RESOLVED, that any one of the aforementioned officers of the Company be and each hereby is authorized to execute and deliver, in the name and on behalf of the Company, any and all requests for loans, maker elections and other agreements, instruments and documents which the Company shall be obligated or permitted to cause to be executed in its name and on its behalf and delivered to the Bank pursuant to the aforementioned Revolving and Term Credit Agreement and promissory notes, and to communicate by telephone to the Bank and to authorize the communication to the Bank by telex, telegraph, facsimile transmission or any electronic means of, any and all requests for loans, maker elections and other communications which the Company shall be obligated or permitted to make to the Bank pursuant to said Revolving and Term Credit Agreement and promissory notes;

         FURTHER RESOLVED, that the authority herein granted shall continue until the same has been revoked by the board of directors of the Company and written notice of such revocation has been actually received by the Bank; and

         FURTHER RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each hereby is, further authorized to certify a copy of this and the foregoing resolutions to the Bank.

         I further certify that the foregoing resolutions do not conflict with any of the provisions of the articles of incorporation or bylaws of the Company and that said resolutions have not been rescinded, modified or amended and remain in full force and effect.

         I further certify that each of the persons named below holds the offices of the Company set forth below such person's name and that the signature appearing above such officer's name is the true signature of such officer.




                 Phil Simpson
                 Chairman of the Board, President and
                 Chief Executive Officer



                 Stephen L. Gagnon
                 Executive Vice President

         IN WITNESS WHEREOF, I have set my hand and affixed the seal of the Company as of this 30th day of June, 1995.



                                              Janey L. Sowell

(CORPORATE SEAL)

                                                                  EXHIBIT 5.5(c)


                 CERTIFIED COPY OF RESOLUTIONS OF THE BOARD OF
                    DIRECTORS OF REPUBLIC PAPERBOARD COMPANY

         I, the undersigned, hereby certify to Boatmen's First National Bank of Kansas City, pursuant to that certain Revolving and Term Credit Agreement dated as of June 30, 1995, that I am the duly elected, qualified and acting secretary of Republic Paperboard Company, a corporation duly organized and existing under the laws of the State of Kansas (the "Company"), and that the following is a true copy of resolutions duly adopted by the board of directors of the Company on __________ 1995, in accordance with the articles of incorporation and bylaws of the Company and applicable law:

         RESOLVED, that the Company enter into a Revolving and Term Credit Agreement among Boatmen's First National Bank of Kansas City (the "Bank"), the Company, Republic Gypsum Company ("RGC") and Republic Paperboard Company of West Virginia ("RPCWV"), establishing a (i) $7,000,000 two-year unsecured revolving line of credit in favor of RGC which shall be guaranteed by RPCWV and the Company, and (ii) a $28,000,000 term loan maturing April 30, 2002 in favor of RPCWV and RGC, which shall be secured by certain equipment, real property and other property of RPCWV and which shall be guaranteed by the Company; and

         FURTHER RESOLVED, that the form of Revolving and Term Credit Agreement (including the exhibits attached thereto) presented to the board is hereby approved; and

         FURTHER RESOLVED, that the President, Executive Vice President or any Vice President be and each hereby is authorized and directed to execute and deliver to the Bank, in the name and on behalf of the Company, (i) a Revolving and Term Credit Agreement among the Company, RGC, RPCWV and the Bank substantially in the form which has been presented to this board of directors, (ii) a Revolving Loan Guaranty Agreement substantially in the form appended to said Revolving and Term Credit Agreement as Exhibit 2.4, and (iii) a Term Loan Guaranty Agreement substantially in the form appended to said Revolving and Term Credit Agreement as Exhibit 3.4, all of such documents with such changes as any such officer may approve as being in the best interests of the Company, such approval to be evidenced conclusively by such officer's execution and delivery thereof, together with all such other agreements documents and instruments as the Bank may require and such officer may deem desirable or appropriate in order to consummate the transactions contemplated by the Revolving and Term Credit Agreement, all in such form and containing such provisions as such officer shall approve, such approval to be evidence conclusively by such officer's execution and delivery thereof;

         FURTHER RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each hereby is, authorized to attest to the signature of any officer on any of the documents such officer is authorized to sign by the immediately-preceding resolution and to affix the corporate seal of the Company to any such document, and that such attestation and affixation shall constitute conclusive evidence that any such document is substantially in the form which has been presented to this board of directors and that the execution on behalf of the Company has been approved by the board of directors; and

         FURTHER RESOLVED, that any one of the aforementioned officers of the Company be and each hereby is authorized to execute and deliver, in the name and on behalf of the Company, any other agreements, instruments and documents which the Company shall be obligated or permitted to cause to be executed in its name and on its behalf and delivered to the Bank pursuant to the aforementioned Revolving and Term Credit Agreement;

         FURTHER RESOLVED, that the authority herein granted shall continue until the same has been revoked by the board of directors of the Company and written notice of such revocation has been actually received by the Bank; and

         FURTHER RESOLVED, that the Secretary or any Assistant Secretary of the Company be, and each hereby is, further authorized to certify a copy of this and the foregoing resolutions to the Bank.

         I further certify that the foregoing resolutions do not conflict with any of the provisions of the articles of incorporation or bylaws of the Company and that said resolutions have not been rescinded, modified or amended and remain in full force and effect.

         I further certify that each of the persons named below holds the offices of the Company set forth below such person's name and that the signature appearing above such officer's name is the true signature of such officer.



                 Phil Simpson
                 Chairman of the Board, President and
                 Chief Executive Officer



                 Stephen L. Gagnon
                 Executive Vice President

         IN WITNESS WHEREOF, I have set my hand and affixed the seal of the Company as of this 30th day of June, 1995.



                                                  Janey L. Sowell

(CORPORATE SEAL)

                                                                  EXHIBIT 7.4(c)

                             COMPLIANCE CERTIFICATE

To:      Boatmen's First National Bank of Kansas City

         This Compliance Certificate is furnished pursuant to Section 7.4(c) of the Revolving and Term Credit Agreement dated as of June 30, 1995 (the "Agreement"), among Republic Gypsum Company ("RGC"), Republic Paperboard Company ("RPC"), Republic Paperboard Company of West Virginia ("RPCWV") and Boatmen's First National Bank of Kansas City. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings assigned to them in the Agreement.

               THE UNDERSIGNED CORPORATION HEREBY CERTIFIES THAT:

         1.      _______________________ is the duly elected _________________
of RGC.

         2. It has reviewed the terms of the Agreement and has made, or has caused to be made, a detailed review of the transactions and conditions of RGC and the Subsidiaries during the accounting period covered by the enclosed financial statements.

         3. The following computation demonstrates RGC's compliance with the financial covenants contained in the Agreement as of the date of the enclosed balance sheet, and all of the data included in such computation are true, complete and correct:

A.       Net Worth

1.        Required Net Worth:

         (a)     Cumulative positive Net Income of RGC and its
                 Subsidiaries for each  Fiscal Quarter beginning
                 after March 31, 1995                                                $____________________
         (b)     0.50 times (a)                                                      $____________________
         (c)     $42,616,000 plus (a)                                                $____________________

2.       Actual Net Worth - Consolidated Stockholder's Equity                        $___________________

B.       Leverage Ratio
1.       Maximum Total Leverage Ratio:                                                        1.20 to 1.0
2.       Actual Leverage Ratio:
         (a)     Consolidated Total Liabilities of
                 RGC and its Subsidiaries                                            $___________________
         (b)     Consolidated Stockholders Equity of RGC                             $___________________
         (c)     Aggregate goodwill of RGC and its Subsidiaries                      $___________________
         (d)     Consolidated Tangible Stockholders Equity (b) minus (c)             $___________________
         (e)     Ratio of (a) to (d)                                                 _____________ to 1.0
C.       Current Ratio - Working Capital
1.       Minimum Current Ratio:                                                               1.50 TO 1.0
2.       Actual Current Ratio:
         (a)     Consolidated Current Assets of RGC and its Subsidiaries             $___________________
         (b)     Consolidated Current Liabilities of RGC and its
                 Subsidiaries                                                        $___________________
         (c)     Ratio of (a) to (b)                                                 _____________ to 1.0
D.       Working Capital
1.       Minimum Working Capital:                                                              $6,500,000
2.       Actual Working Capital:
         (a)     Consolidated Current Assets of RGC and its Subsidiaries             $___________________
         (b)     Consolidated current Liabilities of RGC and its
                 Subsidiaries                                                        $___________________
         (c)     Working Capital (a) minus (b)                                       $___________________

E.       Fixed Charge Coverage Ratio
1.       Minimum Fixed Charge Coverage Ratio:                                                  2.0 to 1.0
2.       Actual Fixed Charge Coverage Ratio:
         (a)     Consolidated Earnings before Interest, Taxes
                 Depreciation and Amortization of RGC and its Subsidiaries           $___________________
         (b)     Total Interest Expense of RGC and its Subsidiaries                  $___________________
         (c)     Required principal payments and other repayments of
                 Indebtedness required by to be made by RGC and its
                 Subsidiaries within one year                                        $___________________
         (d)     Aggregate Payments Leases and Rents due within one year
                 of RGC and its Subsidiaries                                         $___________________
         (e)     Sum of (b), (c) and (d)                                             $___________________
         (f)     Ratio of (a) to (e)                                                 _____________ to 1.0

         4. The examinations described in paragraph 2 did not disclose, and it has no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below:

                 [Describe the exceptions by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which RGC or any of its Subsidiaries has taken, is taking, or proposes to take with respect to each such condition or event.]

         The foregoing certifications and the financial statements delivered with this compliance Certificate in support hereof, are made and delivered this __________ day of __________, 19__.

                                             Republic Gypsum Company

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                 SCHEDULE 6.14


                       EMPLOYEE BENEFIT PLAN DISCLOSURES



1. Effective December 31, 1994, the Company's Board of Directors approved the termination of the Republic Gypsum Company Employees' Savings Plan, a money purchase pension plan covering certain hourly employees. The Plan assets have not yet been distributed pending IRS approval of the termination.

2. Effective December 31, 1994, the Republic Paperboard Company Board of Directors amended the Republic Paperboard Company Pension Plan and Trust for Denver Hourly Employees to freeze future benefit accruals, and all benefits under the Plan became 100% vested. The Board further authorized the officers of Republic Paperboard Company to proceed with termination of the Plan upon whatever future date might be deemed appropriate given the liabilities of the Plan upon termination and the applicable PBGC interest rates then in effect. Because of the enactment of the GATT legislation and the change in the interest rates used in determination of lump sum distributions, the Plan's actuaries continue to study the appropriate timing for a termination of the Plan.

                                  SCHEDULE 6.3

                                   CONFLICTS


                                      NONE

                                SCHEDULE 6.4(b)


                           ENVIRONMENTAL DISCLOSURES

Commerce City, Colorado

         1. The Company is adjacent to a large refinery owned by Conoco, Inc, ("Conoco"). The Company has identified the presence of substances in the subsurface of its facility that it believes are attributable to Conoco. The issue has been reported to the Colorado Department of Health ("CDH") and the Company is conducting a joint investigation of this issue with Conoco.

         2. Four underground storage tanks were removed or abandoned in place in 1988 and closure was not obtained from CDH. The potential for residual contamination associated with these tanks is being investigated as part of the investigation described in Item #1 above.

         3. A Spill Prevention Control and Countermeasures Plan, a Stormwater Pollution Prevention Plan, and an Emergency Response Plan need to be adopted, implemented or updated.

Hutchinson, Kansas

         1. A Spill Prevention Control and Countermeasures Plan, a Stormwater Pollution Prevention Plan, and an Emergency Response Plan need to be adopted, implemented or updated.

Duke, Oklahoma

         1. A Spill Prevention Control and Countermeasures Plan, a Stormwater Pollution Prevention Plan, and an Emergency Response Plan need to be adopted, implemented or updated.

         2. A Notice of Violation for failure to submit information for the determination of air permitting status was issued in March of 1994 by the State of Oklahoma. The information has been submitted, and no significant enforcement actions or penalties are anticipated.

                                 SCHEDULE 6.8


                                 SUBSIDIARIES

                                               State of              Date of                  % Owned By
              Corporation                   Incorporation         Incorporation        RGC(1)            RPC(2)
  ----------------------------------     -------------------   --------------------  ----------        ---------
  Hollis & Eastern                       Oklahoma              8/01/59                99%
    Railroad Company
    75-6004941

  LaPorte Minerals                       Indiana               4/15/68               100%
    Corporation
    75-1316151

  Delta Roofing Mills,                   Louisiana             1/18/79               100%
    Inc.
    75-0500290

  Republic Paperboard                    Kansas                12/27/83              100%
    Company
    75-1922818

  Republic Recycling                     Kansas                5/24/94                                 100%
    Company
    No Federal ID

  Republic Paperboard                    West Virginia         4/06/95                                 100%
    Company of W.V,
    55-0741775




______________________
(1)      Republic Gypsum Company

(2)      Republic Paperboard Company

                                  SCHEDULE 6.9

                       LITIGATION; CONTINGENT OBLIGATIONS

Litigation:

                 NONE

Contingent Obligations:

                 The matters referenced on Schedule 6.4(b) are incorporated herein by reference.

                                  SCHEDULE 8.1

                             EXISTING INDEBTEDNESS



                                      NONE

                                  SCHEDULE 8.2


                                 EXISTING LIENS



                                      NONE

                                  SCHEDULE 8.6


                            LIMITATIONS ON DIVIDENDS


                                      NONE